UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

____________________________________________________________________________

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
LUXFER HOLDINGS PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 PROXY STATEMENT
A MESSAGE FROM OUR
BOARD CHAIR

Dear Luxfer Shareholders,

It is my pleasure to share the notice of Luxfer’s 2026 Annual General Meeting of Shareholders (“AGM” or the “Annual General Meeting”). The AGM will be held at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom, on June 11, 2026, at 8:30 a.m. BST. The formal notice of the AGM is set out on page 1 of this document (the “Notice”). As a holder of ordinary shares, you may attend and/or vote at the AGM, or you may appoint another person as your proxy. To be valid, a form of proxy must be submitted in accordance with the instructions set out in the section entitled “2026 Annual General Meeting Information” on page 2.

2025 was a successful year for Luxfer as we continued to advance our mission to “help create a safe, clean and energy efficient world.” I am pleased to highlight several accomplishments achieved over the past year through the dedication and collaboration of Luxfer’s employees, leadership team and my fellow Board members.

The strategic review announced in late 2023 identified key initiatives, including the planned sale of our Graphic Arts business, which no longer aligned with our margin and profitability targets. This sale was completed on July 2, 2025, enabling Luxfer to streamline its portfolio and concentrate on higher-margin areas of expertise. Our remaining business is well aligned with megatrends, such as those associated with lightweight material technology capabilities, as well as aerospace and defense product demand growth. This renewed focus on core competencies positions the Company well to deliver shareholder value. Our board will continue to evaluate strategic options to create additional shareholder value.

Patrick Mullen Board Chair

In September, we strengthened our Board with the appointment of Stewart Watson as a Director. Stewart has brought extensive experience in strategic planning, operational transformation, international business leadership, and M&A execution, and will serve on the Nominating & Governance and Audit Committees. His expertise further enhances the collective experience and skills of my fellow Directors.

Luxfer also celebrated the 90th anniversary of Luxfer MEL Technologies in the past year, marking nine decades of significant innovation since its founding in 1935.

Luxfer’s fourth biannual Sustainability Report will be published in December 2026, highlighting considerable progress in our environmental, social, and governance (“ESG”) initiatives. This report, which contains more granular social and environmental data, serves as a key resource for all of the Company’s stakeholders.

Luxfer’s strong governance practices continue to serve as the foundation for the Company’s execution of key strategic projects. We are proud of the extensive and impressive experience of our Directors, which further strengthens our ability to drive success. I am pleased that Luxfer continued to return meaningful capital to shareholders in the form of dividends and share buybacks, amounting to $17 million in the year.

As we look to the future, I am confident that Luxfer is well positioned to build on the success of 2025 and overcome challenges and capitalize on opportunities, delivering sustainable value for our shareholders in 2026.

Thank you for your continued support and confidence in Luxfer.

Sincerely,

Patrick K. Mullen

Board Chair

Page i

2026 PROXY STATEMENT
A MESSAGE FROM OUR
CEO

Andy Butcher Chief Executive Officer

Dear Luxfer Shareholders,

Overall, Luxfer’s performance in 2025 was successful, disciplined and was better than our expectations at the outset. The sustained, positive earnings growth throughout 2025 reflects the traction of the operating model we have built over the past several years. We have continued to take steps to enhance our operational efficiencies while advancing our optimization initiatives, including progress on the Riverside and Powders Saxonburg centers of excellence. I would like to express my sincere appreciation to each of our associates across the organization for their commitment and execution throughout the year. Their efforts were critical in delivering a successful 2025.

2025 Highlights and Achievements

For the full year 2025, our Net Sales were $371.2 million with Adjusted EBITDA of $51.9 million at an improved 14.0% margin. Cash from operations totaled $33.9 million, supporting a $9.9 million reduction in Net Debt to $31.1 million. We ended 2025 with a strong balance sheet and a Net Debt:EBITDA ratio of approximately 0.6x1, providing strategic flexibility.

Our Elektron Division performance was supported by sustained demand in magnesium aerospace alloys. In addition, demand for MRE and UGR-Es also remained at elevated levels during the year, including the benefit of an add-on to normal annual demand, resulting in record sales volumes for our Magtech business.

Our Gas Cylinders Division reflected temporarily lower volumes across the first response and healthcare end markets, although the business benefitted from improved activity in higher-margin specialty industrial applications.

Turning to lean operations, we progressed two important consolidation projects: one in our Elektron Powders business and one in our Gas Cylinders North America business where we are consolidating our manufacturing footprint. Both projects are expected to deliver higher efficiency and performance in 2026, making a meaningful contribution to expected margin improvement going forward.

Strategic Review Update

As a reminder, we initiated the strategic review process in late 2023, which reached three key conclusions. First, we determined that the Graphic Arts business was not central to Luxfer’s go-forward strategy, and this business was divested in July 2025. Second, our revised internal Strategic Growth plan offers strong upside, and we remain highly encouraged by the opportunities for further improvements in performance over the next few years. And third, the Gas Cylinders and Elektron segments have no significant strategic synergies, but with no immediate need to separate them based on an assessment of the capital markets. The Board continues to evaluate strategic alternatives as conditions evolve.

Looking Ahead

At the heart of our strategic decisions lies our mission to help to create a safe, clean, and energy-efficient world. This is our guiding principle, driving us to innovate and deliver solutions that contribute to a better future for all.

We remain confident that we are well positioned to actively pursue a strategy of future business growth aligned with macro trends in defense, clean energy, aerospace, automotive, and medical applications.

As we embrace the opportunities ahead, I want to express my gratitude for your continued support and confidence in our company. Thank you for being a Luxfer shareholder.

Sincerely,

Andy Butcher

Chief Executive Officer

____________

1           Net Sales, Adjusted EBITDA, Net Debt, and Net Debt Leverage are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

Page ii

2026 PROXY STATEMENT
Page iii

2026 PROXY STATEMENT

NOTICE OF

2026 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

DATE AND TIME	LOCATION
Thursday, June 11, 2026 8:30 a.m. BST	Luxfer MEL Technologies Lumns Lane, Manchester, M27 8LN, United Kingdom
ORDINARY RESOLUTIONS
1.	To re-elect Andy Butcher as a Director of the Company.
2.	To re-elect Patrick Mullen as a Director of the Company.
3.	To re-elect Clive Snowdon as a Director of the Company
4.	To re-elect Lisa Trimberger as a Director of the Company
5.	To re-elect Richard Hipple as a Director of the Company.
6.	To elect Stewart Watson as a Director of the Company.
7.	To re-elect Sylvia A. Stein as a Director of the Company.
8.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2025.
9.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2025.
10.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.
11.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the “Independent Auditor”) until conclusion of the 2027 Annual General Meeting.
12.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.
13.

To authorize the Board of Directors to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the U.K. Companies Act 2006 (the “Companies Act”).

SPECIAL RESOLUTION
14.

Subject to Resolution 13 being duly passed as an ordinary resolution, to authorize the Board of Directors to issue equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemptive rights does not apply to such issuance or sale, pursuant to sections 570 and 573 of the Companies Act.

Please review the Proxy Statement accompanying this Notice for more complete information regarding the Annual General Meeting, as well as the full text of each resolution to be proposed at the Annual General Meeting. Resolutions 1 through 13 are proposed as ordinary resolutions, and Resolution 14 is proposed as a special resolution. Further information on each resolution is provided on pages 14 through 23 of the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS:

Benjamin M. Coulson

Company Secretary

Manchester, UK

April 20, 2026

2026 PROXY STATEMENT

2026 ANNUAL GENERAL MEETING

INFORMATION

GENERAL

Notice is hereby given that the Annual General Meeting of Luxfer Holdings PLC (the “Company” or “Luxfer”), a public limited company incorporated in England and Wales under Company No. 03690830, will be held on Thursday, June 11, 2026, at 8:30 a.m. BST at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom (with entrance on Rake Lane).

ORDINARY RESOLUTIONS

Each Luxfer ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. Resolutions 1 through 13 will be proposed as ordinary resolutions, which means, assuming a quorum is present, each of Resolutions 1 through 13 will be approved if a simple majority of the votes cast are cast in favor thereof. With respect to the non-binding, advisory votes on Resolutions 8, 9, and 10 regarding the approval of the Directors’ Remuneration Report, the compensation of our Named Executive Officers, and the frequency of “Say-on-Pay” votes, the result of these votes will not require the Board of Directors or any committee thereof to take any action. However, our Board values the opinions of our shareholders as expressed through their advisory votes and will carefully consider the outcome. Additionally, Luxfer shareholders may be asked to consider and act on other business as may properly come before the Annual General Meeting or any adjournment thereof. If you are in any doubt as to what action you should take, please seek your own financial advice from your stockbroker or other independent advisor.

SPECIAL RESOLUTION

Each Luxfer ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. Resolution 14 will be proposed as a special resolution. Assuming a quorum is present, Resolution 14 will be approved if at least 75% of the total voting rights of members entitled to vote, and who cast their vote in person or by proxy, are cast in favor thereof.

PROXY VOTING

In accordance with the Companies Act and the Company’s Articles of Association, a shareholder of record is entitled to appoint another person as their proxy to exercise all or any of their rights to attend, speak, and vote at the Annual General Meeting and to appoint more than one proxy in relation to the Annual General Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by them. Such proxy need not be a shareholder of record.

WE ENCOURAGE YOU TO VOTE YOUR SHARES BY SUBMITTING A PROXY AS SOON AS POSSIBLE. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET NO LATER THAN 6:00 P.M. EDT ON JUNE 10, 2026 (11:00 P.M. BST ON JUNE 10, 2026) OR, IF YOU ARE VOTING BY MAIL, YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD BY SAID TIME ON JUNE 10, 2026.

RECORD DATE

Only Luxfer shareholders of record at the close of business, Eastern Daylight Time, on April 17, 2026, the voting notice record date (the “Record Date”) for the Annual General Meeting, are entitled to receive notice of and vote at the Annual General Meeting. Changes to entries on the register after the Record Date will be disregarded in determining the rights of any person to attend or vote at the Annual General Meeting. If you are the beneficial owner of Luxfer ordinary shares (i.e., hold your Luxfer ordinary shares in “street name”) as of April 17, 2026, you will have the right to direct your broker, bank, trust, or other nominee on how to vote such Luxfer ordinary shares at the Annual General Meeting.

2026 PROXY STATEMENT
HOW TO VOTE

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET www.envisionreports.com/LXFR	VOTE BY PHONE 1-800-652-VOTE (8683) *Available to US and Canadian holders only	VOTE BY MAIL See Proxy Card

If your Luxfer ordinary shares are held in “street name” by your broker, bank, trust, or other nominee, only that holder can vote your Luxfer ordinary shares, and the vote cannot be cast unless you provide instructions to your broker, bank, trust, or other nominee or obtain a legal proxy from said party. You should follow the directions provided by your broker, bank, trust, or other nominee regarding how to instruct such person to vote your Luxfer ordinary shares.

Please note that holders of Luxfer ordinary shares through a broker, bank, trust, or other nominee may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable for the submission by registered holders of Luxfer ordinary shares. Such holders should, therefore, follow the separate instructions that will be provided by their broker, bank, trust, or other nominee.

YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual General Meeting, please submit a proxy card or voting instruction form for the Annual General Meeting as soon as possible. For specific instructions on voting, please review this Proxy Statement or the proxy card included with the proxy materials.

ONLINE AVAILABILITY OF PROXY MATERIALS

The Company is furnishing proxy materials to some of our shareholders electronically by mailing a Shareholder Meeting Notice instead of mailing or e-mailing copies of those materials. The Shareholder Meeting Notice directs shareholders to the following website where they may access our proxy materials and view instructions on how to vote via the internet, mobile device, or by telephone: www.envisionreports.com/LXFR. If you received a Shareholder Meeting Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Shareholder Meeting Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials electronically unless you elect otherwise. Limited copies of proxy materials will be provided free of charge at the Annual General Meeting.

Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and any other documents incorporated by reference in this Proxy Statement will also be made available on our website at https://www.luxfer.com/investors/reports-and-presentations/ prior to the Annual General Meeting. The Company’s U.K. Annual Report and Accounts for the year ended December 31, 2025, which consists of the U.K. statutory accounts, the Directors’ Report, the Directors’ Remuneration Report, the Strategic Report, and the Auditor’s Report (collectively, the “U.K. Annual Report and Accounts”) will also be made available on the Luxfer website. Unless expressly stated otherwise, the information contained on our website (or that can be accessed through our website) is not incorporated by reference in this proxy statement or any other document we file with the SEC. There will be an opportunity at the Annual General Meeting for shareholders to review, ask questions, or make comments on all proxy materials. Please refer to the section entitled “Where You Can Find More Information” on page 94 of the Proxy Statement for more information.

2026 PROXY STATEMENT
SHAREHOLDERS SHARING AN ADDRESS

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one set of proxy materials is delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders.

If you are a shareholder sharing an address and wish to receive a separate copy of the proxy materials, you may so request by contacting Computershare by phone at 1-866-641-4276 or by email at investorvote@computershare.com (please include “Proxy Materials Luxfer Holdings PLC” in the subject line and include your full name and address). A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future.

If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the phone number or email address provided above.

2026 PROXY STATEMENT

2026 ANNUAL GENERAL MEETING

QUESTIONS AND ANSWERS

This Proxy Statement relates to the solicitation of proxies by the Board of Directors of Luxfer to be used at the Annual General Meeting and any adjournments thereof. The meeting will be held at the Luxfer MEL Technologies site, which is located at Lumns Lane, Manchester, M27 8LN, United Kingdom, on June 11, 2026, at 8:30 a.m. BST.

The following are questions that Luxfer shareholders may have regarding the proposals being considered at the Annual General Meeting and brief answers to those questions. Luxfer urges you to carefully read this entire Proxy Statement and the appendices, as the information in this section does not provide all information that may be important to you.

Q:        Who can vote at the Luxfer Annual General Meeting?

A:           The Board has set the close of business, Eastern Daylight Time, on April 17, 2026, as the Record Date for the Annual General Meeting. At the close of business on the Record Date, we had 27,006,409 ordinary shares outstanding and entitled to vote. All Luxfer shareholders of record at the close of business on the Record Date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Beneficial owners whose bank, broker, or other custodian are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business on the Record Date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting.

Each ordinary share is entitled to one vote on each matter that is properly brought before the Annual General Meeting.

Q:        What is a proxy statement and what is a proxy?

A:           A proxy statement is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You may vote your proxy over the internet, by phone, or by signing and dating the proxy card and submitting it by mail.

Q:        Upon what am I being asked to vote at the Annual General Meeting?

A:           You are being asked to consider and vote upon the following ordinary resolutions:

1.	To re-elect Andy Butcher as a Director of the Company.
2.	To re-elect Patrick Mullen as a Director of the Company.
3.	To re-elect Clive Snowdon as a Director of the Company.
4.	To re-elect Lisa Trimberger as a Director of the Company.
5.	To re-elect Richard Hipple as a Director of the Company.
6.	To elect Stewart Watson as a Director of the Company.
7.	To re-elect Sylvia A. Stein as a Director of the Company.
8.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2025.
9.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2025.
10.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.
11.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the “Independent Auditor”) until conclusion of the 2027 Annual General Meeting.
12.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.
13.

To authorize the Board of Directors to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the Companies Act.

2026 PROXY STATEMENT

You are also being asked to consider and vote upon the following special resolution:

14.

Subject to Resolution 13 being duly passed as an ordinary resolution, to authorize the Board of Directors to issue equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemptive rights does not apply to such issuance or sale, pursuant to sections 570 and 573 of the Companies Act.

Q:        What is the recommendation of Luxfer’s Board of Directors?

A:           The Board of Directors unanimously recommends that you vote “for” Resolutions 1 - 9 and 11 - 14, and “every 1 year” for Resolution 10.

Q:        What is the difference between a shareholder of record and a beneficial owner?

A:           If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), you are a “shareholder of record.” If your shares are held in a brokerage account or by a bank or other custodian, you are considered the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank, or other custodian on how to vote your shares.

Q:        How do I vote my shares?

A:           Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing. If you are a shareholder of record, you may vote your shares in any of the following ways:

•        By Internet. You may vote your shares via the website www.envisionreports.com/LXFR. You may vote via the internet 24 hours a day through 6:00 p.m. EDT on June 10, 2026 (11:00 p.m. BST on June 10, 2026). You may confirm that the system has properly recorded your vote. If you vote via the internet, you do not need to mail a proxy card. You may incur costs, such as internet access charges, if you vote online.

•        By Phone. Holders within the U.S., U.S. territories, and Canada may vote their shares toll free by calling 1-800-652-VOTE (8683).

•        By Mail. You may vote your shares by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

•        In Person at the Annual General Meeting. If you are a registered shareholder and choose not to vote via the internet, phone, or by mail, you may still attend the meeting and vote in person. If you vote prior to the meeting, you may still attend the meeting and vote in person.

If you are a beneficial holder, the instructions that accompany your proxy materials will indicate how you may vote. If you wish to attend the meeting and vote in person, you must bring a legal proxy from the organization that holds your Luxfer ordinary shares or a brokerage statement showing ownership of Luxfer ordinary shares as of the close of business, Eastern Daylight Time, on the Record Date.

Q:        What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?

A:           If you are a shareholder of record, you may vote by internet or phone until 6:00 p.m. EDT on June 10, 2026 (11:00 p.m. BST on June 10, 2026) or, if you are a shareholder of record and submit a proxy card by mail, the proxy card must be received at the address stated on the proxy card by June 10, 2026. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker, or other custodian.

Q:        How do I attend the Annual General Meeting?

A:           All shareholders of record, whether registered or beneficial, as of the close of business, Eastern Daylight Time, on the Record Date are invited to attend the Annual General Meeting. Representatives of institutional shareholders must bring a legal proxy or other proof that they are representatives of an institution that held shares as of the close of business, Eastern Daylight Time, on the Record Date and are authorized to vote on behalf of such institution.

2026 PROXY STATEMENT

Q:        May I change or revoke my proxy?

A:           If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:

•        by voting via internet or phone at a later date than your previous vote but prior to the voting deadline of 6:00 p.m. EDT on June 10, 2026 (11:00 p.m. BST on June 10, 2026);

•        by mailing a proxy card that is properly signed and dated later than your previous vote and that is received by June 10, 2026; or

•        by attending the Annual General Meeting and voting in person.

If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.

Q:        If my Luxfer ordinary shares are held in “street name” by my broker, bank, or other custodian, will my broker, bank, or other custodian vote my shares for me?

A:           Yes. If your Luxfer ordinary shares are held in “street name” by your broker, bank, or other custodian, only that holder can vote your Luxfer ordinary shares, and the vote cannot be cast unless you provide instructions to your broker, bank, or other custodian or obtain a legal proxy from your broker, bank, or other custodian. Please follow the directions provided by your broker, bank, or other custodian regarding how to instruct such person to vote your Luxfer ordinary shares.

Q:        What is the effect of broker non-votes and abstentions?

A:           A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to New York Stock Exchange (“NYSE”) rules. If you do not provide voting instructions for matters considered “non-routine,” a broker non-vote occurs. If a broker does not receive voting instructions from you regarding non-routine matters, the broker non-vote will have no effect on the vote on such agenda items. For example, the ratification of the appointment of the independent auditor is considered a routine matter, and your broker can vote for or against this resolution at its discretion, but the election of Directors is not considered routine for these purposes.

Q:        How will my shares be voted if I do not specify how they should be voted?

A:           If you submit a proxy to Luxfer-designated proxy holders and do not provide specific voting instructions, you instruct Luxfer-designated proxy holders to vote your shares in accordance with the recommendations of the Board of Directors.

Q:        How will voting on any other business be conducted?

A:          Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, you instruct Luxfer-designated proxy holders, in the absence of other specific instructions or the appointment of other proxy holders, to vote your shares in accordance with the recommendations of the Board of Directors.

Q:        What constitutes a quorum for the Annual General Meeting?

A:           A quorum is necessary to hold a valid meeting of shareholders. Our Articles of Association require a quorum of two members present in person or by proxy and entitled to vote in order to transact business at a general meeting. A shareholder that is a company is to be considered present if it is represented by a duly authorized representative.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual General Meeting. If there is not a quorum, the Annual General Meeting shall be adjourned to another day (being not less than 10 days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place as the Chair of the meeting may decide.

2026 PROXY STATEMENT

Q:        What happens if the Annual General Meeting is adjourned or postponed?

A:           Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Q:        How can I find the results of the Annual General Meeting?

A:           Preliminary results will be announced at the Annual General Meeting. Results will also be published in a current report on Form 8-K to be filed with the SEC within four business days after the meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:        Why did I receive more than one set of proxy materials or multiple proxy cards?

A:           You may have received multiple sets of proxy materials if you hold your shares in different ways or accounts (for example, 401(k) accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If you are the beneficial owner of shares held in “street name,” you will receive your voting information from your bank, broker, or other custodian, and you will vote in accordance with the instructions set forth in the materials you receive from your bank, broker, or other custodian. Please vote your proxy for each separate account you have.

Q:        Why did my household receive only one copy of the proxy materials?

A:           We take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one set of proxy materials is delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. If you are a shareholder sharing an address and wish to receive a separate copy of the proxy materials, you may so request by contacting Computershare by phone at 1-866-641-4276 or by email at investorvote@computershare.com (please include “Proxy Materials Luxfer Holdings PLC” in the subject line and include your full name and address). A separate copy will promptly be provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the phone number or email address provided above.

2026 PROXY STATEMENT

2026 PROXY STATEMENT

SUMMARY

This summary includes information contained elsewhere in this Proxy Statement. We urge you to carefully read the remainder of this Proxy Statement, including the attached appendices, as this summary does not provide all the information that may be important to you with respect to matters being considered at the Annual General Meeting. See also the section entitled “Where You Can Find More Information” on page 94.

The Annual General Meeting of Luxfer shareholders will be held at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom (with entrance on Rake Lane), on Thursday, June 11, 2026, at 8:30 a.m. BST.

ORDINARY RESOLUTIONS		Our Board of Directors Recommends You Vote:
1.	To re-elect Andy Butcher as a Director of the Company.	FOR
2.	To re-elect Patrick Mullen as a Director of the Company.	FOR
3.	To re-elect Clive Snowdon as a Director of the Company.	FOR
4.	To re-elect Lisa Trimberger as a Director of the Company.	FOR
5.	To re-elect Richard Hipple as a Director of the Company.	FOR
6.	To elect Stewart Watson as a Director of the Company.	FOR
7.	To re-elect Sylvia A. Stein as a Director of the Company.	FOR
8.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2025.	FOR
9.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2025.	FOR
10.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.	EVERY 1 YEAR
11.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the “Independent Auditor”) until conclusion of the 2027 Annual General Meeting.	FOR
12.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.	FOR
13.

To authorize the Board of Directors to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the U.K. Companies Act 2006 (the “Companies Act”).

FOR
SPECIAL RESOLUTION
14.

Subject to Resolution 13 being duly passed as an ordinary resolution, to authorize the Board of Directors to issue equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemptive rights does not apply to such issuance or sale, pursuant to sections 570 and 573 of the Companies Act.

FOR

Only Luxfer shareholders of record at the close of business, Eastern Daylight Time, on April 17, 2026 (the “Record Date”) are eligible to receive notice of and vote at the AGM. If you are the beneficial owner of Luxfer ordinary shares (i.e., you hold Luxfer ordinary shares in “street name”) as of the Record Date, you will have the right to direct your

2026 PROXY STATEMENT

broker, bank, trust, or other nominee on how to vote such shares at the AGM. If you are a shareholder of record or a beneficial owner as of the Record Date, we encourage you to cast your vote as soon as possible in one of the following ways:

VOTE BY INTERNET www.envisionreports.com/LXFR	VOTE BY PHONE 1-800-652-VOTE (8683) *Available to US and Canadian holders only	VOTE BY MAIL See Proxy Card	VOTE IN PERSON

WE ENCOURAGE YOU TO VOTE YOUR SHARES BY SUBMITTING A PROXY AS SOON AS POSSIBLE. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET NO LATER THAN 6:00 P.M. EDT ON JUNE 10, 2026 (11:00 P.M. BST ON JUNE 10, 2026) OR, IF YOU ARE VOTING BY MAIL, YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD BY JUNE 10, 2026.

2025 BUSINESS AND PERFORMANCE HIGHLIGHTS

Despite external pressures during the year, including exchange rate volatility, we delivered sales growth, excluding Luxfer Graphic Arts which was sold in July 2025, while maintaining strong profitability and a consistently low operating leverage. We also continued to return meaningful capital to shareholders through dividends and share buybacks. Our Graphic Arts business was successfully divested in July 2025, having previously been identified during our enhanced strategic review in late 2023. This has enabled us to streamline our portfolio and concentrate on higher-margin opportunities. We have continued advancing our optimization initiatives which are designed to streamline the footprint, simplify operations, and enhance long-term efficiency within the business. Specific highlights of 2025 included increased demand for our Magtech Solutions’ products, enabling the business to deliver record volume levels and sustained momentum in defense and aerospace in the Elektron businesses. Within Gas Cylinders, the businesses benefited from improved activity in higher-margin specialty industrial applications, which helped offset continued softness in clean energy and variability in healthcare. Overall, 2025 demonstrated our ability to execute, manage the portfolio effectively, and enhance earnings quality and profitability, reinforcing again the strength of our core operations and value-creation strategy.

OUR BOARD OF DIRECTORS
Name	Age	Independent	Director Since	Board Committee Membership
Andy Butcher Chief Executive Officer	57		2022	None
Patrick Mullen Board Chair	61		2021	Nominating & Governance; Remuneration
Richard Hipple	73		2018	Remuneration (Chair); Audit
Clive Snowdon	73		2016	Nominating & Governance (Chair); Audit
Sylvia A. Stein	60		2022	Audit; Nominating & Governance
Lisa Trimberger	65		2019	Audit (Chair); Remuneration
Stewart Watson	57		2025	Audit; Nominating & Governance

The Company wishes to highlight the following Board transitions, which occurred in fiscal year 2025:

Stewart Watson was appointed as a Non-Executive Director effective September 1, 2025. Mr. Watson was identified as a potential new Director due largely to his expertise in strategic planning, operational transformation, international business leadership, and mergers and acquisitions execution in the aerospace and defense industry. He also serves as a member of the Luxfer’s Nominating & Governance Committee and the Audit Committee.

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The Company’s Corporate Governance Guidelines provide that when a director attains the age of 73, and/or has served on the Board for nine years, the director is expected to offer to resign from the Board. Any resignation would be reviewed by the Nominating and Governance Committee for the consideration of the Board. Consistent with this policy, Richard Hipple tendered a letter offering his resignation upon reaching age 73 and Clive Snowdon tendered a letter offering his resignation as he will have served on the Board for nine years and will have reached the age of 73 by the 2026 AGM.

The Board reviewed both Richard Hipple’s and Clive Snowdon’s resignations, in consideration of the Company’s overall Board composition and succession planning. After consideration, the Board determined not to accept either resignation at this time. In reaching its conclusion, the Board considered, among other factors, their expertise, history with and contributions to the Board, as well as their ongoing participation in initiatives coming out of our strategic review announced in 2023, including the continued evaluation of strategic options to create additional shareholder value.

The Board does not view the retirement age guideline or length of service guideline as a mandatory requirement, but rather as a mechanism to facilitate thoughtful Board refreshment and succession planning on an ongoing basis in accordance with Luxfer’s Corporate Governance Guidelines and in the best interest of the company and its stakeholders.

For more information on our Directors, please see “Directors Standing for Election or Re-Election” on page 24.

CORPORATE GOVERNANCE HIGHLIGHTS

Luxfer is committed to strong corporate governance practices and policies, which support effective Board leadership and prudent management practices. Key features of our corporate governance practices include the following:

•        Annual election of all Directors, with majority voting in uncontested Director elections;

•        All Director nominees are independent, except for our CEO;

•        Independent Board Chair;

•        Independent Audit, Nominating and Governance, and Remuneration Committees;

•        No Director nominees have disclosable related party transactions or conflicts of interest;

•        Robust risk oversight by the full Board, with specific responsibilities delegated to the relevant Board Committees;

•        Purposeful inclusion of key risk areas on Board and/or Committee agendas, enabling continuous Board oversight of risk mitigation;

•        Regular engagement with business leaders to discuss short-term and long-term strategic opportunities and associated risks;

•        Annual advisory vote on executive compensation;

•        Incentive compensation includes design features intended to balance “Pay for Performance” with the appropriate level of risk taking;

•        Commitment to Board refreshment and the consideration of diversity of perspectives, background and other demographics;

•        Range of Director tenures and experience facilitate effective oversight and a balance between historical experience and fresh perspectives;

•        Annual Board, Committee, and Director evaluations to enable evolution and improvement of Board skill and perspective;

•        Annual review of Committee Charters, Corporate Governance Guidelines, and other key governance policies to ensure alignment with best practices;

•        Stock Ownership Guidelines applicable to Directors and Executive Officers to encourage investment in the Company and alignment with shareholder interests;

•        Provisions on overboarding for Directors;

•        An anonymous hotline available to all employees for reporting compliance or other concerns;

•        Policies prohibiting hedging, pledging, short sales, and margin accounts in relation to Company securities; and

•        Commitment to health, safety, and environmental sustainability, including Board-level oversight of the Company’s strategic sustainability initiatives.

For more information on Corporate Governance, please see the section entitled “Luxfer’s Board of Directors and Corporate Governance” on page 24.

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ENVIRONMENT, SOCIAL AND GOVERNANCE HIGHLIGHTS

In December 2024, we published our Sustainability Report, a biennial report highlighting our ongoing efforts to drive sustainability in our operations. Building on our inaugural report published in 2020 and our second report published in 2022, the Sustainability Report included (i) more granular environmental and social data through 2023; (ii) an update on our progress towards meeting our 2025 Environmental Goals; (iii) greater discussion on sustainability governance and climate-related risks; and (iv) insight into new and ongoing sustainability initiatives. We look forward to providing further details on our progress in an updated ESG Report scheduled for publication later this year. We invite you to read more about our sustainability practices at https://www.luxfer.com/environment-social-and-governance/. Unless expressly stated otherwise, the Sustainability Report and the related information contained on our website (or that can be accessed through our website) are not incorporated by reference in this proxy statement or any other document we file with the SEC.

Key features of Luxfer’s sustainability practices in 2025 include:

•        Board oversight of ESG matters, including strategic planning, risks, and opportunities, with regular updates from the CEO and senior management;

•        Strategic investments considered in new projects and technology to reduce our carbon footprint and increase operational efficiencies;

•        Semi-annual ESG scorecard reviews with the CEO, senior management, and environmental, health, and safety team members;

•        Diversity, equity, and inclusion training;

•        Identified and partnered with local and/or regional organizations that align with Luxfer’s environmental and social initiatives;

•        Demonstrated track record of safety performance; and

•        Continued fostering of a performance culture with high ethical standards that values integrity, accountability, and innovation, and which is designed to encourage individual growth and operational effectiveness.

For more information on Luxfer’s sustainability and ESG efforts, please see the section entitled “Environment, Social and Governance Initiatives” on page 39.

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EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to motivate behaviors that cultivate sustainable growth and shareholder value creation, provide rewards commensurate with individual and Company performance, reward executives for achieving financial and strategic objectives, and provide an appropriate balance between short-term and long-term and fixed and variable or at-risk pay. A substantial portion of our Named Executive Officers’ compensation is variable or at-risk and contingent on performance. In designing our executive compensation program, establishing performance measures, and setting executive compensation packages, we conduct benchmarking analyses, no less frequently than every three years but oftentimes annually, to ensure compensation is competitive with market practices. Total compensation packages, as well as base salary, annual cash incentive opportunities, and target equity awards, are evaluated against compensation levels at our comparative peer group companies. While target incentive opportunities are set by reference to a comparable market rate, our incentive plans provide for payouts to be based upon performance, which can result in payouts above or below target levels. Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at-risk pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance.

____________

(1)   Reflects the compensation earned by the Named Executive Officers in 2025, as set forth in the Summary Compensation Table on page 79, except with respect to the annual cash incentive, which reflects the target cash incentive applicable to each Named Executive Officer. Reference to the target cash incentive, rather than the cash incentive earned in 2025, more accurately depicts the intended 2025 executive compensation structure.

(2)   Calculated as an average of the compensation earned by Stephen Webster, Howard Mead, Jeffrey Moorefield, and Graham Wardlow in 2025, as set forth in the Summary Compensation Table on page 79, except with respect to the annual cash incentive, which reflects the target cash incentive applicable to each Named Executive Officer. Reference to the target cash incentive, rather than the cash incentive earned in 2025, more accurately depicts the intended 2025 executive compensation structure.

The CEO has a larger proportion of their compensation as variable or at-risk as their compensation is heavily weighted towards Company performance. The other named executive officers still have over 40% of their compensation aligned to Company performance. The value of time-based equity awards are dependent on the Company’s share price while the number of performance-based share awards are based on certain EPS growth metrics and relative total shareholder return when compared to the Company’s peer group.

These Executive Compensation Highlights should be read in connection with the executive compensation information included in this Proxy Statement, including the sections entitled “Executive Compensation Discussion and Analysis” and “Executive Compensation Tables” on pages 50 through 85.

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RESOLUTIONS 1-7

ELECTION OF DIRECTORS

On the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the Directors listed below for election or re-election for a one-year term expiring upon completion of the 2027 Annual General Meeting. Management has no reason to believe that any Directors named below would be unable to serve their full term if elected.

Biographies of the Director nominees are included in the section entitled “Director Biographies” on page 25. These biographies include, for each Director, their age as of the Annual General Meeting; business experience; the publicly held and other organizations of which they are or have been Directors within the past five years; and a discussion of the specific experience, qualifications, attributes, or skills that led to the conclusion that each should serve as a Director.

Resolutions 1 - 7 are ordinary resolutions. The text of Resolutions 1 - 7 are as follows:

1.   IT IS RESOLVED that Andy Butcher be re-elected as a Director of the Company.

2.   IT IS RESOLVED that Patrick Mullen be re-elected as a Director of the Company.

3.   IT IS RESOLVED that Clive Snowdon be re-elected as a Director of the Company.

4.   IT IS RESOLVED that Lisa Trimberger be re-elected as a Director of the Company.

5.   IT IS RESOLVED that Richard Hipple be re-elected as a Director of the Company.

6.   IT IS RESOLVED that Stewart Watson be elected as a Director of the Company.

7.    IT IS RESOLVED that Sylvia A. Stein be re-elected as a Director of the Company.

Under our Articles of Association, the election or re-election of each Director requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting. A nominee who does not receive a majority of the votes cast on the relevant resolution will not be elected to our Board. Your proxies cannot be voted for a greater number of persons than the number of Directors named in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the election of each Director nominee.

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RESOLUTION 8

APPROVAL OF DIRECTORS’
REMUNERATION REPORT

In accordance with sections 439 and 440 of the Companies Act, our shareholders have the opportunity to cast an advisory vote to approve the Directors’ Remuneration Report for the year ended December 31, 2025. The Directors’ Remuneration Report is contained within the Company’s U.K. Annual Report and Accounts for the year ended December 31, 2025, which is furnished with this Proxy Statement and available on our website under “Annual Reports.”

Resolution 8 is an ordinary resolution. The text of Resolution 8 is as follows:

8.   IT IS RESOLVED, by non-binding advisory vote, that the Directors’ Remuneration Report for the year ended December 31, 2025, be approved.

As Resolution 8 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and the Remuneration Committee recommend a vote “FOR” the approval of the Directors’ Remuneration Report for the year ended December 31, 2025.

2026 PROXY STATEMENT

RESOLUTION 9

APPROVAL OF EXECUTIVE
COMPENSATION

In accordance with the requirements of section 14A of the Exchange Act and the related rules of the SEC and NYSE, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed in the section of this Proxy Statement entitled “Executive Compensation Discussion and Analysis” on page 50.

Executive compensation is an important matter to the Board of Directors, the Remuneration Committee, and our shareholders. We have designed our executive compensation program to align executive and shareholder interests by rewarding the achievement of annual, long-term, and strategic goals that are intended to create long-term shareholder value. We believe that our executive compensation program (i) provides competitive compensation that will motivate and reward executives for achieving financial and strategic objectives; (ii) provides rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels; (iii) encourages growth and innovation; (iv) attracts and retains the Named Executive Officers and other key executives; and (v) aligns our executive compensation with shareholders’ interests through the use of equity awards and other variable pay.

The Remuneration Committee has overseen the development and implementation of our executive compensation program in line with the foregoing compensation objectives. The Remuneration Committee also continuously reviews, evaluates, and updates our executive compensation program to ensure that we provide competitive compensation that motivates the Named Executive Officers and other key executives to perform at their highest levels, while increasing value to our shareholders.

Resolution 9 is an ordinary resolution. The text of Resolution 9 is as follows:

9.   IT IS RESOLVED, by non-binding advisory vote, that the compensation of the Company’s Named Executive Officers for the year ended December 31, 2025, be approved.

As Resolution 9 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and the Remuneration Committee recommend a vote “FOR” the approval of the Named Executive Officers’ compensation for the year ended December 31, 2025.

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RESOLUTION 10

FREQUENCY OF
“SAY-ON-PAY” VOTES

In accordance with the requirements of section 14A of the Exchange Act and the related rules of the SEC and NYSE, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers. Resolution 10 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in that meeting’s proxy statement (a “Say-on-Pay Vote”). Under this Resolution 10, shareholders may vote to hold a Say-on-Pay Vote every year, every two years, or every three years.

As an advisory vote, this proposal is not binding on Luxfer, the Board of Directors, or the Remuneration Committee. However, the Board of Directors and the Remuneration Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting Say-on-Pay Votes.

At the 2025 Annual General Meeting, the Company’s shareholders voted to hold a Say-on-Pay Vote on the compensation of the Company’s Named Executive Officers every 1 year, consistent with the recommendation of the Board. In light of these results and other factors, on June 5, 2025, the Board resolved that it would hold an advisory vote on the compensation of its Named Executive Officers every 1 year until the Board holds the next shareholder advisory vote on the frequency of Say-on-Pay Votes, which will occur at the 2026 Annual General Meeting. It is expected that the next Say-on-Pay Vote will occur at the 2027 Annual General Meeting.

Resolution 10 is an ordinary resolution. The text of Resolution 10 is as follows:

10. IT IS RESOLVED, by non-binding advisory vote, that a Say-on-Pay Vote be held every 1 year.

As Resolution 10 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and the Remuneration Committee recommend a vote of “EVERY 1 YEAR” as to the frequency of Say-on-Pay Votes on executive compensation.

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RESOLUTION 11

APPOINTMENT OF
INDEPENDENT AUDITOR

The Audit Committee has selected and appointed PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s financial statements for the fiscal year ending December 31, 2026. The Board, upon recommendation of the Audit Committee, is asking Luxfer shareholders to ratify the re-appointment of PwC as the Independent Auditor of the Company. Although approval is not required by our Articles of Association, the Board of Directors is submitting the re-appointment of PwC to our shareholders because we value our shareholders’ views on our Independent Auditor. If the re-appointment of PwC is not ratified by shareholders, it will be considered a notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. In accordance with the Companies Act, any appointment of the Company’s Independent Auditor will continue to be subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, remuneration, retention, and oversight of the Independent Auditor retained to audit the Company’s financial statements. PwC has been retained as the Company’s Independent Auditor since 2015. In determining whether to re-appoint PwC as the Company’s Independent Auditor, the Audit Committee took into account a number of factors, including PwC’s independence and objectivity; PwC’s capability and expertise in handling our industry, including the expertise and capability of the lead engagement partner; historic and recent performance, including the extent and quality of PwC’s communications with the Audit Committee; the results of management and Audit Committee evaluations of PwC’s overall performance; the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers; and the length of time that PwC has been engaged. Consistent with regular rotation requirements, a new lead engagement partner was appointed to lead PwC’s audit of Luxfer’s financial statements for fiscal year 2024. The members of the Audit Committee and the Board of Directors believe that the continued retention of PwC as the Company’s Independent Auditor is in the best interests of the Company and our shareholders.

We expect that a representative of PwC will be present at the Annual General Meeting and will have the opportunity to make a statement, if they so desire, as well as be available to respond to any questions.

Resolution 11 is an ordinary resolution. The text of Resolution 11 is as follows:

11. IT IS RESOLVED that the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditor of the Company through conclusion of the 2027 Annual General Meeting be ratified.

Ratification of the re-appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for the year ending December 31, 2026, requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors and the Audit Committee recommend a vote “FOR” the ratification of the re-appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor through conclusion of the 2027 Annual General Meeting.

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RESOLUTION 12

INDEPENDENT AUDITOR’S
REMUNERATION

The Board, upon the recommendation of the Audit Committee, is asking Luxfer’s shareholders to authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.

The Audit Committee is directly responsible for the appointment, remuneration, retention, and oversight of the Independent Auditor retained to audit Luxfer’s financial statements. The Audit Committee, with the input of management, is responsible for the audit fee negotiations associated with the Company’s retention of PricewaterhouseCoopers LLP. The Audit Committee and the Board of Directors believe that the remuneration level set for our Independent Auditor is competitive, on an absolute basis and as compared to the auditor’s peers and is in the best interests of the Company and our shareholders.

Resolution 12 is an ordinary resolution. The text of Resolution 12 is as follows:

12. IT IS RESOLVED that the Audit Committee of the Board of Directors be authorized to set the Independent Auditor’s remuneration.

Authorization of the Audit Committee to set the Independent Auditor’s remuneration requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors and the Audit Committee recommend a vote “FOR” the authorization of the Audit Committee to set the Independent Auditor’s remuneration.

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RESOLUTION 13

AUTHORITY TO ISSUE SHARES AND TO GRANT RIGHTS TO SUBSCRIBE FOR OR CONVERT SECURITIES
INTO SHARES

This Resolution 13 is required under the Companies Act for the Company to issue shares and to grant rights to subscribe for or convert any security into shares. This authorization is customary for public companies incorporated in England and Wales, required as a matter of U.K. law, and is not otherwise required for companies listed on the New York Stock Exchange that are organized within the United States.

Unlike most NYSE-listed companies that are authorized to issue shares up to the level of authorized share capital specified in their Charter or Articles of Incorporation without submitting such issuances to a shareholder vote unless required by NYSE listing standards, Luxfer is, with certain exceptions (such as in connection with employees’ share plans), unable to issue shares without being authorized either by the Company’s Articles of Association or by shareholder resolution. Under the Companies Act, shareholders may provide this authorization with respect to a specific issuance or generally, (subject to such general authority being valid for no more than five years and stating a limit on the number of shares that may be issued under it).

Pursuant to this Resolution 13, the Board is seeking general issuance authority. The Company sought a similar authority at the 2025 Annual General Meeting of Shareholders, which will expire upon conclusion of the 2026 Annual General Meeting. This general authority is customarily sought by U.K. companies like Luxfer, as it allows companies the flexibility to address capital needs, particularly those related to routine matters, in a timely fashion without incurring the costs and delays associated with calling a special meeting and circulating proxy materials to approve each issuance of shares. Acknowledging evolving shareholder expectations and concerns around the potential for general issuance authorities to cause excessive dilution, we intend to seek general issuance authority on an annual basis, limiting this authority to 20% of issued share capital or as generally recommended by then-current proxy voting policies.

Therefore, the Company is now requesting that the Board of Directors be authorized to issue shares up to an aggregate nominal amount of $70,739,136, which is equivalent to 20% of the Company’s issued share capital as of April 1, 2026 (the latest practicable date prior to the publication of this Proxy Statement). Unless previously renewed, revoked or varied, the authority sought under this Resolution 13 will, if granted, (i) apply in substitution for all existing authorities under section 551 of the Companies Act; and (ii) expire upon conclusion of the 2027 Annual General Meeting.

Granting the Board this authority is a routine matter for public limited companies incorporated in England and Wales. We are not asking our shareholders to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of Resolution 13 will only grant the Board of Directors the general authority to issue shares upon the terms set forth below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.

Resolution 13 is an ordinary resolution. The text of Resolution 13 is as follows:

13. IT IS RESOLVED that:

(a)  the Board of Directors be generally and unconditionally authorized, for the purposes of section 551 of the Companies Act, to exercise all powers of the Company to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $70,739,136, which is equivalent to 20% of the Company’s issued share capital as of April 1, 2026, to such persons and at such times and on such terms as the Directors think proper, provided that this authority shall, unless renewed, varied, or revoked by the Company, expire upon conclusion of the next Annual General Meeting of the Company;

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(b)  the Directors be authorized to make, before the authority set out in paragraph (a) above has expired, any offer or agreement which would or might require shares in the Company to be issued or rights to subscribe for or convert securities into shares in the Company to be granted after such expiry, and the Directors may issue shares or grant rights to subscribe for or convert securities into shares in pursuance of any such offer or agreement, notwithstanding that such authority has expired;

(c)  subject to paragraph (d) below, all existing authorities conferred on the Board of Directors pursuant to section 551 of the Companies Act be revoked; and

(d)  paragraph (c) above shall be without prejudice to the continuing authority of the Board of Directors to issue shares, or grant rights to subscribe for, or convert any security into shares, pursuant to an offer or agreement made by the Company before the expiry of the authority to which such offer or agreement was made, and to any issuance of shares or grant of rights already made pursuant to any such authority.

Authorization of the Board of Directors to issue shares and to grant rights to subscribe for or convert securities into shares requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors recommends a vote “FOR” the authorization of the Board of Directors to issue shares and to grant rights to subscribe for or convert securities into shares.

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RESOLUTION 14

AUTHORITY TO DISAPPLY PREEMPTIVE RIGHTS TO EQUITY SECURITIES ISSUED OR SOLD FOR CASH

This Resolution 14 is required under the Companies Act for the Company to disapply preemptive rights to equity securities (as defined in section 560 of the Companies Act) issued for cash and/or ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares sold for cash. Under the Companies Act, certain statutory preemptive rights apply automatically where equity securities are to be issued or sold for cash. Per these statutory preemptive rights, equity securities issued or sold for cash must first be offered, on the same or more favorable terms, to existing shareholders of the Company on a pro-rata basis, unless these preemptive rights are disapplied by approval of the Company’s shareholders. The statutory preemptive rights do not apply where equity securities are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where equity securities are issued pursuant to an employees’ share scheme.

The Company is now requesting that, when the Board of Directors issues equity securities for cash or sells ordinary shares held as treasury shares for cash, it not be required to offer preemptive rights to existing shareholders, provided such issuance and/or sale is limited to an aggregate amount of $17,684,784 which is equivalent to 5% of the Company’s issued share capital as of April 1, 2026 (the latest practicable date prior to the publication of this Proxy Statement).

Unless previously renewed, revoked or varied, the authority sought under this Resolution 14 will, if granted, (i) apply in substitution for all existing authorities under sections 570 and 573 of the Companies Act; and (ii) expire upon conclusion of the 2027 Annual General Meeting.

The Company sought a similar authority at the 2025 Annual General Meeting of Shareholders, which will expire upon conclusion of the 2026 Annual General Meeting. The Board of Directors has no present intention to exercise the authority sought under this Resolution 14, other than to satisfy awards pursuant to the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan. However, the Board of Directors believes that it is important for the Company to retain the flexibility to issue equity securities and/or sell treasury shares for cash and disapply preemptive rights in connection therewith, on an accelerated basis should the Directors determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials.

Granting the Board this authority is a routine matter for public companies incorporated in England and Wales. Similar to the authorization sought in Resolution 13, this authority is fundamental to our business operations and, if deemed appropriate, will facilitate our ability to raise capital. We are not asking shareholders to approve an increase in our authorized share capital. Instead, approval of this Resolution 14 will only grant the Board the authority to issue equity securities and/or sell treasury shares for cash upon the terms set forth below. Without this authorization, in each case where we issue equity securities or sell treasury shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement, which does not otherwise apply to U.S. companies listed on the NYSE, could cause delays in normal activities for the Company, including, without limitation, issuance and satisfaction of equity awards to our Non-Executive Directors and normal-course capital raising activities should such be deemed advisable and in the best interests of shareholders. Furthermore, the Board will only be authorized to disapply preemptive rights if it is authorized to issue shares, for which authority is being sought under Resolution 13. The approval of this Resolution 14 by the Company’s shareholders will not substitute for any approvals that may be required under the rules of the NYSE and/or by the SEC.

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Resolution 14 is a special resolution. The text of Resolution 14 is as follows:

14. IT IS RESOLVED that, subject to Resolution 13 being duly passed as an ordinary resolution, the Board of Directors be generally authorized, in accordance with sections 570 and 573 of the Companies Act, to issue equity securities (as defined in section 560 of the Companies Act) for cash, pursuant to the authority conferred on the Board by Resolution 13 above, and/or to sell ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act did not apply to any such issuance or sale. This power:

(a)   shall be limited to the issuance of equity securities or sale of treasury shares up to an aggregate nominal amount of $17,684,784, which is equivalent to 5% of the Company’s issued share capital as of April 1, 2026, for any purpose;

(b)   shall expire upon conclusion of the 2027 Annual General Meeting, save that the Board may, before such expiry, make an offer or agreement which would or might require equity securities to be issued and/or treasury shares to be sold after such expiry, and the Directors may issue equity securities and/or sell treasury shares in pursuance of any such offer or agreement as if the power conferred by this Resolution 14 had not expired; and

(c)   is in substitution for all subsisting authorities (but without prejudice to any issuance of equity securities or sale already made pursuant to such previous authorities).

Authorization of the Board of Directors to disapply preemptive rights with respect to equity securities issued and/or treasury shares sold for cash requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors recommends a vote “FOR” the authorization of the Board of Directors to disapply preemptive rights with respect to equity securities issued and/or treasury shares sold for cash.

2026 PROXY STATEMENT

LUXFER’S

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current composition of the Board and the appropriate skills, qualifications, and characteristics required of Directors. The Board assesses membership criteria annually, on an individual basis and in the context of the overall composition, size, and structure of the Board and its Committees as a whole, taking into consideration the anticipated future needs of the Board and the Company’s long-term strategic plans. In addition to intellect, integrity, and sound judgment, this assessment takes into account various factors, including diversity of perspectives, background and other demographics, length of tenure of incumbent Directors, and independence. The Board seeks members from diverse professional backgrounds who have a broad spectrum of experience and a reputation for integrity.

In evaluating nominees for the Board of Directors, the Board and the Nominating and Governance Committee took into account the qualities they seek in Directors and the Directors’ individual qualifications, skills, and background that enable the Directors to effectively and productively contribute to the Board’s oversight of the Company, as discussed below in each biography under “Qualifications.” When evaluating re-nomination of existing Directors, the Committee also considers the nominees’ past and ongoing contributions to the Board, length of tenure, ongoing commitments, and, with the exception of Mr. Butcher, who is an Executive Director, their independence.

DIRECTORS STANDING FOR ELECTION OR RE-ELECTION

In accordance with our Articles of Association, the Board shall be comprised of not less than two and not more than ten Directors. The Board, based on the recommendation of the Nominating and Governance Committee, proposed that the following seven nominees be elected at the Annual General Meeting, each of whom will hold office until the next Annual General Meeting or until their successor has been appointed and qualified:

•        Andy Butcher

•        Patrick Mullen

•        Richard Hipple

•        Clive Snowdon

•        Sylvia A. Stein

•        Lisa Trimberger

•        Stewart Watson

All nominees are current Directors of the Company and were elected by shareholders at the 2025 Annual General Meeting, with the exception of Stewart Watson, who joined the Board on September 1, 2025 and is standing for election for the first time.

Please refer to the section entitled “Director Qualifications and Skills” on page 29 of this Proxy Statement for additional details regarding the specific experience, training, and skills of each nominee. Specifically, the background and training highlighted in this section were identified by the Nominating and Governance Committee as critical knowledge areas, which contribute to the well-rounded and diverse experiences of the Director nominees and thus the effective operation of the Board.

2026 PROXY STATEMENT
DIRECTOR BIOGRAPHIES
Andy Butcher Chief Executive Officer and Executive Director Age: 57 Director Since: 2022 Board Committees: None Other Public Company Boards: None

Background

Andrew Butcher was appointed Luxfer’s Chief Executive Officer effective May 6, 2022, at which time he also became an Executive Director.

Mr. Butcher served as President of our global Luxfer Gas Cylinders business from April 2014 to May 2022, having been the President of Luxfer Gas Cylinders - North America from 2009 to 2014. Mr. Butcher joined Luxfer in Nottingham, United Kingdom, in 1991. He has held positions of increasing responsibility throughout his career at Luxfer, including leading the development of Luxfer’s composite cylinder business beginning in 2002, first as General Manager and then as Executive Vice President. He currently serves as a Director and Executive Officer of various subsidiaries and affiliates of the Company. Mr. Butcher holds a Master of Arts degree in Engineering from Cambridge University and an M.B.A. from Keele University.

Qualifications

Mr. Butcher’s qualifications to be a member of our Board include his more than 30 years of experience with Luxfer, his value-enhancing growth and acquisition experience, his educational background, and his knowledge of advanced materials.

Background

Patrick Mullen was appointed a Non-Executive Director in September 2021 and serves as a member of the Nominating and Governance Committee and the Remuneration Committee. He was appointed Board Chair in March 2022.

Mr. Mullen served as the President and CEO of Chicago Bridge & Iron Company (“CB&I”), an engineering, procurement, and construction company, until 2018. Prior to his 20 years at CB&I, he spent 12 years with Honeywell’s UOP division, a supplier of petroleum refining, gas processing, and petrochemical production technology. From 2014 to 2019, Mr. Mullen served as a Director of Vectren Corporation, a domestic energy delivery company, and from 2017 to 2018, he served as a Director of CB&I. He has served on the boards of the National Safety Council and Chevron Lummus Global, a developer and licensor of refining hydroprocessing technologies and alternative source fuels. From 2014 to 2020, Mr. Mullen was a member of the National Association of Corporate Directors, having been named a Board Leadership Fellow in 2019. Mr. Mullen earned his Bachelor of Science degree in Chemical Engineering from the University of Notre Dame and his Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University.

Qualifications

Mr. Mullen’s qualifications to be a member of our Board include his executive management and leadership experience and his extensive global industrial and engineering background. He also brings experience serving on the boards of other publicly traded companies. In his capacity as CEO and as a Director of multiple public companies, Mr. Mullen also obtained a wealth of experience in strategic planning and M&A transactions.

Patrick Mullen Board Chair
Age: 61 Director Since: 2021 Board Committees: • Nominating & Governance • Remuneration Other Public Company Boards: None

2026 PROXY STATEMENT
Richard Hipple Non-Executive Director Age: 73 Director Since: 2018 Board Committees: • Remuneration (Chair) • Audit Other Public Company Boards: • KeyCorp

Background

Richard Hipple was appointed a Non-Executive Director in November 2018, at which time he was appointed the Chair of the Remuneration Committee and a member of the Audit Committee.

Mr. Hipple served as the Chairman and Chief Executive Officer of Materion Corporation, a producer of high-performance advanced engineering materials, from 2006 until his retirement in 2017, as well as President and Chief Operating Officer from 2005 to 2006. Prior to that, Mr. Hipple worked in the steel industry for twenty-six years in numerous capacities, including project engineering, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple has served as a Director of KeyCorp (NYSE: KEY), a bank-based financial services company, since 2012 and is Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. From 2017 through 2025, he served as a Director of Barnes Group, Inc. (NYSE: B), a global industrial manufacturing company, including Chairman of the Board, and a member of the Compensation and Management Development and Corporate Governance Committees. Mr. Hipple is also a current member of the National Association of Corporate Directors. From 2007 to 2018, Mr. Hipple served on the Board of Ferro Corporation, a supplier of technology-based functional coatings and color solutions. Mr. Hipple is Chair Emeritus and a Trustee of the Cleveland Institute of Music and has served as a Director of the Greater Cleveland Partnership, as well as the Manufacturers Alliance for Productivity and Innovation.

Mr. Hipple received his Bachelor of Engineering degree from Drexel University.

Qualifications

Mr. Hipple’s qualifications to be a member of our Board include his extensive executive management and leadership experience with a global manufacturer of high-performance engineered materials, his experience in business development and strategic transformation, and his broad involvement in both domestic and international acquisitions. He also brings experience serving on the boards of other publicly traded companies.

Background

Clive Snowdon was appointed a Non-Executive Director in July 2016 and has served as Chair of the Nominating and Governance Committee since April 2020. He acts as a financial expert on the Audit Committee, which he joined in August 2016.

Mr. Snowdon currently serves as the Aerospace Industry Advisor to Cooper Parry Corporate Finance, a corporate finance advisory firm. He previously acted as Chairman of the Midlands Aerospace Alliance, an association supporting the aerospace industry across the Midlands region of England, from 2007 to 2016, and a Trustee of the Stratford Town Trust from 2015 to 2023. In May 2016, Mr. Snowdon stepped down from the Board of Hill & Smith Holdings plc, an international group of companies operating in the infrastructure and galvanizing markets, where he was a Senior Non-Executive Director since May 2007, Chair of the Remuneration Committee, and a member of the Audit and Nominating and Governance Committees.

In 2011, Mr. Snowdon retired from Umeco plc, a provider of advanced composite materials, after serving as Chief Executive since 1997. Mr. Snowdon was also the Executive Chairman of Shimtech Industries Group Limited until 2015. From 1992 to 1997, he served as Managing Director of Burnfield PLC after working as Finance Director. He has also held senior positions with Vickers plc, BTR plc, and Hawker Siddeley Group. Mr. Snowdon is a Chartered Accountant. He received his Bachelor of Arts degree in Economics from the University of Leeds.

Qualifications

Mr. Snowdon’s qualifications to be a member of our Board include his experience as a former Chief Executive of a U.K. public company, his strong understanding of U.K. plc and corporate governance requirements, and his experience in mergers and acquisitions.

Clive Snowdon Non-Executive Director
Age: 73 Director Since: 2016 Board Committees: • Nominating & Governance (Chair) • Audit Other Public Company Boards: None

2026 PROXY STATEMENT
Sylvia A. Stein Non-Executive Director Age: 60 Director Since: 2022 Board Committees: • Audit • Nominating & Governance Other Public Company Boards: None

Background

Sylvia A. Stein was appointed a Non-Executive Director in August 2022 and serves as a member of the Audit Committee and Nominating and Governance Committee.

Ms. Stein served as the Senior Vice President and Chief Legal Officer of Veralto Corporation (NYSE: VLTO), a global leader in essential water and product quality technology solutions, from June 2023 to December 2025. In that role, Ms. Stein was responsible for standing up the legal function when Veralto was launched as a public company and member of the S&P 500 in September 2023. She led Veralto’s legal, compliance, environment, health, and safety (EHS) and government affairs functions, and advised the CEO and the Board of Directors on a wide range of strategic and operational issues, including enterprise risk management, governance, and sustainability. Prior to joining Veralto, Ms. Stein served as Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer of Modine Manufacturing Company (NYSE: MOD), a global provider of thermal management systems and solutions, which she joined in 2018. At Modine, she led the company’s global legal, compliance, and intellectual property functions and provided strategic, governance and legal advice to Modine’s Board of Directors and executive management team. From 2001 to 2016, Ms. Stein progressed through a variety of roles at Kraft Foods, a global food and beverage manufacturer, where she most recently served as Associate General Counsel, Marketing & Regulatory, at the Kraft Heinz Food Company (NASDAQ: KHC). Earlier in her career, Ms. Stein was member of the complex commercial litigation practice at Latham & Watkins, LLP in Chicago, Illinois, and she also served as a federal judicial law clerk.

Ms. Stein holds a Bachelor’s degree in Economics from Northwestern University and a Juris Doctor from the University of Michigan Law School. She presently serves on the Board of Directors of Legal Action Chicago, a non-profit organization providing pro bono legal services to the Chicago community through legislative initiatives and class action litigation.

Qualifications

Ms. Stein’s qualifications to be a member of our Board include her extensive in-house legal experience in advising global public companies, particularly in matters related to business strategy, sustainability, regulatory compliance, mergers and acquisitions, and talent management, as well as her involvement in developing and executing growth-driven business strategy and pragmatic risk management procedures.

Background

Lisa Trimberger was appointed a Non-Executive Director in September 2019, at which time she joined the Remuneration Committee and Audit Committee and since April 2020, she has served as Chair of the Audit Committee.

Ms. Trimberger retired as a Partner of Deloitte & Touche LLP in 2014 after spending thirty-one years with the firm. As a lead Client Service and Audit Partner, Ms. Trimberger interacted with the management and boards of publicly traded companies. She worked on significant transactions, as well as control and risk-assessment issues. Additionally, she was actively involved in the firm’s quality review practice, serving as a Deputy Professional Practice Partner and Engagement Quality Control Review Partner. During her tenure with Deloitte, Ms. Trimberger also served as Co-Chair of the firm’s Nominating and Governance Committee and was a leader of the firm’s National Women’s Initiative for the development and retention of women professionals. Currently, Ms. Trimberger is a principal and owner of a private investment company, Mack Capital Investments LLC. She also serves as Trustee of the Board, Chair of the Audit Committee, and a member of the Nominating and Governance Committee of COPT Defense Properties (NYSE:CDP), a real estate investment trust. Ms. Trimberger also serves as a Trustee on the Board of Trustees of EPR Properties (NYSE: EPR), a diversified experiential net lease real estate investment trust, where she is the Chair of the Audit Committee and serves on the Nominating/Company Governance Committees.

Ms. Trimberger is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from St. Cloud State University. Ms. Trimberger is a member of the National Association of Corporate Directors (NACD), as well as the National Association of Real Estate Investment Trusts. She is a NACD Board Leadership Fellow and earned the CERT Certificate in Cybersecurity Oversight, as developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division. Ms. Trimberger also completed the Women’s Director Development Executive Program at J.L. Kellogg School of Management at Northwestern University.

Qualifications

Ms. Trimberger’s qualifications to be a member of our Board include her experience as an Audit Partner in a Big Four accounting firm, her public board experience, and her significant experience as a financial expert in areas including financial and audit oversight, risk management, and corporate governance.

Lisa Trimberger Non-Executive Director Age: 65 Director Since: 2019 Board Committees: • Audit (Chair) • Remuneration Other Public Company Boards: • COPT Defense Properties • EPR Properties

2026 PROXY STATEMENT
Stewart Watson Non-Executive Director Age: 57 Director Since: 2025 Board Committees: • Nominating & Governance • Audit Other Public Company Boards: • None

Background

Stewart Watson was appointed a Non-Executive Director in September 2025. He serves on the Nominating and Governance Committee and the Audit Committee, where he acts as a financial expert as defined by NYSE listing rules.

Mr. Watson is a CIMA qualified accountant and a seasoned executive with more than 35 years of leadership experience, including over two decades in the aerospace and defense industry. He spent 23 years at Meggitt PLC, where he held several senior position including President of the Meggitt Equipment Group and served as Divisional Finance Director with responsibility for global operations across the US, UK, Canada, and Spain including two years working in California.

Throughout his career, Mr. Watson has demonstrated expertise in strategic planning, operational transformation, international business leadership, and M&A execution. He currently serves as a Non-Executive Director for two private UK companies - SeaBot Maritime and Poca Audio - and brings valuable governance and strategic advisory experience to the Luxfer Board. Mr. Watson also serves as a director of YMCA Fairthorne Group Ltd who provide a range of services for the benefit of children and young adults in Hampshire, UK.

Qualifications

Mr. Watson’s qualifications to be a member of our Board include his experience as a former Divisional President of a U.K. public company, his experience as a financial expert in areas including financial oversight, risk management and corporate governance requirements and leadership experience in global industrial business.

2026 PROXY STATEMENT
DIRECTOR QUALIFICATIONS AND SKILLS

The Nominating and Governance Committee annually reviews the performance and contributions of existing Directors to the extent they are candidates for re-election and considers all aspects of each candidate’s qualifications and skills in the context of the Company’s needs. Accordingly, the Committee and the Board evaluate director nominees based on several criteria with a view of (i) bringing to the Board a variety of experience and backgrounds and (ii) establishing a core team of business advisors with relevant financial and management expertise.

Among the qualifications and skills of a candidate considered important by the Committee are: a commitment to representing the long-term interests of shareholders; leadership ability; willingness to take appropriate risk; professional and personal ethics, integrity and values; practical wisdom and sound judgment; international business experience; and business and professional experience in fields such as materials engineering, industrial manufacturing, technology and cybersecurity, operations, product development, legal, and human resources. Candidates with substantial experience outside of the business community, such as in the public, academic, or scientific communities, are also considered by the Board and Committee. Board composition, effectiveness, and processes are all subject areas of our annual Board evaluation, which is described in more detail below.

Our Board members offer a range of skills and experiences relevant to the Board’s oversight role. As part of our annual Directors’ and Officers’ Questionnaire, our Board members were asked to identify their specific skills and experiences as they pertain to each category below. The following table summarizes the key skills and experiences identified by each Director that our Board considered important in its decision to nominate that individual for election or re-election to our Board. Further details about each Director’s qualifications are set forth in their individual biographies.

Executive Management – 6/7
Andy Butcher, Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia Stein and Stewart Watson

Industrial Manufacturing – 6/7
Andy Butcher, Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia Stein and Stewart Watson

Global Business Operations – 7/7
Andy Butcher, Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia Stein, Lisa Trimberger and Stewart Watson

Finance and Accounting – 5/7
Patrick Mullen, Richard Hipple, Clive Snowdon, Lisa Trimberger and Stewart Watson

Risk Management – 7/7
Andy Butcher, Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia Stein, Lisa Trimberger and Stewart Watson

Business Development, M&A, and Growth – 6/7
Andy Butcher, Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia Stein and Stewart Watson

Technology and Innovation – 4/7
Andy Butcher, Patrick Mullen, Richard Hipple and Stewart Watson

Cybersecurity – 3/7
Andy Butcher, Richard Hipple, and Lisa Trimberger

Culture, Talent, and Governance – 6/7
Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia Stein, Lisa Trimberger and Stewart Watson

Safety and Sustainability – 5/7
Andy Butcher, Patrick Mullen, Richard Hipple, Clive Snowdon and Sylvia Stein

2026 PROXY STATEMENT
BOARD COMPOSITION

The Committee considers a wide variety of factors when identifying candidates for Director nominees, and considers the current and anticipated future needs of the Board. In addition to intellect, integrity, and sound judgment, this assessment takes into account various factors, including diversity of perspectives, background and other demographics, length of tenure of incumbent Directors, and independence. The Board seeks members from diverse professional backgrounds, who have a broad spectrum of experience and a reputation for integrity. The Committee also considers the tenure of incumbent Directors to ensure a mix of shorter-tenured Directors who provide fresh perspectives and longer-tenured Directors who provide familiarity with the Company and its business. To obtain a wide range of viewpoints and perspectives, the Board believes that its members should possess a diverse range of occupational and personal backgrounds and experience, promoting differing perspectives and overall Board effectiveness. Our aim is to create a Board that best serves the needs of the Company and the interests of our shareholders.

DIRECTOR SELECTION PROCESS

The Nominating and Governance Committee selects director candidates and nominees using a procedure by which it:

•        reviews the experience, qualifications, attributes, and skills of existing Directors;

•        determines the experience, qualifications, attributes, and skills desired and/or required in new Directors;

•        solicits suggestions from the Chief Executive Officer and Directors on potential candidates;

•        considers candidates recommended by shareholders;

•        retains a search consultant as needed to identify candidates;

•        evaluates the experience, qualifications, attributes, and skills of all candidates recommended for consideration;

•        contacts the preferred candidate(s) to assess their interest;

•        interviews the preferred candidate(s) to assess their experience, qualifications, attributes, and skills; and

•        recommends candidate(s) for consideration by the Board of Directors.

Working closely with the full Board, the Nominating and Governance Committee develops criteria for open Board positions, taking into account the needs of the Board and the Company at the time. The Company’s Corporate Governance Guidelines provide that when a director attains the age of 73, and/or has served on the Board for nine years, the director is expected to offer to resign from the Board. Any resignation would be reviewed by the Nominating and Governance Committee for the consideration of the Board. Consistent with this policy, Richard Hipple tendered a letter offering his resignation upon reaching age 73 and Clive Snowdon tendered a letter offering his resignation as he will have served on the Board for nine years and will have reached the age of 73 by the 2026 AGM.

The Board reviewed both Richard Hipple’s and Clive Snowdon’s resignations, in consideration of the Company’s overall Board composition and succession planning. After consideration, the Board determined not to accept either resignation at this time. In reaching its conclusion, the Board considered, among other factors, their expertise, history with and contributions to the Board, as well as their ongoing participation in initiatives coming out of our strategic review announced in 2023, including the continued evaluation of strategic options to create additional shareholder value.

2026 PROXY STATEMENT
RECOMMENDATIONS, NOMINATIONS, AND PROXY ACCESS

Our Nominating and Governance Committee Charter provides that the Nominating and Governance Committee will consider persons properly recommended by shareholders or interested parties to become nominees for election as Directors in accordance with the criteria described above under “Director Qualifications and Skills” and the requirements of our Articles of Associations. Recommendations for consideration by the Nominating and Governance Committee, together with appropriate biographical information concerning each proposed nominee, should be sent in writing to c/o Company Secretary, Luxfer Holdings PLC, Lumns Lane, Manchester, M27 8LN, United Kingdom. Further information relating to shareholder nominations and proposals can be found in the section entitled “2026 Annual General Meeting: Shareholder Proposals and Nominations” on page 94.

BOARD MEETINGS AND COMMITTEES

The Board meets regularly during the year, holds special meetings, and acts by unanimous written consent wherever circumstances require. In each regularly scheduled Board and Committee meeting, the independent Directors also met in executive session, without the Chief Executive Officer or other members of management present. Directors are expected to attend all scheduled meetings of the Board of Directors, all meetings of the Committee(s) on which they serve, and all shareholder meetings. The Board held five regularly scheduled meetings in 2025, four of which occurred in person and one of which occurred virtually via videoconference. The Board also held a special meeting to discuss and reject a Board member’s resignation in line with our Corporate Governance Code. All Directors who served during fiscal year 2025 attended 100% of the meetings of the Board and Committee(s) on which they served. All Directors then serving attended the 2025 Annual General Meeting of Shareholders.

The Board had three standing committees in 2025 comprised solely of independent Directors: the Audit Committee, the Nominating and Governance Committee, and the Remuneration Committee. The functions performed by these Committees, which are set forth in further detail in their Charters, are summarized below.

Name	Audit Committee	Remuneration Committee	Nominating and Governance Committee
Director Nominees
Andy Butcher Chief Executive Officer
Patrick Mullen Board Chair
Richard Hipple
Clive Snowdon
Sylvia A. Stein
Lisa Trimberger
Stewart Watson
Total Meetings in 2025	6	5	3

____________

   Committee Chair

2026 PROXY STATEMENT
AUDIT COMMITTEE
Role

The Audit Committee oversees the Company’s accounting, financial reporting, and internal control policies and procedures. Responsibilities of the Audit Committee include, among other things, overseeing financial reporting, controls, integrity of the Company’s financial statements, and audit quality and performance; monitoring and overseeing the independence and performance of our independent auditor, with responsibility for the selection, evaluation, remuneration, and, if applicable, discharge of such independent auditor; approving, in advance, all of the audit and non-audit services provided to the Company by the independent auditor; facilitating open communication among our Board, senior management, internal audit, and the independent auditor; and overseeing our enterprise risk management and financial compliance programs.

A full description of the Committee’s role is set forth in the Audit Committee Charter, available at https://www.luxfer.com/investors/governance/.

Members

•        Lisa Trimberger, Committee Chair (effective April 2020)

•        Richard Hipple (November 2018)

•        Clive Snowdon (August 2016)

•        Sylvia A, Stein (August 2022)

•        Stewart Watson (September 2025)

The Board has affirmatively determined that all members of the Audit Committee are independent in accordance with NYSE listing standards and SEC regulations.

Report	The Audit Committee Report can be found under the section entitled “2025 Audit Committee Report” on page 87 of this Proxy Statement.
Financial Literacy and Expertise

The Board has determined that Lisa Trimberger, Richard Hipple, Clive Snowdon, Sylvia A. Stein, and Stewart Watson are financially literate under NYSE rules and listing standards. The Board has further determined that Lisa Trimberger and Stewart Watson qualify as financial experts pursuant to SEC standards.

NOMINATING AND GOVERNANCE COMMITTEE
Role

The Nominating and Governance Committee advises the Board on matters relating to corporate governance, Board structure, and Board composition. Responsibilities include, among other things, establishing criteria for Director candidates and identifying individuals for nomination to become Directors, including engaging advisors to assist in the search process where appropriate, and considering potential candidates recommended by shareholders; developing plans and making recommendations in relation to the organization, composition, membership terms, and meeting structure of the Board and its committees; overseeing and making recommendations regarding executive succession planning; administering the annual performance evaluation of the Board and its committees; overseeing Luxfer’s corporate governance and compliance structure and practices; and overseeing and recommending to the Board changes to our Corporate Governance Guidelines, Committee Charters, and other governing instruments.

A full description of the Committee’s role is set forth in the Nominating and Governance Committee Charter, available at https://www.luxfer.com/investors/governance/.

Members

•        Clive Snowdon, Committee Chair (effective April 2020)

•        Patrick Mullen (January 2022)

•        Sylvia A. Stein (August 2022)

•        Stewart Watson (September 2025)

The Board has affirmatively determined that all members of the Nominating and Governance Committee are independent in accordance with NYSE listing standards and SEC regulations.

2026 PROXY STATEMENT
REMUNERATION COMMITTEE
Role

The Remuneration Committee sets and administers the policies that govern executive, director and senior management compensation. Responsibilities of the Remuneration Committee include, among other things, evaluating executive and senior management performance; establishing and administering executive compensation, including base salaries, annual cash incentives, and equity awards; reviewing and approving the Executive Compensation Discussion and Analysis included in the annual Proxy Statement; recommending actions regarding the Chief Executive Officer’s compensation for approval by the Non-Executive Directors of our Board; approving individual compensation actions for all Executive Officers other than the CEO; and overseeing the Company’s human capital practices as such practices related to the Company’s broader ESG strategy.

A full description of the Committee’s role is set forth in the Remuneration Committee Charter, available at https://www.luxfer.com/investors/governance/.

Members

•        Richard Hipple, Committee Chair (November 2018)

•        Patrick Mullen (January 2022)

•        Lisa Trimberger (September 2019)

The Board has affirmatively determined that all members of the Remuneration Committee are independent in accordance with NYSE listing standards and SEC regulations.

Report

The Remuneration Committee Report can be found under the section entitled “2025 Remuneration Committee Report” on page 49 of this Proxy Statement.

Additionally, the Directors’ Remuneration Report, included in our U.K. Annual Report and Accounts, is available on our website at https://www.luxfer.com/investors/reports-and-presentations/annual-reports/.

Remuneration Committee Interlocks and Insider Participation	No member of the Remuneration Committee is involved in a relationship requiring disclosure as an interlocking Director or Executive Officer or otherwise under Item 404 of Regulation S-K.
Independent Compensation Consultant

The Remuneration Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant in 2025. Additional information regarding Meridian’s role and engagement can be found under the section entitled “Executive Compensation Governance and Processes” on page 53 of this Proxy Statement.

2026 PROXY STATEMENT
CORPORATE GOVERNANCE
GOVERNANCE HIGHLIGHTS
Board Composition and Independence	Board and Committee Practices	Shareholder Rights

•        86% independent Board

•        100% independent Board Committees

•        Independent Board Chair

•        Regular executive sessions

•        Full access to management, employees, and outside advisors

•        No Directors serve on more than 2 boards of other public companies

•        Annual Board, Committee, and individual Director evaluation process

•        Comprehensive onboarding and continuing education program

•        Regular Board refreshment and a mix of tenure, including recommended Director retirement age

•        Consideration of diversity in Director nomination process

•        Annual election of all Directors

•        Majority vote standard for Director elections

•        Equal classes of stock with equal voting power

•        No restrictions on shareholders’ rights to call special meetings

•        No poison pill

•        Processes for Director nomination by shareholders and communication with the Board

Board Oversight Areas	Executive Compensation Program and Policies

•        Long-term strategic plans and capital allocation

•        Enterprise risk management

•        Governance and ethics policies and practices

•        Sustainability, ESG, and cybersecurity integrated in Company’s long-term strategy

•        CEO and management succession planning

•        Human capital management

•        Comprehensive clawback policy for incentive-based compensation

•        No guaranteed bonuses or special grants to executives

•        Share plans include minimum vesting periods and do not contain evergreen provisions

•        Comprehensive Stock Ownership Guidelines applicable to Executive Officers and Directors

•        No hedging or pledging of company securities by Executive Officers and Directors

DIRECTOR INDEPENDENCE

The Board determines the independence of each Director based upon the NYSE listing standards, SEC regulations, and the Directors’ answers to questions on independence included in our annual Directors’ and Officers’ Questionnaire. Based on these standards, the Board of Directors has affirmatively determined that all Non-Executive Directors standing for election at the AGM (i.e., Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia A. Stein, Lisa Trimberger and Stewart Watson) are independent and have no material relationship with the Company that would interfere with their exercise of independent judgment. The Company’s Board of Directors has historically included and, to date, includes the Chief Executive Officer as the sole Executive Director. The Board has affirmatively determined that Andy Butcher, currently the only Executive Director, is not independent because he serves as Luxfer’s Chief Executive Officer.

In determining independence, the Board considers several factors related to the materiality of each Director’s relationship with Luxfer, including the Director’s affiliations with other organizations, such as employment, director, officer, shareholder, commercial, industrial, banking, consulting, legal, accounting, charitable, and familial affiliations. Given the nature of the advanced materials industry, an important factor the Board considers is whether the Director serves as an employee of another company that is a customer, supplier, or competitor of Luxfer. The Board has reviewed relevant relationships and found no significant relationships that would interfere with a Director’s independent judgment.

2026 PROXY STATEMENT
BOARD LEADERSHIP

The Board believes it is important to maintain flexibility in choosing the leadership structure that best meets the needs of the Company and its shareholders, based on circumstances that exist at the time and the qualifications of available individuals. We do not have a policy requiring the positions of Board Chair and Chief Executive Officer to be held by different people. However, these two positions have historically been separate and are expected to remain separate. The Board believes this structure is advantageous because it provides the appropriate balance between strategy development and oversight of management. It also allows the CEO to focus attention on driving business performance rather than Board governance. Additionally, this structure is consistent with corporate best practices, the Institutional Shareholder Services’ (ISS) recommendation, the views of Luxfer’s shareholders, and the U.K. Corporate Governance Code. The responsibilities of our independent Board Chair include, among other things:

•        leading the Board, including the oversight and coordination of the Board’s and its Committees’ work;

•        serving as a liaison between the CEO, other members of senior management, the Non-Executive Directors, and the Committee Chairs;

•        presiding at all meetings of the Board, including executive sessions of the independent Non-Executive Directors;

•        presiding at all meetings of the Company’s shareholders;

•        setting the Board’s meeting agendas and ensuring there is sufficient time for discussion of all agenda items;

•        recommending agendas for shareholder meetings and providing guidance to the Board on positions the Board should take on issues to come before shareholder meetings;

•        participating in discussions with the Nominating and Governance Committee on matters related to Board and Committee organization, composition, membership terms, and meeting structure; and

•        participating in discussions with the Nominating and Governance Committee and Remuneration Committee on matters related to the hiring, evaluation, and compensation of, and the succession planning for, the CEO, other executives, and Directors.

Luxfer’s Board of Directors is currently led by Patrick Mullen, who was appointed Board Chair in March 2022. Mr. Mullen is a Non-Executive Director and is considered independent under the NYSE listing standards and relevant SEC regulations. Luxfer believes that Patrick Mullen’s service as Board Chair is appropriate because of his extensive global industrial experience, including his previous executive leadership and management roles within industrial manufacturing companies; strategic planning and M&A experience; history of serving on the boards of other public companies; and knowledge of the manufacturing and engineering industries in general.

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RISK OVERSIGHT

Luxfer maintains an Enterprise Risk Management (ERM) program, which is the Company’s overall framework for identifying, assessing, monitoring, and mitigating the Company’s most significant risks. A wide breadth of potential risks relevant to the Company are evaluated under our ERM program, including those that could present financial, operational, or strategic risk. Through the ERM program, we apply standard risk management assessments and terminology aligned with the Committee of Sponsoring Organizations (COSO) Enterprise Risk Management Framework to each of Luxfer’s business units and corporate functions.

Luxfer’s Board oversees the management of risks relevant to the Company as part of regular Board and Committee meetings. Topics reviewed by the Board as part of its risk oversight responsibilities include, but are not limited to, the implementation of the Company’s strategic plan; its acquisitions and divestitures; its capital structure, allocation, and liquidity; material litigation; compliance with laws and regulation; cybersecurity; sustainability, climate, and ESG-related risks; and its organizational structure. While the full Board has overall responsibility for risk oversight, the Board delegates oversight responsibility for specific risks across its Committees, considering the Committees’ responsibilities, and the skills and experience of the Committees’ members. In particular, the Audit Committee oversees the Company’s annual ERM processes, including the establishment of the Risk Framework and completion of the annual Risk Assessment by various levels of management.

Luxfer’s management has day-to-day responsibility for identifying, evaluating, managing, and mitigating the Company’s risk. On an annual basis, Luxfer management establishes and/or updates, as appropriate, a Risk Framework and completes a Risk Assessment. Our Risk Framework and Assessments are accompanied by an internal manual to ensure a consistent and methodical assessment of the risks to which the Company is exposed. The manual provides guidance to help quantify the materiality of each risk, including its timing, likelihood, magnitude, scope, and financial impact. Each risk identified in the Risk Framework is reviewed by various levels of management, including our Internal Audit team. Risks are prioritized based on their relative likelihood and magnitude of the range of expected financial impact. Management regularly assesses, reviews, and consolidates risk assessment results at the enterprise level, ensuring they reflect the combined impact of interrelated risks such that they would be managed effectively. Risks identified as “top risks” are reviewed annually with Luxfer’s Executive Leadership Team, the Audit Committee, and the Board of Directors as a whole.

After material risks are reviewed, our ERM program involves the development, recommendation, and implementation of response plans appropriate to each risk. Response plans are developed and recommended by regional risk management teams and then reviewed and modified as necessary. Once approved, the response plans are implemented under the oversight of management teams across the relevant locations or functions. With oversight from the Board and/or a specific Board Committee, management, with the assistance of our Internal Audit team, monitors the implementation and progress of response plans. Results from such monitoring are reported to the Board of Directors as part of regular Committee updates during each quarterly meeting or as otherwise needed. Throughout the year, management also identifies, assesses, and discusses emerging risks with the Board and/or relevant Committee, which are subsequently incorporated in future annual risk assessments and monitored, managed, and mitigated as part of separate response plans.

STRATEGY

Luxfer’s Board oversees the Company’s long-term business strategy, which includes, among other matters, our strategic framework; business performance and development strategies; growth plans; and approach to commercial excellence, human capital management, lean operations, innovation, and sustainability. Working with Luxfer’s Executive Leadership Team and other key personnel, our Board engages in an in-depth strategic review of Luxfer’s outlook and strategies at least once per year to consider specific issues relevant to the overall conduct of our business, including financial performance, emerging challenges and opportunities, enterprise risks, safety, cybersecurity, sustainability, culture, mergers & acquisitions, and other strategic matters. The Company’s strategic plan is approved by the Board annually and serves as a foundation upon which goals and actions are established. Throughout the year, the Board receives regular updates from management, reviews management’s progress against strategic goals and actions, and acts to further evaluate and enhance the Company’s long-term strategy on an ongoing basis.

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MANAGEMENT SUCCESSION PLANNING

The Board views its role in succession planning and talent development as a key responsibility. At least once annually, usually as part of the annual talent review process, the Board discusses and reviews the succession plans for the Chief Executive Officer, Chief Financial Officer, Executive Leadership Team, and other key contributors. The Directors become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, regular updates to the Chair of the Nominating and Governance Committee, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop, and retain the leadership talent critical to the future success of the Company.

BOARD, COMMITTEE AND DIRECTOR EVALUATIONS

Annual evaluation of Board performance helps ensure that the Board and its Committees function effectively and in the best interest of our shareholders. The Nominating and Governance Committee is responsible for establishing and overseeing a process for evaluation. The Directors conduct an annual evaluation of the Board and each Committee. The evaluation process consists of a written evaluation comprising both quantitative scoring and qualitative comments on a range of topics, including the composition and structure of the Board and Committees, the type and frequency of communications and information provided to the Board and its Committees, the Board’s and its Committees’ effectiveness in carrying out their functions and responsibilities, the effectiveness of the Committee structure, Directors’ preparation and participation in the meetings, and the values and culture displayed by the Directors. With the assistance of the Company Secretary, the evaluation responses are compiled by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee Chair leads a discussion of the evaluation results at the following Board and Committee meetings. Following review of the evaluation results, particular areas of focus and key actions are identified. Throughout the year, the Nominating and Governance Committee monitors progress against the key actions identified and provides status updates to the full Board as part of regular Board meetings. Additionally, verbal evaluations are conducted in independent executive sessions at the end of every Board and Committee meeting.

In addition to Board and Committee evaluations, the Nominating and Governance Committee implemented, and the Directors complete, peer and self-evaluations of individual Director performance, which are aimed at identifying individual Director strengths and development areas. The results of Director evaluations are anonymous and discussed solely by the individual Director with the Chair of the Nominating and Governance Committee.

BOARD EDUCATION

Board education is an ongoing, year-round process, which begins when a Director joins our Board. Upon joining the Board, new Directors are provided with an orientation to the Company, including our businesses, strategy, and governance. On an ongoing basis, Directors receive educational presentations on a variety of topics related to their responsibilities as Directors and the industries in which Luxfer operates. These presentations are provided by external advisors and/or our senior management team. In addition to an in-depth orientation program for new Directors, Luxfer is proud to support the continued education of our Directors and encourages Directors to seek education outside of opportunities provided by the Company. This support includes reimbursement for reasonable expenses related to Directors’ encouraged attendance at conferences, seminars, and outside training programs.

In 2025, topics for Board education included Luxfer values and culture; anti-bribery; anti-trust compliance; global insider dealing; global business ethics; capital markets; merger and acquisition strategy and trends, including strategic options; SEC regulatory developments and disclosure proposals; technology for Boards; talent management; emerging issues in governance; audit, accounting, and financial analysis; areas of risk relating to Generative AI; cybersecurity; ESG; and diversity and unconscious biases.

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GOVERNANCE POLICIES AND PRACTICES

Luxfer is committed to the highest standards of corporate governance and ethics. As such, the Board of Directors has adopted a set of Corporate Governance Guidelines. These guidelines describe the principles and best practices that the Board follows in carrying out its responsibilities to ensure that the Company is run in a transparent and ethical manner and to support the Company’s core objectives in furtherance of its values. Additionally, the Board has adopted a Code of Ethics and Business Conduct, which is the designated code of ethics applicable to our Chief Executive Officer, Executive Officers, Board of Directors, and anyone conducting business on Luxfer’s behalf.

The Board reviews best practices and developments in corporate governance, and, if appropriate, revises the Corporate Governance Guidelines, Code of Ethics and Business Conduct, Committee Charters, and other governance instruments at least once annually in accordance with the rules and best practices of the SEC and NYSE. Copies of these documents are available on our website at https://www.luxfer.com/investors/governance/.

CONFLICTS OF INTEREST

Luxfer’s Code of Ethics and Business Conduct and Corporate Governance Guidelines address conflicts of interest. As provided in the Code of Ethics and Business Conduct, a “conflict of interest” occurs when an individual’s private interest (or the interest of a member of their family) interferes, or even appears to interfere, with the interests of the Company. A conflict of interest can arise when an employee, Executive Officer, or Director (or a member of their family) takes actions or has interests that may make it difficult to perform their work for Luxfer objectively and effectively. Conflicts of interest also arise when an employee, Executive Officer, or Director (or a member of their family) receives improper personal benefits as a result of their position in Luxfer or another organization. The Company periodically, but no less frequently than annually, solicits information from Directors and Executive Officers in order to monitor potential conflicts of interest. Directors and Executive Officers are expected to always be mindful of their fiduciary obligations to the Company, and they must seek determinations and prior authorizations or approvals of potential conflicts of interest from (i) the Board Chair or Nominating and Governance Committee, as appropriate, in the case of Directors or (ii) Luxfer’s General Counsel, or where a conflict arises, the Nominating and Governance Committee, in the case of Executive Officers. In 2025, there were no conflicts of interest.

RELATED PARTY TRANSACTIONS

In addition to standards set forth in our Corporate Governance Guidelines, Luxfer has established a Related Party Transactions Policy. In accordance with the Related Party Transactions Policy and consistent with section 314.00 of the NYSE Listed Company Manual, as amended, the Audit Committee must conduct a reasonable prior review of all “Related Party Transactions” and prohibit such a transaction if it determines it to be inconsistent with the interests of the company and its shareholders. A “Related Party Transaction” is any transaction directly or indirectly involving a Related Party that is required to be disclosed under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Under Item 404(a), the Company is required to disclose any transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (a) the amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the Company was or is to be a participant; and (c) any Related Party had or will have a direct or indirect material interest.

In considering whether to approve a Related Party Transaction, the Audit Committee takes into account, all of the relevant terms, facts, and circumstances available to it, including but not limited to the following, if applicable: (i) the information made available in the notice described in section 3.0 of the Company’s Related Party Transactions Policy; (ii) the purpose of the transaction and its potential risks and benefits to the Company; (iii) the interests of all Related Parties in the Related Party Transaction; (iv) the role, if any, the Related Parties played in arranging the transaction; (v) whether the transaction was or is proposed to be undertaken in the ordinary course of the Company’s and the Related Party’s business; (vi) whether the Related Party Transaction is material to the Company; (vii) whether the terms and conditions of the Related Party Transaction are fair to the Company and usual and customary in the market; (viii) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ix) the availability of other sources for comparable products or services; (x) in the event the Related Party is a Director, an Immediate Family Member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer, the impact of the

2026 PROXY STATEMENT

transaction on the Director’s independence, and if the Director serves on the Remuneration Committee, such Director’s status as a “non-employee director” under Rule 16b-3 of the Exchange Act, and, if applicable, an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (xi) the information required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K of the Securities Act if the Company were to enter into the Related Party Transaction. In 2025, there were no Related Party Transactions reported to or evaluated by the Audit Committee.

SECURITY OWNERSHIP

Various Luxfer policies address security ownership, including the Insider Trading and Dealing Policy and the Stock Ownership Guidelines. Particularly, Luxfer’s Insider Trading and Dealing Policy prohibit a number of transactions by “covered persons.” “Covered persons” include Directors, Executive Officers, various Luxfer employees and consultants in management, corporate, finance, legal, and investor relations roles, as well as their spouses, children, stepchildren, other family members living in the same household, and other close family members whose transactions are influenced by a covered person (“Family Members”). Specifically, the Policy prohibits the following in relation to Company securities: (i) trading in any interest, security, or position relating to the future price of Luxfer securities; (ii) holding Luxfer securities in a margin account; (iii) pledging Luxfer securities as collateral for a loan; (iv) entering into monetization transactions or similar arrangements involving Luxfer securities; and (v) short-term trading or short sales. All covered persons – including Family Members of covered persons, members of a covered Person’s household, and entities controlled by covered persons – are expected to comply with the Insider Trading and Dealing Policy, as well as applicable securities laws and regulations.

Further, Luxfer has established Stock Ownership Guidelines, which apply to all Directors, Executive Officers, and any other key employees that the Remuneration Committee may identify from time to time in consultation with management. The Company’s Articles of Association do not currently require Directors to hold a minimum number of shares in the Company to qualify for appointment to the Board of Directors; however, the Stock Ownership Guidelines provide the Company’s expectations as to the minimum amount of shares such persons should own in the Company. These minimum amounts are based on the total value of the shares owned by a person being equal to a certain multiple of such person’s annual base salary or retainer fee. Additionally, the Stock Ownership Guidelines include share retention ratios to assist in a person’s continuous progress toward their respective ownership guidelines. Directors and Executive Officers are expected to achieve the minimum ownership guidelines within five years of the effective date of the Stock Ownership Guidelines or their appointment or election, whichever occurs later.

ENVIRONMENT, SOCIAL AND GOVERNANCE INITIATIVES

Luxfer remains dedicated to operating and maintaining safe, clean, and environmentally compliant operations while supporting our employees and the communities where we work. At the heart of our sustainability strategy, which positions Luxfer for long-term success, is a continuous evaluation of these commitments through robust governance practices and policy development. This ensures that we always conduct business in alignment with our mission and values. The Luxfer Board of Directors oversees the Company’s long-term business strategy, which includes, among other priorities, our approach to ESG (Environmental, Social, and Governance) and sustainability. The Board reviews our governance policies and practices, systems for risk management and oversight, environmental sustainability efforts, health and safety measures, human rights policies, human capital management, corporate culture, cybersecurity, and how we serve our customers and support our communities.

In December 2024, Luxfer released our third Sustainability Report, a biennial publication that outlines our ongoing sustainability initiatives across our operations and business units. Building on the foundations of our initial 2020 report and the update in 2022, the 2024 report included (i) more detailed environmental and social data through 2023; (ii) an update on our progress toward achieving our 2025 Environmental Goals; (iii) a deeper discussion of sustainability governance and climate-related risks; and (iv) insights into new and continuing sustainability initiatives.

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ENERGY AND EMISSIONS

In 2025, we continued tracking energy and emissions data through our internal ESG Scorecard, which measures progress across a wide range of ESG key performance indicators. In addition to recording data, we utilize an ESG Scorecard, a mechanism through which we evaluate performance against our 2025 Environmental Goals, which includes our commitment to reducing our absolute carbon dioxide equivalent (“CO2e”) emissions by 20% by 2025 using a 2019 baseline. As disclosed previously, we achieved this emission reduction target ahead of schedule. Through sustained operational efficiencies and emission management initiatives, we delivered sequential year-over-year reductions in absolute CO2e emissions and exceeded our 2025 reduction goal prior to the target year. Additional details regarding final full-year 2022 and 2023 emission data, as well as progress towards our 2025 Environmental Goals, were provided in our 2024 Sustainability Report.

Each Luxfer site compiles greenhouse gas emission inventories and monitors electricity and natural gas usage. All other greenhouse gases produced as a result of manufacturing operations, such as propane and direct CO2, are also recorded. Scope 1 emissions consist of all direct emissions from fuel combustion, natural gas, propane, and all other sources of direct emissions. Scope 2 emissions consist of all indirect emissions attributable to the Company through the consumption of purchased electricity, steam, heating, or cooling. This data is compiled and converted to emissions to calculate our total CO2e output. Our US and Canada facilities use standard CO2 conversion factors published by the U.S. Environmental Protection Agency, and our U.K. facilities use CO2 conversion factors published by the U.K. Government. Broadly speaking, the gases that compile the bulk of our emissions have very similar CO2e equivalency regardless of where they are sourced. Year-on-year figures are used to identify any anomalies, and similar sites are compared to one another to ensure consistency and understanding of this data. At present, we do not publicly report any Scope 3 emissions.

The table below provides a summary of the Company’s Scope 1 and Scope 2 greenhouse gas emissions since 2021.

	2025 (1) (2)	2024 (1)	2023 (1)	2022 (1)	2021
	mtCO2e (3)	mtCO2e (3)	mtCO2e (3)	mtCO2e (3)	mtCO2e (3)
Scope 1	33,283	23,978	39,425	51,660	72,222
Scope 2	12,878	13,831	13,463	20,226	31,431
TOTAL	46,161	37,809	52,888	71,886	103,653

____________

(1)    2025, 2024, 2023 and 2022 absolute emissions include emissions from our facility in Pomona, California, acquired in March 2021.

(2)    2025 absolute emissions only include emissions for six months in relation to our previous two Luxfer Graphic Arts sites which was sold in July 2025.

(3)    Metric tons of CO2 equivalent.

FACILITIES AND OPERATIONS

Since 2019, Luxfer has invested in multiple energy- and emissions-reduction projects across our global facilities, such as LED lighting, upgrades to compressors, pumps, motors, and the replacement of inefficient equipment with energy-efficient models. In addition to facility investments, Luxfer is committed to enhancing internal process controls, operational improvements, and increased employee awareness of operational inefficiencies through the implementation of the Sustainability Segment of the Luxfer Business System.

These business improvements have significantly contributed to the Company’s ability to achieve its 2025 emissions reduction target ahead of schedule. Key sustainability practices, efforts, and achievements through 2025 include:

•        Luxfer MEL Technologies achieving EcoVadis Gold Sustainability rating;

•        Luxfer Graphic Arts Madison achieves innovator status through St. Louis Green Business Challenge;

•        Luxfer Magtech Powders Saxonburg achieves 1st place in Sustainable Pittsburgh’s Carbon Sprint Challenge for 2023;

•        Luxfer Magtech Powders Saxonburg achieves silver workplace certification through Sustainable Pittsburgh;

•        Luxfer Gas Cylinders Nottingham achieves EcoVadis Bronze Sustainability rating;

•        Luxfer Gas Cylinders Nottingham wins MAKE UK Midlands and East Manufacturing Award for Innovation in 2024;

•        Luxfer Gas Cylinders Nottingham wins 2024 Product Innovation & Design Award from Manufacturer MX Awards;

•        Luxfer MEL Technologies transitioning to an all-electric FLT fleet; and

•      Luxfer Gas Cylinders Canada winning an award for Sustainability Leadership for Green Economy Calgary in 2025.

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HUMAN CAPITAL MANAGEMENT

The Company employed approximately 1,400 people as of December 31, 2025, fewer than 50 of whom relate to discontinued operations. Of the approximately 1,350 employees associated with continuing operations, approximately 800 are employed in the United States and 550 are employed internationally.

Attracting and retaining talent remains important to management. To succeed in an everchanging and competitive labor market, Luxfer takes a proactive approach to human capital management by pursuing several priorities that we believe are critical in recruiting, retaining, motivating, and developing top talent. Such priorities include: (i) ensuring occupational health and safety; (ii) providing opportunities for professional growth and development; (iii) maintaining diverse and inclusive workplaces; and (iv) promoting financial, physical, and emotional well-being.

Our Board of Directors and Executive Leadership Team play a key role in setting our human capital management strategy and driving accountability for meaningful progress. Informed by data, our human capital management initiatives are supported by local leadership, with significant functional oversight by our local human resource teams. All Luxfer facilities collect data on employee retention, talent acquisition, training, and safety. Metrics are recorded quarterly on our internal scorecard and are reported to executive management regularly.

OCCUPATIONAL HEALTH & SAFETY

The occupational health and safety of employees is fundamental to delivering sustainable economic performance. Luxfer has established well-defined health and safety policies and procedures, reinforced by ongoing employee training, as part of the Company’s commitment to safety. Internal and external gap analyses are regularly conducted to systematically assess safety goals and objectives for all locations. We conduct on-site audits to identify and mitigate environmental, health and safety risks, as well as evaluate our compliance with all regulatory requirements and Luxfer policies. As part of the Company’s enterprise-wide risk management system, these objectives are evaluated, and performance related to them is regularly reviewed and discussed to strengthen organizational safety resilience.

Employees are encouraged to observe, and immediately report all safety hazards, which are incorporated into “safety moments” shared at the beginning of each meeting. Safety moments are meant to increase awareness and reinforce a culture of positive safety behavior. Additional efforts include monthly employee safety meetings, safety audits conducted by management, safety audits by certain employees, and the inclusion of safety initiatives as part of select employees’ incentive plans.

The Company utilizes a mixture of leading and lagging indicators to measure the health and safety performance of its operations. Leading indicators include reporting and closure of all near-miss events and safety concerns identified. Lagging indicators include the recordable Incident Frequency Rate, which is defined by the U.S. Occupational Safety and Health Administration as the number of work-related injuries per 100 full-time workers during a one-year period. Recordable Accidents and Lost Time Accidents are also recorded. These safety measures are integrated into our executives’ performance evaluations and reported to the Board quarterly. Luxfer’s lagging safety indicators from 2021 to 2025 are shown in the table below.

	2025	2024	2023	2022	2021 (1)
Recordable Accidents	35	34	32	20	31
Lost Time Accidents	10	8	4	8	15
Incident Frequency Rate	2.62	2.44	2.46	1.59	2.62

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(1)   2021 safety data excludes the following facilities: (i) Niagara, Canada; (ii) Aluminum operations in Riverside, CA, US; (iii) Graham, NC; (iv) Aluminum operations in Worcester, U.K.; and (v) Shanghai, China. Data from our facility in Pomona, CA is included, beginning in April 2021.

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EMPLOYEE WELL-BEING

Luxfer’s workforce is one of our greatest sources of sustainable value. Our ability to deliver on our objectives and build lasting relationships with our customers depends on the capabilities, attraction, and retention of the talented individuals who come to work every day. As such, we continuously strive to offer competitive pay and benefits and maintain a work-life balance for our employees in order to foster job satisfaction and increase retention.

Fair Wages and Competitive Benefits. The Company’s compensation philosophy aims to attract, retain, and motivate employees through its incentive and benefit programs. Luxfer offers competitive base pay and, depending on position, variable incentive pay associated with both individual and Company performance, including both short-term incentive pay and long-term equity awards. Full-time employees and, in some cases, part-time employees who have met the minimum service hour requirements, are eligible to participate in various retirement savings plans, such as the Company’s 401(k) defined contribution plan in the U.S. and various pension schemes available to U.K. employees. We also offer paid time off, group medical, dental, and vision plans, in addition to various life, disability, and paid family sick leave options, which vary by jurisdiction.

Employee Share Plans. Luxfer encourages participation in its U.S. Employee Stock Purchase Plan (the “ESPP”) and U.K. Share Incentive Plan (the “SIP”), which provide employees an opportunity to become Luxfer shareholders at a reduced price. Under the ESPP, U.S. employees can purchase Company stock at a 15% discount through payroll deductions. Under the SIP, U.K. employees can purchase Luxfer shares, subject to certain limits, through payroll deductions and, in turn, the Company grants participating employees one free share per every two shares purchased.

Fitness and Wellness Programs. Luxfer is proud to offer several optional fitness and wellness programs and healthy living incentives to our employees. Our Employee Healthy Lifestyle Program is available to our U.S. employees and offers partial reimbursement for certain gym and fitness center memberships, weight loss programs, and group exercise classes. U.S. employees are also eligible to participate in a smoking cessation program through which employees who complete a 90-day program are rewarded with lowered insurance rates.

Emotional Well-Being. We support the social and emotional health of our employees by providing access to wellness clinics and funded mental health counseling services. As a part of Luxfer’s group medical insurance plan, U.S. employees have convenient access to mental health services through live video visits with a board-certified doctor or licensed therapist. Luxfer also provides access to the Employee Assistance Program, which is designed to support employees and their families with a variety of work-life services and resources, including legal assistance, financial budgeting, and more. Through the Employee Assistance Program, employees are connected to a credentialed counselor, free of charge, to provide professional, confidential services to help them and their loved ones improve their quality of life.

GROWTH AND TALENT DEVELOPMENT

Providing opportunities for professional growth and development is key to Luxfer’s retention strategy. Luxfer maintains talent and succession planning processes, including regular reviews by the Executive Leadership Team and reports to the Board of Directors. Employees are provided with training, learning, and development opportunities at all levels of the Company. We operate leadership and management development programs, which provide a consistent approach to the development of the Company’s future leaders and managers. With a multi-faceted curriculum, these programs provide critical problem-solving, communication, business management, and leadership skills. Luxfer also maintains various training and development programs for employees at the workforce level, in addition to regular coaching and support from their supervisors and performance evaluations. Management utilizes a variety of tools to evaluate employee performance, including skills assessments, self-evaluations, and the achievement of personal objectives. Personal objectives (a list of goals the employee will strive to achieve) are set at the beginning of each year in the form of a balanced scorecard. Managers approve the personal objective scorecard and review the employee’s performance in relation to their scorecard throughout the year. Moreover, setting personal objectives ties employee performance to the Company’s overall strategy and improves engagement, thereby supporting Luxfer’s growth and profitability.

To further support our employees’ personal and professional development, Luxfer offers a company-wide online training and development platform designed to increase access to critical business, leadership, management, productivity, collaboration, and computer software skills. The platform provides access to over 180,000 courses, videos, books, and audio books on a variety of topics from world-class experts. The content is made to suit different learning styles; all one click away in the same user interface. Employees can access the content 24/7 on any desktop computer or mobile device, providing them with the opportunity to improve their performance anytime, anywhere.

2026 PROXY STATEMENT
DIVERSE AND SUPPORTIVE WORKPLACE

The professional conduct of our employees furthers the Company’s mission, promotes productivity, minimizes disputes, and enhances our reputation. As such, Luxfer is committed to creating and maintaining a diverse, global workforce that provides fair and equitable opportunities, thereby advancing Luxfer’s innovation culture and customer first values. To ensure effective teamwork and achievement of common business goals, all Luxfer personnel are required to complete a variety of anti-harassment, non-discrimination, diversity, and unconscious bias trainings annually.

THIRD PARTY RELATIONS AND SUPPLY CHAIN COMPLIANCE

To ensure that our partners conduct business with a high degree of integrity and in a socially and environmentally responsible manner, all third parties with whom we do business (including suppliers, distributors, contractors, agents, service providers, and customers) are expected to adhere to our Third Party Code of Conduct. Based on our own Code of Ethics and Business Conduct, the Third Party Code of Conduct applies to all third party representatives worldwide. Under the Code, third parties are expected to respect, acknowledge, uphold, and comply with the following key themes and extend these standards to their supply chain:

•        working conditions;

•        employee health and safety;

•        child labor, forced labor, and human trafficking;

•        business ethics, anti-corruption, and anti-bribery;

•        data privacy;

•        environmental responsibility;

•        conflict-free mineral sourcing; and

•        product and service quality.

Beginning in 2021, the establishment of new commercial contracts and the continuation of existing commercial agreements with Luxfer requires certain suppliers and vendors to sign and return an acknowledgment form to confirm their compliance with the Third Party Code of Conduct. To ensure ongoing compliance, Luxfer requests that third parties renew their signature on the form once every three years. Presently, acknowledgement of the Third Party Code of Conduct applies only to vendors and suppliers that conduct $50,000 or more in business with Luxfer annually. This compliance metric is monitored quarterly by each Luxfer location using our internal Sustainability Scorecard and is reviewed biannually with the CEO and senior management. In 2025, 97% of suppliers and distributors who met this threshold attested compliance in writing to Luxfer’s Third Party Code of Conduct. In 2026, we intend to continue implementing the appropriate internal processes to achieve a 100% attestation rate from third parties who meet this threshold.

To further improve the sustainability performance of our supply chain, evaluations of new and existing vendors are conducted regularly. We utilize several methods to ensure that our standards are met, including vendor risk assessments. Through this approach, vendor assessments are conducted based on multiple factors, including risk profile, engagement type and activity, and geography. These assessments evaluate the vendor’s ability to meet both our internal and industry standards for quality, safety, and reliability. Pursuant to our Third Party Code of Conduct, third parties are required to allow representatives from Luxfer and, if requested, Luxfer’s customers full access to their production facilities, records, and workers for confidential interviews. We use appropriate due diligence procedures to vet our vendors prior to entering into any business arrangements and reject those who do not fulfill our requirements or meet our standards.

We encourage and facilitate reporting of environmental, social, or governance non-compliance in our operations and throughout our supply chain through our confidential, anonymous whistleblowing hotline. Concerned individuals may report actual or suspected violations anonymously via our hotline, which is available 24/7 and offers multilingual support for reporters in more than 170 languages.

2026 PROXY STATEMENT
CYBERSECURITY

As customer preferences and business-efficiency demands lead to a more connected and digitized world, cybersecurity and privacy risks have become critical business issues. Luxfer understands the systemic nature of cybersecurity threats to the safety and security of our Company, customers, and employees. As such, Luxfer is committed to safeguarding and protecting our information technology (“IT”) network, equipment, and systems against cybersecurity threats to ensure our future security and reduce risk.

We have adopted a risk management approach addressing cyber threats, which includes (i) Board-level oversight; (ii) preventing hackers from penetrating our systems (“cybersecurity”); (iii) containment and recovery measures in the event of an attack (“cyber resilience”); (iv) policies and employee training; (v) third-party cybersecurity measures; and (vi) compliance with applicable laws and regulations. Accordingly, we will continue to review and update our existing governance, policies, and practices to address the following objectives:

•        ensure business continuity by protecting Luxfer’s technology, data, intellectual property, and information assets;

•        increase cyber-resiliency and enhance controls for detecting and mitigating cybersecurity incidents;

•        safeguard the availability and reliability of Luxfer’s network infrastructure, systems, and services;

•        ensure compliance with all applicable regulations and Luxfer policies, controls, standards and guidelines; and

•        comply with requirements for confidentiality and privacy with respect to Luxfer’s customers and employees.

Board-Level Oversight. As a part of its regular risk oversight, Luxfer’s Board of Directors is responsible for overseeing cybersecurity, information security, and technology risk. The Board is comprised of independent Non-Executive Directors, and one Executive Director. Luxfer’s Senior Management Team provides regular reports on information security matters at least quarterly to the Board, as it is their responsibility to oversee management’s actions to identify, access, mitigate and remediate material risk.

Management Oversight. Luxfer’s cybersecurity program is managed by our IT Steering Committee. Comprised of IT Managers from across the Company and chaired by a member of Luxfer’s Executive Leadership Team, the IT Steering Committee maintains the vision, strategy, and operation of Luxfer’s cybersecurity program. IT Managers, who have operational responsibility for the actions of the Committee, ensure the effective implementation of the Company’s IT policies and manage the local IT teams to ensure they are appropriately supported. Local IT teams have the day-to-day responsibility for implementing and monitoring the operation of Company IT policies within their respective business units. IT personnel within the Company are qualified within their respective roles and are provided with the resources to carry out their responsibilities effectively.

Cybersecurity. In the conduct of our business, we increasingly collect, use, transmit and store data on IT systems. This data includes confidential information belonging to us, our customers and other business partners, as well as personally identifiable information of individuals, including our employees. Like other global companies, we have experienced, and expect to continue to be subject to, cybersecurity threats and incidents, ranging from employee error or misuse, individual attempts to gain unauthorized access to IT systems, and sophisticated and targeted measures, known as advanced persistent threats; none of which have been material to the Company to date.

Cybersecurity Risk Management. We devote significant resources to network security, data encryption, employee training, monitoring of networks and systems, patching, maintenance and backup of systems and data. We also follow best practices for IT and data security, as our IT controls are aligned with DFARS/NIST 800-171 IT Security Standard for U.S. Government Contractors. Although there have been no cybersecurity incidents that have been material to the Company to date, cyber-attacks are continually becoming more sophisticated, and our IT network is still potentially vulnerable to threats and incidents in the future.

2026 PROXY STATEMENT

To assure long-term success, Luxfer is committed to discovering and preparing for all potential cybersecurity threats. We set out below certain mitigating actions that we believe help us manage our principal cybersecurity risks.

Risk	Risk Description	Management of Risk
Network and Systems

Luxfer’s operations are increasingly dependent on IT systems and management of information, and a cyber-attack could inhibit our business operations including disruption to sales, production and cash flows.

Luxfer has a wide breadth of controls in place to protect against cyber-attacks including firewalls, threat monitoring systems, protected cloud architecture, and more frequent security patching. We have phased out vulnerable operating systems and updated legacy servers with advanced security. Applications that run and manage our core operating data are fully backed up.

Employee Error or Misuse	As cyber-attacks and phishing scams are becoming more advanced, employees may fail to recognize the signs of a cyber-attack or rely solely on the Company’s IT defenses.	We have global policies covering IT security standards and provide annual training modules for employees. We also train our employees on cybersecurity through phishing simulations.
Third-Party Cybersecurity Measures

In part, we depend on the reliability of certain tested third parties’ cybersecurity measures, including firewalls, virus solutions and backup solutions. Our business may be affected if these third-party resources are compromised.

Our IT Steering Committee performs thorough due diligence and risk analyses on third party vendors, verifying that sufficient security testing is performed on all software before installation on Luxfer’s network. The IT Steering Committee also monitors and reviews access and permissions to all software and programs regularly.

Regulations

We must comply with the U.K. General Data Protection Regulation (GDPR) relating to the security of personally identifiable information we process. A data breach can result in non-compliance with the GDPR, leading to fines or litigation.

We make every effort to comply with the GDPR and implement best practices including annual review of our Data Protection Policy. We also train employees to maintain secure systems, access control measures, and regularly monitor and test our networks to protect data, payment information, and personally identifiable information.

Cyber Resilience. Although we devote significant resources to network security, data encryption and other measures to protect our information technology systems and data from unauthorized access or misuse, including those measures necessary to meet certain information security standards that may be required by our customers, there can be no assurance that these measures will be successful in preventing a cybersecurity or general information security incident. We also rely in part on the reliability of certain tested third-party cybersecurity measures, including firewalls, virus solutions and backup solutions, and our business may be affected if these third-party resources are compromised.

Training and Compliance. Our employees are a key line of defense against cybersecurity threats and malicious actors. In addition to our IT Policies, Luxfer has a comprehensive cybersecurity training and awareness program to educate employees on how to recognize cybersecurity threats, prevent cyber-related incidents, and report a potential threat or breach. Our online compliance training program is mandatory for all employees worldwide, and includes cybersecurity awareness and IT security training, along with other compliance and governance related topics. Within each training module, employees must review a Company IT policy applicable to the training topic and attest that they have read, understood, and agree to comply with the Policy.

Luxfer’s IT Steering Committee continues to carry out internal phishing simulations to engage employees with cybersecurity, raise awareness, and educate employees on how to recognize and report phishing attacks. Through the simulations, we test our employees’ reaction to phishing emails and collect important metrics like click rate. Data collection allows us to pinpoint trouble spots and target additional training to specific teams or locations. This information is also reported once quarterly to Luxfer’s Senior Leadership Team and is an important supplement to our overall IT security training program.

Third-Party Cybersecurity Measures. Our IT staff perform thorough due diligence and risk analyses on third party vendors, verifying that sufficient security testing is performed on all software before installation on Luxfer’s network. Access and permissions to all software and programs are regularly monitored and reviewed by IT managers.

2026 PROXY STATEMENT

Compliance with Regulations. We make every effort to comply with the U.K. General Data Protection Regulation and other applicable laws relating to the security of personally identifiable information of our customers, employees, and anyone with whom we do business. Our Data Protection Policy is reviewed and audited by our internal audit team annually.

COMMUNICATION WITH SHAREHOLDERS AND INTERESTED PARTIES

We believe that effective corporate governance includes year-round engagement with our shareholders, stakeholders, and any interested party. We regularly meet with our shareholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. In a typical year, Luxfer engages dozens of shareholders, including our largest shareholders two to three times per year. In 2025, we had more than 100 calls and meetings with investors, including those scheduled as part of investor conferences, non-deal roadshows, and post-earnings follow up meetings. To continuously improve our shareholder communication and outreach, we review the feedback we receive during these meetings with our Board of Directors. Our Directors, along with management, carefully consider and evaluate this information, and modify the Company’s approach to advance our shareholder engagement efforts.

If you wish to provide us with feedback, please send an email to investor.relations@luxfer.com. Alternatively, if you wish to communicate with the Board of Directors, specific Directors as a group, or any individual Director, you may send a letter addressed to the relevant party, c/o Company Secretary, Luxfer Holdings PLC, Lumns Lane, Manchester, M27 8LN, England. Any such communications will be forwarded directly to the addressee(s). Additional information can be found on our website at https://www.luxfer.com/contact/.

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NON-EXECUTIVE DIRECTOR COMPENSATION

Our director compensation program reflects our belief that a significant portion of the Directors’ compensation should be tied to long-term growth in shareholder value. Director compensation is recommended by the Remuneration Committee and approved by the Board of Directors. We use a combination of cash retainer fees and equity awards to attract and retain qualified Directors.

The Remuneration Committee’s annual compensation review includes a periodic analysis of data, comparing the Company’s director’s compensation levels against a peer group of publicly held companies. In conducting such review, the Remuneration Committee may utilize publicly available market data, compensation survey data, and advice provided by compensation consultants. The Remuneration Committee then reaches a recommendation regarding our director compensation program and the compensation paid to our Directors. The Remuneration Committee’s recommendation is subsequently provided to the full Board for review and final approval.

Meridian, the Remuneration Committee’s independent compensation consultant, provided the Committee with a benchmark study, as well as advice and recommendations on the composition of the peer group and competitive data used for benchmarking our director compensation program. The Remuneration Committee used the information provided by Meridian, as well as other trend data, to reach an independent recommendation regarding the compensation paid to our Directors. This recommendation was provided to the full Board for review and final approval.

RETAINERS

In 2025, the annual retainer payable to Non-Executive Directors, not including the Board Chair, for service on Luxfer’s Board of Directors and its committees was US$82,000. The annual retainer payable to the Board Chair for service on Luxfer’s Board of Directors and its committees was US$115,000. Andy Butcher was the only Executive Director in 2025; he received no separate compensation for his Board service. Directors do not receive additional fees for meeting attendance or service on Board committees. Following the Remuneration Committee’s compensation review, the Board did not implement an increase to the annual retainers paid to Non-Executive Directors for service in 2025.

EQUITY AWARDS

Director equity awards are designed to (i) align the interests of Luxfer’s Directors with the interests of the Company’s shareholders; (ii) act as a retention tool; (iii) promote sound corporate governance; and (iv) demonstrate a commitment to the Company. Equity awards provided to Non-Executive Directors are granted under the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan, as amended and restated on June 8, 2022 (the “EIP”). The plan under which awards are granted to Executive Directors is the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “LTIP”). U.K.-based Executive Directors are eligible to participate in Luxfer’s U.K. Share Incentive Plan (“SIP”), which is open to all U.K. employees and U.K.-based Executive Directors. In the U.S., Luxfer has also established an Employee Stock Purchase Plan (“ESPP”), which is open to all U.S. employees and U.S.-based Executive Directors.

EIP. Annual awards are made to Non-Executive Directors under the EIP as part of their fees in accordance with the Directors’ Remuneration Policy, which was last approved by shareholders at the 2024 Annual General Meeting with 99.39% of votes cast in favor thereof. The value of the award is defined in the Directors’ Remuneration Policy and, as of 2024, the maximum award in any financial year may not exceed 150% of the retainer fee paid to a Non-Executive Director. These awards are made on the day of or immediately after the Company’s Annual General Meeting each year and vest on the day of or the day immediately prior to the following year’s AGM. Annual awards are typically made in the form of Restricted Stock Units. They are settled immediately on vesting, together with dividend equivalents that have accumulated during the vesting period. New Non-Executive Directors cannot participate in the annual awards until they have served six (6) months on the Board of Directors; however, the awards they would have earned from the date of their appointment are added to the next annual award, provided they are re-elected at the AGM.

LTIP. The LTIP was adopted as part of Luxfer’s initial public offering in 2012 and amended and restated on June 8, 2022. It is used to grant awards to Executive Directors, Executive Officers, senior and junior managers. A variety of different awards can be granted under the LTIP. The maximum value of awards that can be granted to the Executive Director under the LTIP is defined in the Directors’ Remuneration Policy.

2026 PROXY STATEMENT

SIP. The purpose of the SIP is to provide benefits to employees, including U.K.-based Executive Directors and Officers, so as to give such employees a continuing stake in Luxfer. Shares awarded under the SIP are allocated based on payroll contributions made by employees of the Company.

ESPP. The purpose of the ESPP is to provide benefits to employees, including U.S.-based Executive Directors and Officers, so as to give such employees a continuing stake in Luxfer. Shares awarded under the ESPP are allocated based on payroll contributions made by employees of the Company.

Copies of the above-mentioned EIP, LTIP, SIP and ESPP are on file with the SEC.

Additionally, Luxfer has established Stock Ownership Guidelines, which apply to all Directors and provide the Company’s expectation as to the minimum number of shares such Directors should own in the Company. The Stock Ownership Guidelines can be found on our website at www.luxfer.com/investors/governance/board/. Further information on the Stock Ownership Guidelines is provided in the section entitled “Security Ownership” on page 39.

NON-EXECUTIVE DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation that the Company paid for the period ended December 31, 2025, to the Non-Executive Directors serving on our Board of Directors at any time from January 1, 2025 through December 31, 2025. In 2025, the average total Non-Executive Director compensation was US$173,410(1).

	Retainers (US$)	Equity Awards (2) (3) (US$)	Total (US$)
Patrick Mullen (4)	115,000	117,114	232,114
Richard Hipple (5)	82,000	88,487	170,487
Clive Snowdon (6)	82,000	88,487	170,487
Sylvia A. Stein (7)	82,000	88,487	170,487
Lisa Trimberger (8)	82,000	88,487	170,487
Stewart Watson (9)	27,333	—	27,333

____________

(1)   Average excludes Stewart Watson’s compensation as he was only a director for four months of 2025.

(2)   Represents the fair value of Restricted Stock Units granted under the EIP in 2024 and which vested on June 6, 2025, at a share price of US$10.02, as compensation for their services.

(3)   These time-based Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the award period. The dividend equivalents are not credited until the award vests. The value of the dividend equivalents that vested in 2025, for each Non-Executive Director were as follows: Patrick Mullen US$4,990 (498 shares), Richard Hipple US$3,768 (376 shares), Clive Snowdon US$3,768 (376 shares), Sylvia Stein US$3,768 (376 shares) and Lisa Trimberger US$3,768 (376 shares). These values have not been included in the table above.

(4)   As of December 31, 2025, Patrick Mullen had 11,657 unvested Restricted Stock Units. The foregoing figure includes 246 dividend equivalents (in shares) accumulated through December 31, 2025.

(5)   As of December 31, 2025, Richard Hipple had 8,807 unvested Restricted Stock Units. The foregoing figure includes 185 dividend equivalents (in shares) accumulated through December 31, 2025.

(6)   As of December 31, 2025, Clive Snowdon had 8,807 unvested Restricted Stock Units. The foregoing figure includes 185 dividend equivalents (in shares) accumulated through December 31, 2025.

(7)   As of December 31, 2025, Sylvia A. Stein had 8,807 unvested Restricted Stock Units. The foregoing figure includes 185 dividend equivalents (in shares) accumulated through December 31, 2025.

(8)   As of December 31, 2025, Lisa Trimberger had 8,807 unvested Restricted Stock Units. The foregoing figure includes 185 dividend equivalents (in shares) accumulated through December 31, 2025.

(9)   Stewart Watson’s retainer of $27,333 represents four months of his annual retainer of $82,000.

2026 PROXY STATEMENT

2025

REMUNERATION COMMITTEE REPORT

The Remuneration Committee has reviewed and discussed the following Executive Compensation Discussion and Analysis, as required by Item 402(b) of Regulation S-K, with management. Based upon on such review and discussion, the Remuneration Committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the Annual General Meeting, to be filed with the SEC pursuant to section 14(a) of the Exchange Act and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In accordance with the recommendation of the Remuneration Committee, the Board of Directors approved inclusion of the Executive Compensation Discussion and Analysis in this Proxy Statement, and its incorporation by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.

THE REMUNERATION COMMITTEE

Richard Hipple Committee Chair	Patrick Mullen Committee Member	Lisa Trimberger Committee Member

2026 PROXY STATEMENT

2025

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Executive Compensation Discussion and Analysis describes Luxfer’s compensation practices and the executive compensation policies, decisions, and actions of our Remuneration Committee. Throughout this Executive Compensation Discussion and Analysis and elsewhere in this Proxy Statement, we refer to the following group of individuals as “Named Executive Officers.” This Executive Compensation Discussion and Analysis specifically relates to the compensation earned during 2025 by the Named Executive Officers identified below.

Andy Butcher Chief Executive Officer	Stephen Webster Chief Financial Officer

Howard Mead Vice President and General Manager, Luxfer Gas Cylinders - Composite	Jeffrey Moorefield Vice President and General Manager, Luxfer Magtech	Graham Wardlow Divisional Managing Director, Luxfer MEL Technologies

2026 PROXY STATEMENT
NAMED EXECUTIVE OFFICERS

The following section provides biographical information on our Named Executive Officers, other than Andy Butcher, Luxfer’s Chief Executive Officer and Executive Director, about whom information is provided in the section entitled “Director Biographies” with respect to the election of Directors on page 25.

Stephen Webster

Chief Financial Officer

Age: 54

Stephen Webster was appointed Chief Financial Officer effective March 1, 2022. From September 2016 to March 2022, Mr. Webster served as Luxfer’s Corporate Controller. Prior to joining Luxfer, Mr. Webster held various finance leadership roles at global businesses, serving as Head of Global Accounting at Seadrill Limited, an OSE-listed offshore drilling company, and ERP Business Integration Lead, IFRS Project Lead, and Financial Accounting Director at JT International, a global tobacco company. He has extensive experience in corporate financial management and external reporting under both U.S. GAAP and IFRS. Mr. Webster is a Chartered Accountant and holds a degree in International Management and Modern Languages from the University of Bath.

Howard Mead

Vice President and General Manager, Luxfer Gas Cylinders - Composite

Age: 41

Howard Mead was appointed Vice President and General Manager of Luxfer Gas Cylinders - Composite in May 2022 and became a member of Luxfer’s Executive Leadership Team in February 2023. After beginning his career at RSM UK LLP, a provider of assurance, tax, and consulting services, Mr. Mead joined Luxfer in 2011 as a Financial Accountant, before progressing through roles of increasing responsibility at Luxfer Gas Cylinders in areas that included business improvement and finance. Beginning in September 2019, he served as Luxfer Gas Cylinders’ Global Vice President of Finance and a member of the Gas Cylinders’ Leadership Team. Mr. Mead is a fellow of the Institute of Chartered Accountants in England and Wales and holds a Bachelor of Science degree in Mathematics from the University of Manchester, as well as an M.B.A. from the Open University Business School.

Jeffrey Moorefield

Vice President and General Manager, Luxfer Magtech

Age: 62

Jeffrey Moorefield was appointed Vice President and General Manager of Luxfer Magtech on April 1, 2022, at which time he also became an Executive Officer of the Company. Mr. Moorefield previously served as Luxfer’s Vice President of Operations from March 2019 to March 2022. Before joining Luxfer, Mr. Moorefield served as Senior Vice President of Global Operations at Tennant Company, a provider of floor cleaning machines, products, and services. Prior to that, he served as Global Vice President of Operations for various business segments within Pentair Plc, a provider of water treatment solutions and sustainable applications. Mr. Moorefield holds a Bachelor of Science degree in Industrial Technology from Western Kentucky University.

2026 PROXY STATEMENT

Graham Wardlow

Divisional Managing Director, Luxfer MEL Technologies

Age: 58

Graham Wardlow was appointed Managing Director of Luxfer MEL Technologies (LMT) in October 2017, following the merger of Luxfer’s MEL Chemicals and Magnesium Elektron Alloys businesses. The Magnesium Powder’s business was subsequently incorporated into LMT in early 2022, and Mr. Wardlow’s job title was updated to Divisional Managing Director effective January 1, 2025. Mr. Wardlow joined Magnesium Elektron in 1984 and undertook several technical and commercial roles before becoming Managing Director of the Magnesium Elektron Alloys business in 2008 and Divisional Managing Director of MEL Chemicals in May 2017. Mr. Wardlow holds a degree in Materials Engineering from Imperial College, University of London, as well as an M.B.A. from Keele University.

On February 23, 2026, Mr. Wardlow notified the Company of his decision to retire from full-time employment, effective at the end of May 2026. Following his retirement, Mr. Wardlow will continue to provide services to the Company on a part-time basis, supporting the CEO with various corporate projects. In line with the Company’s long-term succession planning, Paul Rogan, who currently serves as one of LMT’s General Managers has been appointed as Mr. Wardlow’s successor.

EXECUTIVE COMPENSATION FRAMEWORK

Executive Compensation Philosophy and Objectives

Our goal is to provide executive compensation programs that:

•        deliver competitive levels of compensation to attract, motivate, and retain executive talent;

•        align executive compensation with shareholder interests and long-term Company value; and

•        tie executive compensation to Company performance.

Executive Compensation Governance and Process

Executive compensation decisions are made independently from management, subject to Remuneration Committee review, as well as approval and/or ratification by the independent Non-Executive Directors of the Board. In reviewing and establishing compensation levels and components, we consider the following factors:

•        benchmark and market data for executives serving in similar positions at peer companies;

•        individual knowledge, experience, and capabilities of the Company’s executives;

•        the executive’s scope of responsibility, authority, and accountability; and

•        the level of compensation relative to the Company’s other executives and the Company’s and/or business unit’s size and revenue.

Executive Compensation Program Design

Our executive compensation program is designed to:

•        provide appropriate balance between short-term and long-term pay and fixed and variable/at-risk pay;

•        include multiple components, each designed consistent with our compensation philosophy, including a base salary, an annual cash incentive, long-term equity awards, and other benefits;

•        cultivate sustainable growth and long-term value creation, without imposing unnecessary risks; and

•        reward executives for achieving financial and strategic objectives.

2026 PROXY STATEMENT
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Luxfer seeks to create and maintain a culture of high performance, teamwork, and accountability. Our executive compensation program is one of the tools we utilize to accomplish this objective. Philosophically, we aim to treat our executives fairly when considering factors such as (i) the complexity of their jobs; (ii) the market for their executive talent; (iii) their individual performance; (iv) the financial and strategic performance of the Company overall, or where applicable, the executive’s particular business unit; (v) the need to attract and retain the executives; and (vi) the geographic location of the executive.

The Remuneration Committee believes that the most effective executive compensation program aligns executive initiatives with our shareholders’ interests. The Committee seeks to accomplish such alignment by rewarding the achievement of short-term and long-term financial and strategic goals that create lasting shareholder value. Through regular assessment and revision of the Company’s executive compensation program, the Committee continues to align executive compensation with Luxfer’s growth and shareholder value creation. In reviewing our executive compensation philosophy, strategy, and program design and in setting compensation levels for our Named Executive Officers, the Remuneration Committee considers, among other factors, key financial and operating metrics that drive Luxfer’s growth and shareholder value; the objectives of and risks related to our operations and compensation program; and the components and level of executive compensation at companies within our peer group.

Within that framework, it is critical that we meet our executive compensation objectives to:

•        motivate and reward executives for achieving financial and strategic objectives;

•        attract and retain high caliber executives;

•        align management and shareholder interests by encouraging employee stock ownership;

•        encourage growth and innovation; and

•        provide rewards commensurate with individual and Company performance.

The Remuneration Committee reviews total compensation for executives and the relative levels of each compensation component against these objectives. We expect that our executives will, in aggregate, be paid fairly compared to the compensation peer group approved by the Remuneration Committee and considering Company performance, individual performance, tenure, and experience.

EXECUTIVE COMPENSATION GOVERNANCE AND PROCESSES
Remuneration Committee Independent	Non-Executive Directors Independent	Compensation Consultant Independent	Shareholders and Other Key Stakeholders

•     Evaluate and approve incentive plan design and performance measures relevant to executive compensation

•     Review and approve the compensation of each Named Executive Officer, other than the CEO

•     Recommend the approval of CEO compensation to independent Non-Executive Directors

•     Review and approve the compensation of the CEO

•     Review and ratify the compensation of the other Named Executive Officers

•     Review and ratify the Company’s executive compensation framework and components

•     Provides advice on executive compensation programs, competitive compensation levels, peer groups, emerging trends, and best practices

•     Provides design advice for incentive compensation plans and other compensation programs

•     Provide feedback on various executive compensation practices and governance during periodic meetings with management and shareholders, which are reviewed and discussed by the Remuneration Committee and independent Non-Executive Directors of the Board

2026 PROXY STATEMENT

Remuneration Committee.    The Remuneration Committee is responsible for overseeing the establishment, administration, and periodic review and evaluation of the Company’s compensation programs and policies that govern executive compensation. The Committee determines, and recommends to the Board, the Company’s framework or broad policy on executive compensation, the cost of such framework, and the specific compensation packages for each of the Company’s executives. Among other things, the Remuneration Committee is responsible for:

•      reviewing and approving executive compensation packages;

•      making recommendations to the Non-Executive Directors of the Board with respect to our CEO’s compensation;

•      overseeing our annual cash incentive program, including the establishment of appropriate performance measures;

•      overseeing our long-term equity compensation plans;

•      approving awards to executives under the foregoing plans and programs;

•      annually evaluating risk considerations associated with our executive compensation program; and

•      annually approving and/or ratifying all compensation decisions for the Named Executive Officers included in the Summary Compensation Table.

The Remuneration Committee evaluates the performance of our Chief Executive Officer and the performance of our other executive officers. Luxfer’s CEO assists the Remuneration Committee in evaluating the performance of our other executive officers, including the Named Executive Officers other than the CEO. Our CEO does not participate in certain portions of Remuneration Committee or Board meetings when his compensation is discussed and determined. Based on these assessments, the members of the Remuneration Committee, each of whom is an independent director, make the final compensation decisions for the Named Executive Officers other than the CEO, and make recommendations to the Board on the CEO’s compensation.

Management. The Company’s CEO and CFO work closely with the Remuneration Committee in administering the executive compensation program and attend meetings of the Committee. Specifically, the CEO and CFO are involved in the design and implementation of the executive compensation program, making recommendations to the Remuneration Committee on compensation components, performance measures, equity awards, and executive compensation packages. The CEO assists the Remuneration Committee in evaluating performance of the Company’s executive officers and makes recommendations to the Committee regarding compensation for executive officers other than himself.

Non-Executive Directors. The independent Non-Executive Directors of the Board make decisions with respect to and approve the CEO’s compensation. They also review and ratify (i) the Company’s executive compensation framework and compensation components; and (ii) the compensation of the Company’s executive officers, including the Named Executive Officers other than the CEO.

Independent Compensation Consultant. The Committee’s independent compensation consultant, Meridian Compensation Partners LLC, provides research, survey information and analysis, incentive design expertise, and other analyses related to executive compensation levels and design. Meridian also updates the Committee on trends and developments related to executive compensation practices and provides its views to the Committee on best practices when evaluating executive compensation programs and policies. Meridian was retained by the Remuneration Committee in 2025 and provides advice at times the Remuneration Committee deems appropriate. Any other work undertaken by Meridian for the Company must be approved by the Remuneration Committee. The Remuneration Committee assessed the independence of Meridian and determined that Meridian is independent and does not have any conflict of interest. In 2025, the fees paid by the Committee to Meridian were nominal and did not exceed prescribed limits requiring further disclosure.

Shareholders and Other Key Stakeholders. At our 2025 Annual General Meeting, 98.25% of votes cast were in favor of approving the compensation paid to our Named Executive Officers in 2024, and 96.49% of votes cast were cast in favor of holding a “Say-on-Pay” vote annually, consistent with the Board’s recommendation. We meet with our key investors throughout the year to understand the topics that matter most to them as they relate to executive compensation. In these meetings, we seek the views of our shareholders and other stakeholders with respect to our existing policies and practices. Overall, investors engaged in 2025 reacted positively to our executive compensation governance and programs, noting the continued alignment between executive compensation and the Company’s long-term financial and strategic goals. We will continue to utilize rigorous governance processes to monitor and evaluate our executive compensation programs, as well as implement best practices in compensation governance. We welcome feedback on our executive compensation practices and will continue to engage with our investors and stakeholders in 2026.

2026 PROXY STATEMENT
EXECUTIVE COMPENSATION PROGRAM DESIGN

Our executive compensation program is designed to motivate behaviors that cultivate sustainable growth and shareholder value creation, provide rewards commensurate with individual and Company performance, reward executives for achieving financial and strategic objectives, and provide an appropriate balance between short-term and long-term and fixed and variable or at-risk pay. Much of our Named Executive Officers’ compensation is variable or at-risk and contingent on performance. In designing our executive compensation program, establishing performance measures, and setting executive compensation packages, we conduct comprehensive benchmarking analyses, no less frequently than every three years, to ensure compensation is competitive with market practices. Total compensation packages, as well as base salary, annual cash incentive opportunities, and target equity awards, are evaluated against packages at comparative peer group companies. While target incentive opportunities are set by reference to a comparable market rate, our incentive plans provide for payouts to be based upon performance, which can result in payouts above or below target levels. Further information regarding our 2025 executive compensation program is provided in the section entitled “2025 Executive Compensation Program” below.

____________
(1)

Reflects the compensation earned by the Named Executive Officers in 2025, as set forth in the Summary Compensation Table on page 79, except with respect to the annual cash incentive, which reflects the target cash incentive applicable to each Named Executive Officer. Reference to the target cash incentive, rather than the cash incentive earned in 2025, more accurately depicts the intended 2024 executive compensation structure.

(2)

Calculated as an average of the compensation earned by Stephen Webster, Howard Mead, Jeffrey Moorefield, and Graham Wardlow in 2025, as set forth in the Summary Compensation Table on page 79, except with respect to the annual cash incentive, which reflects the target cash incentive applicable to each Named Executive Officer. Reference to the target cash incentive, rather than the cash incentive earned in 2025, more accurately depicts the intended 2025 executive compensation structure.

2026 PROXY STATEMENT
2025 EXECUTIVE COMPENSATION PROGRAM
2025 TARGET COMPENSATION

The 2025 target compensation for our Named Executive Officers is shown in the table below. These total target compensation figures do not include indirect forms of compensation, such as retirement and other benefits, and assume that Target (Budget) performance is achieved with respect to performance-based compensation, including the annual cash incentive and performance-based equity awards, as described in further detail below.

			Annual Cash Incentive		Equity Awards
	Base Salary	Perquisites	Target (% of salary)	Target (US$)	Target (% of salary)	Target (US$)	Total Target Compensation
Andy Butcher	$660,600	$40,000	100%	$660,000	180%	$1,189,080	$2,550,280
Stephen Webster (1)	$301,393	$26,438	50%	$150,697	65%	$195,905	$674,433
Howard Mead	$232,200	$20,000	40%	$92,880	40%	$92,880	$437,960
Jeffrey Moorefield	$222,750	$20,000	40%	$89,100	40%	$89,100	$420,950
Graham Wardlow (1)	$313,819	$26,438	40%	$125,528	65%	$203,982	$669,767

____________

(1)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the following average exchange rate for 2025: £1: US$1.3219.

COMPARATIVE FRAMEWORK

In setting compensation for our executives, including our Named Executive Officers, the Remuneration Committee uses competitive compensation data from a total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation levels and specific compensation components. Additionally, the Committee uses multiple reference points when establishing target compensation levels. The Committee applies judgment and discretion in establishing target compensation levels, considering not only competitive market data but also factors such as company, business unit, and individual performance; scope of responsibility; critical needs and skill sets; experience; leadership potential; succession planning; and the geographic location of the executive. In setting compensation for 2025, the Committee referenced the output from a total compensation analysis and benchmarking study performed by Meridian. In its analysis, Meridian utilized data sourced from proxy statements, Meridian’s Trends and Developments Survey, and other public sources related to a group of peer companies (the “Comparator Group”) to provide a comparison between market pay levels and the target total compensation of Luxfer’s executives.

The Remuneration Committee generally conducts comprehensive total compensation studies for all executives on a biennial basis, with the most recent study occurring in Fall 2025, additional analyses and studies were commissioned in 2022 upon the appointment of Andy Butcher as Chief Executive Officer, Stephen Webster as Chief Financial Officer, and Howard Mead as Vice President and General Manager of Luxfer Gas Cylinders - Composite.

2026 PROXY STATEMENT
2025 PERFORMANCE

In order to assess the appropriateness and effectiveness of Luxfer’s 2025 executive compensation program, Luxfer’s overall financial, strategic, and operational performance is evaluated.

2025 Financial Performance	Strategy and Portfolio

•        GAAP Net Sales of $384.6 million decreased 1.9%

•        Net Cash provided from continuing operations was $34.0 million [1]

•        Free cash flow from continuing operations of $29.1, including $2.9 million net proceeds from the sale of our Graphic Arts business [1]

•        Adjusted EPS of $1.11 versus $0.99 in the prior year [1]

•        Net debt to adjusted EBITDA ratio of 0.6x compared to 0.7 x in 2024 [1]

•        Initiated and continued with our accelerated and expanded strategic review, refining Luxfer’s value proposition and identifying key strategic actions, including the divesture of the Graphic Arts business

•        Pursued strategy focused on Profitable Growth

•        Progressed key sustainability initiatives, maintaining integration of ESG in the Company’s long-term strategy

•        Focused on attractive end-markets with secular drivers

Innovation	Shareholder Value

•        Capital redeployment in new product innovation, including

•        New Cylinder products developed in SCBA and space exploration

•        Commercialization of new defense and emergency response products in Elektron

• Returned $17 million to shareholders via dividends and share repurchases

____________

1           Free cash flow from continuing operations, adjusted earnings per share (EPS), and adjusted EBITDA are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

2026 PROXY STATEMENT
2025 COMPENSATION COMPONENTS

Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at-risk pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance. Our Named Executive Officers’ total compensation in fiscal 2025 was comprised of:

•        a base salary;

•        an annual cash incentive;

•        equity awards;

•        perquisites;

•        retirement benefits; and

•      other benefits, such as various insurance coverages, employee share purchase plan participation, and vacation and holiday entitlement.

The table set forth below provides an overview of the key components of our Named Executive Officers’ 2025 compensation. Further information regarding each component is provided in this section.

	Fixed	Variable or At-Risk
	Base Salary	Time-Based Equity Awards	Performance-Based Equity Awards	Annual Cash incentive
What?	Cash	Equity	Equity	Cash
When?	Annually	4-year vesting period	2 and 3-year performance period, with immediate grant and vesting on the second/third anniversary of the award date	Annually
How? Measures, Weight, and Payout	Consideration of various factors, including market rate, experience, business unit and/or company and individual performance, and critical skills	• Measure: Value delivered through long-term share price performance • Weight: Represents 40% of total annual equity award • Payout: Fixed at 40% of total annual equity award

•  Measures: Earnings Per Share (EPS) Growth and Total Shareholder Return (TSR)

•  Weight: Represents 60% of total annual equity award, with EPS Growth comprising 24% and TSR comprising 36%

•  Payout: 0-200% Target

Measures Financial Performance (100%) • Management EBITA (60%) • Cash Conversion (20%) • Revenue (20%) Payout: 0-200% Target
Why?	Provides competitive rates of fixed pay to attract and retain executives	Promotes retention of key executives and aligns interests with shareholders	Creates strong alignment with shareholder interests by linking long-term compensation to key performance metrics and share price.	Attracts executives and incentivizes high performance by linking company and/or business unit performance with compensation

Annually, the Committee reviews total compensation for Named Executive Officers, and the relative levels of each of these forms of compensation, against the objectives of the compensation program to (i) align the interests of the Named Executive Officers with those of our shareholders; (ii) attract, retain, and incentivize talented executives; (iii) provide competitive compensation that motivates and rewards the Named Executive Officers for achieving financial and strategic objectives; and (iv) provide compensation commensurate with performance.

2026 PROXY STATEMENT
BASE SALARY

We provide each Named Executive Officer with a fixed base salary. Base salaries are set upon appointment to a specific role and periodically adjusted for performance, scope of responsibility, inflation, and other factors. In setting base salaries, the Remuneration Committee generally references comparable positions at peer companies based on available market data, which includes published survey data and proxy statement data for our Comparator Group. The Committee considers compensation at comparable companies as one of many factors in setting base salaries. Differences in base salaries among the Named Executive Officers are based on numerous factors, such as competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience, location, business unit size and revenue, and individual performance.

In December 2024, the Committee reviewed the Named Executive Officers’ base salaries in accordance with its normal procedures. Following this review, the Committee implemented an approximate 2.5% salary increase to the base salaries of the Named Executive Officers. This broad-based salary increase was intended to address inflation. Graham Wardlow was awarded a 5.0% salary increase for recognition for his leadership of Luxfer MEL Technologies.

The Named Executive Officers’ 2024 and 2025 annualized base salaries are further detailed in the table below.

		2024 Base Salary (US$)	2025 Base Salary (US$)	Increase (%)
Andy Butcher	Chief Executive Officer	$644,500	$660,600	2.5%
Stephen Webster (1)	Chief Financial Officer	$284,489	$301,393	5.9% (2)
Howard Mead	Vice President and General Manager Luxfer Gas Cylinders - Composite	$226,500	$232,200	2.5%
Jeffrey Moorefield	Vice President and General Manager Luxfer Magtech	$217,300	$222,750	2.5%
Graham Wardlow (1)	Divisional Managing Director Luxfer MEL Technologies	$289,091	$313,819	8.6% (3)

____________

(1)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the average exchange rates for each of the years: 2024: £1: US$1.2786 and 2025: £1: $1.3219

(2)   Represents a 2.5% increase in base salary from £222,500 to £228,000 per annum.

(3)   Represents a 5.0% increase in base salary from £226,100 to £237,400 per annum.

ANNUAL CASH INCENTIVE

The goal of Luxfer’s annual cash incentive is to retain, motivate, and incentivize high caliber executives and promote the achievement of Luxfer’s key financial and strategic goals by:

•        providing above-market award opportunities for superior performance;

•        placing emphasis on combined company-wide and business unit results;

•        recognizing individual contributions to Luxfer’s overall success; and

•        emphasizing teamwork and collaboration across all business units.

To achieve these objectives, cash incentives are tied to financial performance measures aligned with the Company’s long-term strategy.

2025 Target Cash Incentives

The Remuneration Committee sets a target cash incentive for each Named Executive Officer annually. The target cash incentive represents a percentage of each Named Executive Officer’s base salary. When setting the target cash incentive for each Named Executive Officer, the Remuneration Committee considers Meridian’s recommendations, the median target cash incentives for the Comparator Group, relevant survey data, and – in the case of Named Executive Officers other than the CEO – the recommendations of the CEO. The target cash incentive for each Named Executive Officer varies depending on a wide range of factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s performance, level of responsibility, and experience.

2026 PROXY STATEMENT

Following completion of the fiscal year, the target cash incentive is used by the Remuneration Committee, together with its assessment of Company performance against established performance measures (the “Performance Payout Factor”), to determine the cash incentive payout. The Performance Payout Factor can range from 0-200%.

The 2025 target cash incentives for each Named Executive Officer (as a percentage of salary and its value in US dollars) is shown below, together with the maximum cash incentive opportunity.

	Target Cash Incentive (% of Salary)	Target Cash Incentive (US$)	Maximum Cash Incentive (US$)
Andy Butcher	100%	$660,600	$1,321,200
Stephen Webster	50%	$150,697	$301,394
Howard Mead	40%	$92,880	$185,760
Jeffrey Moorefield	40%	$89,100	$178,200
Graham Wardlow	40%	$125,528	$251,056

2025 Cash Incentive Measures

For 2025, the Remuneration Committee set Management EBITA, Cash Conversion, and Revenue as the performance measures applicable to the annual cash incentive. For 2025, the weighting for the three-performance metrics was 60% Management EBITA, 20% Cash Conversion and 20% Revenue, consistent with 2024. When calculating the annual cash incentive, Management EBITA, Cash Conversion and Revenue are measured at a corporate (group) level for corporate Named Executive Officers (in this case, the CEO and CFO) and at a business unit level for all other Named Executive Officers.

Measure	Description	Weight (%)
Management EBITA [1,2]	Calculated as operating income adjusted for qualifying restructuring charges, acquisition and disposal-related charges/credits, amortization of acquired intangibles, share-based compensation charges and gain on disposal of assets held-for-sale.	60%
Cash Conversion [1,2]	Calculated as the ratio of Management EBITA to adjusted operating cash flow. Adjusted operating cash flow is reconciled from Management EBITA by adding back loss on the disposal of property, plant, and equipment; depreciation; changes in assets and liabilities net of effects of business acquisitions; and non-restructuring capital expenditure. Threshold, Target, and Maximum Cash Conversion levels may be adjusted if Management EBITA exceeds the Maximum level, in which case Cash Conversion performance targets decrease at a ratio of 1:2.	20%
Revenue [1,2]	For Luxfer (Group) purposes, calculated as third-party revenue, as disclosed in Note 18 of the Annual Report on Form 10-K for the year ended December 31, 2025. For business unit purposes, calculated as the business unit’s total revenue, including third-party revenue and revenue derived from intercompany sales.	20%

____________

1           Management EBITA, Cash Conversion, Revenue (as calculated with respect to the business units), and adjusted operating cash flow are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

2           Management EBITA, Cash Conversion and Revenue at a corporate (group) level, is calculated excluding Graphic Arts’ results.

2026 PROXY STATEMENT

Chief Executive Officer and Chief Financial Officer. Each year, the Remuneration Committee reviews and sets, and the Board approves, the Management EBITA, Cash Conversion, and Revenue targets applicable to the CEO’s and CFO’s cash incentive in the following year. The performance measures, together with the corresponding Threshold, Target, and Maximum levels, applicable to our CEO and CFO in 2025, and the weight assigned to each performance measure, were as follows:

	Performance Payout Factor as a % of Base Salary
Cash Conversion (1)	Andy Butcher (CEO)	Stephen Webster (CFO)
Threshold = 80%	10%	5%
Target = 90%	20%	10%
Maximum = 100%	40%	20%
Management EBITA (Group) (2)
Threshold = US$39.5 million	30%	15%
Target = US$40.6 million	60%	30%
Maximum = US$46.6 million	120%	60%
Revenue (Group) (3)
Threshold = US$362.3 million	10%	5%
Target = US$371.9 million	20%	10%
Maximum = US$389.0 million	40%	20%
TOTAL
Threshold	50%	25%
Target	100%	50%
Maximum	200%	100%

____________

(1)   Cash Conversion achieved in 2025 was 89%.

(2)   Management EBITA (Group) achieved in 2025 was US$42.8M.

(3)   Revenue (Group) achieved in 2025 was US$371.2M.

Business Unit Leaders. After the Remuneration Committee approves the overall compensation framework in December of each year, the CEO and CFO review and set the Management EBITA and Revenue targets applicable to the other Named Executive Officers for the following year. As in prior years, Cash Conversion targets were set at 85% (Threshold), 100% (Target), and 115% (Maximum) for all business units. The performance measures, together with the corresponding Threshold, Target, and Maximum levels, applicable to our other Named Executive Officers in 2025, and the weight assigned to each performance measure, were as follows:

Cash Conversion (1)	Performance Payout Factor as a % of Base Salary
Threshold = 85%	4%
Target = 100%	8%
Maximum = 115%	16%
Management EBITA (Business Unit) (2)
Threshold	12%
Target	24%
Maximum	48%
Revenue (Business Unit) (2)
Threshold	4%
Target	8%
Maximum	16%
TOTAL
Threshold	20%
Target	40%
Maximum	80%

____________

(1)   Threshold, Target, and Maximum Cash Conversion levels applicable to the Business Unit Leaders are slightly higher than those applied to the CEO and CFO, as the Cash Conversion levels applicable to the CEO and CFO are based on the Cash Conversion of Luxfer as a whole, which includes the overall net cash position for the corporate cost center, which is typically expected to be a net cash outflow.

2026 PROXY STATEMENT

(2)   Threshold, Target, and Maximum Management EBITA and Revenue levels are not disclosed on a business unit basis, as the Company reports its financial performance at a consolidated and segment level. Howard Mead’s business unit forms part of our Cylinders segment, and Jeffrey Moorefield’s and Graham Wardlow’s business units form part of our Elektron segment. Management EBITA targets for our Cylinders segment were as follows: Threshold - US$17.9 million, Target - US$19.0 million, and Maximum - US$21.0 million. Management EBITA targets for our Elektron segment were as follows: Threshold - US$32.0 million, Target - US$34.5 million, and Maximum - US$40.0 million. Revenue targets for our Cylinders segment were as follows: Threshold - US$186.3 million, Target - US$191.9 million, and Maximum - US$201.5 million. Revenue targets for our Elektron segment were as follows: Threshold - US$181.0 million, Target - $190.5 million, and Maximum - $200.4 million.

2025 Cash Incentive Payout

Luxfer’s cash incentive program provides for payout levels between 0% and 200% of the target cash incentive for each Named Executive Officer. At the end of the fiscal year, each performance measure is assessed on a sliding scale basis. No payout is made if performance is below the Threshold levels set forth in the foregoing tables, and the full incentive opportunity (200%) is earned if performance meets or exceeds the Maximum levels set forth in the foregoing tables. As Management EBITA is the Company’s primary financial deliverable, cash incentive payout is capped at target level payable with respect to the Cash Conversion or Revenue measures if Threshold Management EBITA is not achieved. Additionally, the 2025 cash incentive program provides for a formulaic adjustment to the Threshold, Target, and Maximum Cash Conversion targets if Maximum Management EBITA is obtained, as achievement of Maximum Management EBITA unintentionally results in lower Cash Conversion. Specifically, if Maximum Management EBITA is obtained, one-half of the Management EBITA figure exceeding Target level is added to the adjusted operating cash flow figure used in calculating Cash Conversion, resulting in a decrease to the Cash Conversion targets at a ratio of 1:2.

Following assessment of the financial performance measures, the Remuneration Committee calculated a Performance Payout Factor applicable to each Named Executive Officer. The Performance Payout Factor, target cash incentive, maximum cash incentive, and 2025 cash incentive payout for each of our Named Executive Officers are set forth in the below table.

	Target Cash Incentive (% of Salary)	Target Cash Incentive (US$)	Maximum Cash Incentive (US$)	Performance Payout Factor	2025 Cash Incentive Payout (US$)
Andy Butcher	100%	$660,000	$1,321,200	120.4%	$795,362
Stephen Webster (1)	50%	$150,697	$301,394	120.4%	$181,439
Howard Mead	40%	$92,880	$185,760	15.0%	$13,932
Jeffrey Moorefield	40%	$89,100	$178,200	131.0%	$116,721
Graham Wardlow (1)	40%	$125,528	$251,056	167.2%	$209,882

____________

(1)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the average exchange rate for 2025: £1: US$1.3219.

Overall, the cash incentives earned by Andy Butcher, Stephen Webster and Howard Mead were significantly lower than 2024 due to reduced profitability and sales in our Gas Cylinders Division, particularly in the alternative fuels market. Graham Wardlow’s cash incentive significantly increased from 2024 as demand for aerospace and defense products grew. Jeffrey Moorefield’s cash incentive was in line with prior year, as he benefitted from increased demand for flameless ration heaters and meals-ready-to-eat.

Management EBITA for Luxfer (Group) was above Target level but below Maximum level, Revenue performance and cash conversion were above Threshold level but below Target level. Luxfer Gas Cylinders’ Management EBITA and Revenue performance were below Threshold level and Cash Conversion was below Target level but above Threshold level. Luxfer Magtech Solutions’ Management EBITA performance and Cash Conversion were at Target level and Revenue performance was capped at Maximum level. Luxfer MEL Technologies’ Management EBITA and Revenue performance were above Target level, but below Maximum level and Cash Conversion was at Target level.

2026 PROXY STATEMENT

The graph below shows the annual cash incentive earned and the missed cash incentive opportunity (versus maximum target), for each Named Executive Officer in 2025.

EQUITY AWARDS

Equity awards granted pursuant to the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan, as amended and restated on June 8, 2022 (the “LTIP”) are intended to (i) align executive awards with shareholder returns through personal financial investment; (ii) attract and retain high quality executives in an environment where compensation levels are based on a global market; (iii) strengthen the alignment between executives and shareholders; and (iv) motivate shareholder value creation. The LTIP provides the Remuneration Committee the discretion to grant time-based or performance-based awards, including in the form of Restricted Stock Units (“RSUs”) and Options, and use and set a range of performance measures applicable to performance-based awards. These performance measures are to be appropriate and support Luxfer’s long-term strategy at the time the award is made. Discretion over what type or combination of types of awards are made is exercised by the Committee based on what the Committee considers to be the market norm in the US and U.K., as well as the circumstances in which the award is made.

Awards are made and satisfied using shares held in an employee benefit trust associated with the LTIP. Participants are required to pay, at minimum, the nominal cost of an ordinary share. RSUs are generally awarded to Named Executive Officers who are based in the United States, and Options are awarded to Named Executive Officers based in the United Kingdom. Options are generally set with an exercise price equal to the nominal cost of an ordinary share, such that the economic benefit of the Options and RSUs are generally equal.

In 2025, the Committee used the following forms of awards and performance measures in the below ratio:

2026 PROXY STATEMENT

2025 Equity Award Measures and Terms

The Committee awarded a combination of time-based (40%), TSR performance-based (36%), and EPS Growth performance-based (24%) awards to the Named Executive Officers in 2025, consistent with the measures and method applied in 2024. A summary of the awards is provided below.

	2025 EPS Growth Awards [5]	2025 TSR Awards
Measure and Method

•   Measured on a 2-year growth basis, using adjusted diluted EPS, excluding Graphic Arts, reported externally for the financial year

•   EPS Growth is measured annually using prior year actual adjusted diluted EPS, excluding Graphic Arts, as the baseline

•   The payout percentage for each individual year is “banked,” and the average annual growth percentage over the 2-year performance period determines the final payout

•   Ranking of Luxfer’s relative TSR performance against companies within Luxfer’s 8-digit GICS code for the last 90 days of the year ending 3 years from the year in which the award was communicated

•   Payout dependent on decile in which Luxfer’s performance fell, with distinct Performance Payout Factors assigned to each decile

Performance Period	2 years	3 years
Vesting Period

Vest 100% on the second anniversary of award communication date

Vesting conditional on the Return on Capital Employed
(RoCE) being equal to or exceeding a certain percentage
after tax in the calendar year for which EPS is measured

Vest 100% on the third anniversary of award communication date
Cap	200% Target	200% Target
Other Terms	$1.00 conversion or exercise price	$1.00 conversion or exercise price

2025 EPS Growth Awards. EPS Growth is measured annually, using the prior year’s adjusted EPS, excluding Graphic Arts, (as reported externally) as the baseline. The payout percentage for each individual year is “banked,” and the average annual payout percentage over the two-year performance period determines the final payout percentage. The 2025 EPS Growth Awards were communicated on March 17, 2025. Accordingly, adjusted diluted EPS and the corresponding growth percentage will be measured on December 31, 2025, and December 31, 2026, using adjusted diluted EPS of US$0.99 as the baseline for the period ending December 31, 2025. Depending on the level of adjusted diluted EPS Growth achieved, awards will be granted on a sliding scale basis (0-200%) and immediately vest on March 17, 2027.

The Threshold, Target, Maximum and Enhanced Maximum levels applicable to the 2025 EPS Growth awards were as follows:

	Threshold	Target	Maximum
Annual EPS Growth	4%	8%	16%
Payout Percentage Banked (% of Target)	50%	100%	200%
2025 EPS (using 2024 EPS of $0.99 as baseline)	$1.03	$1.07	$1.15

The Company’s adjusted diluted EPS for the fiscal year ended December 31, 2025 was $1.11. As such 150% was banked in relation to year 1. The performance period remains ongoing through December 31, 2026.1

____________

1           Adjusted diluted earnings per share (EPS) is a non-GAAP measure. For a reconciliation and explanation of this non-GAAP measure, see Appendix A.

2026 PROXY STATEMENT

2025 TSR Awards. In 2022, the Remuneration Committee revised the TSR measure to consist of a ranking of Luxfer’s performance against a peer group of approximately 35 companies within Luxfer’s 8-digit GICS code as of March 1, 2022. During 2025, the peer group reduced to 29 as a result of Companies being sold, delisting or no longer part of Luxfer’s 8-digit GICS code. This peer group consists of the following companies:

Albany International Corp.

Chart Industries, Inc.

Columbus McKinnon

Energy Recovery, Inc.

Enerpac Tool Group Corp.

EnPro Industries, Inc.

ESCO Technologies Inc.

Graham Corporation

Greenland Technologies Holding Corp.

Helios Technologies, Inc.

Hillman Solutions Corp.

Hurco Companies, Inc.

Kadant Inc.

Kornit Digital Ltd.

L.B. Foster Company

Mayville Engineering Company, Inc.

Mueller Water Products, Inc.

Nisun Intl. Enterprise Dev. Group Co., Ltd.

NN, Inc.

Omega Flex, Inc.

Park-Ohio Holdings Corp.

Perma-Pipe International Holdings, Inc.

Proto Labs, Inc.

RBC Bearings Incorporated

SPX Corporation

Standex International Corporation

Tennant Company

The Eastern Company

The Gorman-Rupp Company

These companies had 2021 revenues ranging from approximately US$100 million to US$1,529 million, with median revenues of approximately US$710 million. On a similar basis, Luxfer’s revenue for the year ended December 31, 2021 was US$374.1 million.

For purposes of 2025 TSR awards, Luxfer’s TSR performance on December 31, 2027, versus its performance on December 31, 2024, will be compared against the TSR performance of the companies within the specified peer group. The payout percentage of 0% to 200% is determined based on the decile in which Luxfer’s TSR ranks amongst the peer group as follows:

Luxfer TSR Ranking Versus Peers	Payout Percentage
Tenth Decile (Top 10%)	200%
Ninth Decile	175%
Eighth Decile	150%
Seventh Decile	125%
Sixth Decile	100%
Fifth Decile	75%
Fourth Decile	50%
Third Decile	25%
Second and First Decile (Bottom 20%)	0%

TSR is measured using the average share price for the ninety (90) days prior to and including December 31, 2024 and December 31, 2027. Based on the relative level of shareholder return achieved through December 31, 2027, 2025 TSR awards will be granted and immediately vest on March 17, 2028. Although the performance period remains ongoing, the Company’s TSR performance was in the Sixth Decile as of December 31, 2025.

2025 Time-Based Awards. In 2025, each Named Executive Officer received a time-based equity award in the form of RSUs or Options equal to 40% of their target equity award. The number of time-based RSUs or Options awarded to the Named Executive Officers are reflected in the table included under “2025 Target Equity Awards” below. The time-based awards were granted on March 17, 2025, and vest in equal installments over four years.

2026 PROXY STATEMENT

2025 Target Equity Awards

In establishing equity award levels (as a percentage of base salary) for each Named Executive Officer in 2025, the Committee referenced benchmark data, including compensation surveys, Comparator Group information, and other data provided by Meridian, and took into consideration a variety of other factors, including the number of awards outstanding and shares remaining available for issuance under the LTIP, the number of shares that would be issued under contemplated awards over the range of performance periods, the total number of the Company’s issued and outstanding shares, the resulting implications for shareholder dilution, and the number of shares awarded to our executives year-over-year. The table below summarizes the total award, at Target, made available to each Named Executive Officer in 2025, as approved by the Remuneration Committee.

Named Executive Officer	Target Equity Awards Level (% of Salary)	# Time Based Awards (40% award allocation) 4 Year Vesting @ 25% per year	# EPS Growth Awards (24% award allocation) Vesting on 2nd Anniversary of Award Communication Date	# TSR Awards (36% award allocation) Vesting on 3rd Anniversary of Award Communication Date	Total Target Award (# of Awards) (1)
Andy Butcher	180%	39,360	23,616	35,424	98,400
Stephen Webster	65%	6,240	3,744	5,616	15,600
Howard Mead	40%	3,080	1,848	2,772	7,700
Jeffrey Moorefield	40%	2,960	1,776	2,664	7,400
Graham Wardlow	65%	6,480	3,888	5,832	16,200

____________

(1)   Target equity award levels are determined as a percentage of base salary. The number of awards were calculated using a share price of $12.09, being the average closing share price for the three days immediately preceding the award date of March 17, 2025.

Previously Awarded Equity Awards

Although not awarded or communicated in fiscal year 2025, the following paragraphs and tables provide an update on historical equity awards granted to the Named Executive Officers, which either remain outstanding and/or other action, such as vesting or measurement of performance, occurred in 2025. Additional information regarding equity awards outstanding as of December 31, 2025 can be found in the “Outstanding Equity Awards at December 31, 2025” table and related footnotes of pages 82-84.

Previously Awarded Performance-Based Awards
Award Communication Date	Performance Period	Vesting Date (if achieved)	Performance: EPS	Performance: TSR	Named Executive Officers Participating in Award
March 20, 2023	• EPS: January 1, 2023 - December 31, 2025 • TSR: January 1, 2023 - December 31, 2025	March 20, 2026	117% Target achieved: Banked 0% 2023, 200% in 2024 and 150% in 2025	TSR performance concluded in the fourth decile, resulting in 50% Target achieved	• Andy Butcher • Stephen Webster • Howard Mead • Jeffrey Moorefield • Graham Wardlow
March 18, 2024	• EPS: January 1, 2024 - December 31, 2025 • TSR: January 1, 2024 - December 31, 2025	March 18, 2026	221% Target achieved: based on annualized two-year growth	TSR performance concluded in the seventh decile, resulting in 125% Target achieved	• Andy Butcher • Stephen Webster • Howard Mead • Jeffrey Moorefield • Graham Wardlow
March 17, 2025	• EPS: January 1, 2025 - December 31, 2026 • TSR: January 1, 2025 - December 31, 2027	March 17, 2027 (EPS) March 17, 2028 (TSR)	Performance period remains ongoing	Performance period remains ongoing	• Andy Butcher • Stephen Webster • Howard Mead • Jeffrey Moorefield • Graham Wardlow

2026 PROXY STATEMENT

In addition to the foregoing performance-based equity awards regularly granted under the Company’s incentive compensation program, the Remuneration Committee approved special performance-based equity awards to Andy Butcher, Stephen Webster, Jeffrey Moorefield, and Graham Wardlow in 2022. These awards, which were tied to the Company’s former 2025 EPS goal of $2.00 or more. If the Company were to attain an adjusted diluted EPS of between $2.00 and $2.40 on or before December 31, 2025, a pro-rated number of awards between the Target and Maximum levels would have been awarded to the Named Executive Officers, based on the adjusted diluted EPS actually attained. The Company did not achieve these targets during the performance period, therefore no awards were granted.1

Named Executive Officer	Additional EPS Award (at Target)	Additional EPS Award (at Maximum)
Andy Butcher	32,000	64,000
Stephen Webster	6,000	12,000
Jeffrey Moorefield	2,000	4,000
Graham Wardlow	6,000	12,000

The following table details previously awarded time-based awards that vested, in part, in 2025. Additional information regarding these awards can be found in the “Outstanding Equity Awards at December 31, 2025” table and related footnotes on pages 82-84.

Previously Awarded Time-Based Awards
Award Communication Date	Vesting Dates	Named Executive Officers Participating in Award
March 15, 2021	• March 15, 2022 • March 15, 2023 • March 15, 2024 • March 15, 2025	• Andy Butcher • Stephen Webster • Howard Mead • Graham Wardlow
March 14, 2022	• March 14, 2023 • March 14, 2024 • March 14, 2025 • March 14, 2026	• Andy Butcher • Stephen Webster • Howard Mead • Jeffrey Moorefield • Graham Wardlow
March 20, 2023	• March 20, 2024 • March 20, 2025 • March 20, 2026 • March 20, 2027	• Andy Butcher • Stephen Webster • Howard Mead • Jeffrey Moorefield • Graham Wardlow
March 18, 2024	• March 17, 2025 • March 17, 2026 • March 17, 2027 • March 17, 2028	• Andy Butcher • Stephen Webster • Howard Mead • Jeffrey Moorefield • Graham Wardlow

Equity Award Grant Timing

The Remuneration Committee typically grants annual equity awards at a regularly scheduled Committee meeting in March of each year following the release of our annual financial results and the filing of our Annual Report on Form 10-K. Because the exercise price of our stock options is set at the nominal value of an ordinary share rather than the market price, the grant date fair value of an option award is not materially affected by the trading price of the Company’s shares on the grant date, and accordingly, the timing of option grants in relation to the disclosure of material nonpublic information does not present the same concerns that exist for options priced at fair market value. We do not take material nonpublic information into account when determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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1           Adjusted diluted Earnings Per Share (EPS) is a non-GAAP measure. For a reconciliation and explanation of this non-GAAP measure, see Appendix A.

2026 PROXY STATEMENT
OTHER BENEFITS

Perquisites

Each of our Named Executive Officers receives an annual perquisite allowance, which is paid as a monthly cash stipend. We believe providing reasonable perquisites is a market-competitive practice to attract and retain top executive talent. Rather than offering individual perquisites, we provide a monthly cash stipend to each of our Named Executive Officers to allow more flexibility and choice. Our Named Executive Officers have full discretion on how the cash perquisite stipend is spent, and it is not tracked by the Company after the money is paid. Perquisite allowances are intended to cover expenses incidental to the executive’s employment responsibilities, such as use of their personal automobile and mobile phone for business purposes. Perquisite allowances are not considered in cash incentive and equity award calculations, which are calculated with reference to base salary, and cannot be contributed to the Company’s 401(k) plan or otherwise considered in pension calculations. Perquisite allowances for our Named Executive Officers in 2025 are set forth in the section entitled “2025 Target Compensation” on page 56 and included in the Summary Compensation Table on page 79.

Retirement Benefit Programs

All of our Named Executive Officers who are based in the U.S. are eligible to participate in Luxfer’s 401(k) Savings Plan in the same manner as all US employees. Participants in the 401(k) Savings Plan are eligible for a 100% match on up to 6% of eligible pay saved, subject to IRS-qualified plan compensation limits and highly compensated threshold limits. Eligible employees may not receive 401(k) benefits in excess of these limits.

Named Executive Officers based in the U.K. are eligible to participate in the defined contribution pension scheme and may have participated in the Luxfer Group Pension and Supplementary Pension Plans in the past, which are now frozen. These pension plans are further described in the section entitled “2025 Pension Benefits” on page 85.

Employee Share Purchase Plans

Our Named Executive Officers are eligible to participate in the Company’s U.S. Employee Stock Purchase Plan (ESPP) and U.K. Share Incentive Plan (SIP), which provide employees with an opportunity to become Luxfer shareholders at a reduced price. Through payroll deductions, U.S. employees can purchase Luxfer shares, subject to certain limits, at a 15% discount under the ESPP. Similarly, under the SIP, U.K. employees can purchase Luxfer shares through payroll deductions, subject to certain limits and, in turn, the Company awards participating employees one free share per every two shares purchased. The Named Executive Officers are eligible to participate in the foregoing employee share purchase plans on the same basis as the Company’s other employees.

Health and Welfare Benefits

We provide employee benefits – such as medical, dental, and vision insurance; life insurance; and disability coverage – to our Named Executive Officers and other employees. These benefits are available to all full-time U.S. employees through our active employee plans. Luxfer provides complimentary life and accidental death and dismemberment (AD&D) insurance to its full-time U.S. employees, with a benefit equal to 1x annual pay plus US$15,000, subject to a minimum benefit amount of US$50,000 and maximum of US$300,000. Luxfer provides Andy Butcher, Chief Executive Officer, a US$1 million life insurance policy in accordance with the terms of a historical employment agreement. Employees are also offered voluntary life and AD&D insurance coverage with a benefit amount of up to 7x such employee’s salary, subject to a maximum of US$500,000. U.S. employees who work in a State not subject to state-mandated short-term disability are provided complimentary short-term disability insurance, with a maximum benefit of US$400 per week. Employees are offered buy-up short-term disability coverage, which, along with the employer paid short term disability insurance, covers 66.67% of the employee’s pay, up to US$1,500 per week. Additionally, long-term disability insurance coverage is provided complimentary, with a benefit amount of 60% of such employee’s pay, subject to a maximum of US$6,000 per month. A variety of other voluntary coverages, such as critical illness, accident, hospital indemnity insurance, and health and dependent care savings accounts are also offered. The U.K. equivalent of certain health and welfare benefits and insurance coverages are made available to U.K. employees. U.K. employees that are invited and elect to join the healthcare insurance program receive this benefit as a benefit-in-kind. U.K. employees that belong to a Company pension plan receive life insurance coverage with a benefit amount of 7x such employee’s salary. U.K. employees that have chosen not to join a Company pension plan receive life insurance coverage with a benefit amount of 3x such employee’s salary. The value of these health and welfare benefits is not required to be included in the Summary Compensation Table, as they are generally available on a non-discriminatory basis to all full-time employees.

Vacation and Holiday Entitlement

We also provide vacation and other paid holiday entitlement to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other similar companies.

2026 PROXY STATEMENT
PAY VERSUS PERFORMANCE

As required by the pay versus performance rules adopted by the SEC in 2022 (the “PVP Rules”) and applicable to this Proxy Statement, the Pay Versus Performance Table provides information about Named Executive Officer compensation set forth in this Proxy Statement, as well as compensation for the Named Executive Officers set forth in our 2025, 2024, 2023, and 2022 Proxy Statements (each of 2021, 2022, 2023, 2024 and 2025, a “Covered Year”). The Pay Versus Performance Table also provides results of certain financial performance measures during those same Covered Years.

In reviewing this information, there are a few important things to consider:

•     The information in columns (B) and (D) comes directly from this and prior year’s Summary Compensation Tables, without adjustment unless otherwise noted (such totals being referred to herein as the “SCT Total”);

•     As required by the PVP Rules, we describe the information in columns (C) and (E) as “compensation actually paid” (“CAP”) to the applicable Named Executive Officers, but these amounts do not necessarily reflect compensation that our Named Executive Officers actually earned for their service in the Covered Years. Instead, CAP reflects a calculation involving a combination of realized pay (for cash amounts and some equity award amounts) and realizable or accrued pay (primarily for pension benefits and other equity awards);

•     The PVP Rules require that we choose a peer group for purposes of TSR comparisons, and we have chosen the same peer groups utilized by the Company for purposes of measuring total shareholder return performance with respect to performance-based equity awards. Accordingly, these peer groups differ for some of the Covered Years, as the Remuneration Committee revised said peer group in 2022, utilizing the companies included in the Company’s GICS Code as of March 1, 2022, rather than comparable companies selected by the Remuneration Committee with reference to market data. The companies comprising the peer group for each Covered Year are detailed in footnotes 3 through 5 of the Pay Versus Performance Table on page 70 (collectively and individually referred to herein as the “PVP Peer Group”); and

•     As required by the PVP Rules, we provide information about our cumulative TSR, cumulative PVP Peer Group TSR, and U.S. GAAP net income results during the Covered Years in the Pay Versus Performance Table.

Pursuant to the PVP Rules, the Company is required to designate one financial measure as the “Company-Selected Measure,” or the most important financial measure that demonstrates how the Company sought to link executive compensation to Company performance in the fiscal year. For 2025, the Company selected adjusted EBITA1. However, the Company believes that all of the measures designated under the “Important Financial Performance Measures” section on page 72 are important drivers of Company performance that are designed to link executive compensation to performance.

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1.          Adjusted EBITA is a non-GAAP measure. For a reconciliation and explanation of this non-GAAP measure, see Appendix A.

2026 PROXY STATEMENT
PAY VERSUS PERFORMANCE TABLE
(A)	(B)		(C)		(D)	(E)	(F)	(G)	(H)	(I)
							Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for PEO (US$)		PEO CAP (US$) (6)		Average SCT Total for Non- PEO NEOs (US$) (2)	Average CAP for Non- PEO NEOs (US$) (2) (6)	Company TSR (7)	Peer Group TSR (7)	Net Income (US$) (8)	Adjusted EBITA (US$) (9)
	Andy Butcher (1)	Alok Maskara	Andy Butcher (1)	Alok Maskara
2025	2,662,967	—	2,010,102	—	594,297	516,171	108.0	98.0 (3)	7,700,000	42,800,000
2024	3,242,626	—	2,650,777	—	609,968	549,689	154.9	118.9 (4)	18,400,000	48,100,000
2023	1,823,752	—	879,314	—	446,574	341,117	67.8	129.9 (4)	(1,900,000)	26,900,000
2022	2,348,216	2,170,667	1,075,717	346,905	530,489	344,447	73.4	74.9 (4)	26,900,000	50,200,000
2021	—	2,339,733	—	3,622,066	773,235	890,867	120.5	128.8 (5)	29,900,000	48,700,000

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(1)   Andy Butcher’s compensation is not included within column (B) and column (C) for 2021, as he was not the Principal Executive Officer (“PEO”) at that time. His compensation is, however, included within columns (D) and (E) for 2021 when he was employed as a Non-PEO Named Executive Officer.

(2)   Non-PEO Named Executive Officers (“NEOs”) included within columns (D) and (E) in 2025, 2024 and 2023 are: Stephen Webster, Howard Mead, Jeffrey Moorefield, and Graham Wardlow. The Non-PEO NEOs included within columns (D) and (E) for 2022 are: Stephen Webster, Peter Gibbons, Jeffrey Moorefield, and Graham Wardlow. Heather Harding is not included as a Non-PEO NEO in 2022, given she resigned as CFO effective March 1, 2022 and served in an advisory role for the remainder of fiscal year 2022. As a result, the compensation paid to Ms. Harding in 2022 distorts the 2022 average SCT and CAP figures included in columns (D) and (E), justifying exclusion. The Non-PEO NEOs included within columns (D) and (E) for 2021 are: Andy Butcher, Stephen Webster, Graham Wardlow, and Heather Harding.

(3)   For 2025, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Albany International Corp.; Chart Industries, Inc.; Columbus McKinnon Corporation; Energy Recovery, Inc.; Enerpac Tool Group Corp.; EnPro Industries, Inc.; ESCO Technologies, Inc.; Graham Corporation; Greenland Technologies Holding Corporation; Helios Technologies, Inc.; Hillman Solutions Corp.; Hurco Companies, Inc.; Kadant Inc;. Kornit Digital Ltd.; L.B. Foster Company; Mayville Engineering Company, Inc.; Mueller Water Products, Inc.; Nisun International Enterprise Development Group Co., Ltd; NN, Inc.; Omega Flex, Inc.; Park-Ohio Holdings Corp.; Perma-Pipe International Holdings, Inc.; Proto Labs, Inc.; RBC Bearings Incorporated; SPX Corporation; Standex International Corporation; Tennant Company; The Eastern Company; and The Gorman-Rupp Company.

(4)   For 2024, 2023 and 2022, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Albany International Corp.; Barnes Group, Inc.; Chart Industries, Inc.; CIRCOR International, Inc.; Columbus McKinnon Corporation; Energy Recovery, Inc.; Enerpac Tool Group Corp.; EnPro Industries, Inc.; ESCO Technologies, Inc.; Evoqua Water Technologies Corp.; Fathom Digital Manufacturing Corporation; Graham Corporation; Greenland Technologies Holding Corporation; Helios Technologies, Inc.; Hillman Solutions Corp.; Hurco Companies, Inc.; Kadant Inc;. Kornit Digital Ltd.; L.B. Foster Company; Mayville Engineering Company, Inc.; Mueller Water Products, Inc.; Nisun International Enterprise Development Group Co., Ltd; NN, Inc.; Omega Flex, Inc.; Park-Ohio Holdings Corp.; Perma-Pipe International Holdings, Inc.; Proto Labs, Inc.; RBC Bearings Incorporated; SPX Corporation; SPX FLOW, Inc.; Standex International Corporation; Tennant Company; The Eastern Company; The Gorman-Rupp Company; and The L.S. Starrett Company.

(5)   For 2021, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Barnes Group, Inc.; Cabot Corporation; Carpenter Technology Corporation; Colfax Corporation; Element Solutions, Inc.; Ferroglobe PLC; Graco Inc.; Hexagon Composites ASA; Hexcel Corporation; Kaiser Aluminum Corporation; Koppers Holdings Inc.; Materion Corporation; MSA Safety Incorporated; Mueller Industries, Inc.; Neo Performance Materials Inc.; Schnitzer Steel Industries, Inc.; SunCoke Energy Inc.; TPI Composites Inc.; TriMas Corporation; and Worthington Industries Inc.

(6)   For each Covered Year, in determining both the CAP for our PEO and the average CAP for our Non-PEO NEOs, we deducted or added back the following amounts from or to the total amounts of compensation reported in the Summary Compensation Table for such Covered Year:

•        the aggregate change in actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table; and

•        values reported in the Annual Equity Awards column of the Summary Compensation Table, as follows:

•      for any equity awards granted in the Covered Year that are outstanding and unvested as of December 31 of the relevant Covered Year, the year-end fair value of said awards is added;

2026 PROXY STATEMENT

•      for any awards granted in years prior to the Covered Year that are outstanding and unvested as of December 31 of the relevant Covered Year, the increase in fair value is added (or the decrease in fair value is deducted) by comparing the fair value as of December 31 of the Covered Year to the fair value at the end of the prior fiscal year;

•        for awards that are granted and vest in the same Covered Year, the fair value as of the vesting date is added;

•        for awards granted in prior years that vest in the Covered Year, the increase in fair value is added (or the decrease in fair value is deducted), by comparing the fair value on the vesting date with the fair value at the end of the prior fiscal year; and

•        for awards granted in prior years that are deemed to fail to meet the applicable vesting condition during the Covered Year, the fair value as of December 31 of the prior fiscal year is deducted.

(7)   TSR as set forth in the Pay Versus Performance Table assumes, in each case, an initial fixed investment of $100 on January 1 of the relevant Covered Year, in Luxfer ordinary shares for our cumulative TSR, and in the PVP Peer Group for the PVP Peer Group cumulative TSR, based on market prices at the end of each fiscal year reported, and reinvestment of dividends.

(8)   Net income for the purposes of this pay versus performance disclosure is calculated as the consolidated net income of the Company and its subsidiaries, determined in accordance with US GAAP.

(9)   For purposes of this pay versus performance disclosure, adjusted EBITA is calculated based on operating income excluding Luxfer Graphic Arts, adjusted for share-based compensation charges; gain on disposal of assets held-for-sale; restructuring charges; acquisitions and disposals costs; impairment charges; other charges; and amortization. See Appendix A for a reconciliation of adjusted EBITA as used for external reporting to its most directly comparable GAAP financial measure.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE MEASURES

The PVP Rules require that comparisons be made between certain columns in the Pay Versus Performance Table. Such comparisons can be provided graphically without further explanation, and we have done so below. In accordance with that approach, the following charts and graphs show the relationships between (i) our cumulative TSR, the cumulative TSR for the PVP Peer Group reflected in the Pay Versus Performance Table above, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable; (ii) the Company’s net income, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable; and (iii) the Company’s adjusted EBITA, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable, for each of the Covered Years.

2026 PROXY STATEMENT

IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following is an unranked list of what we believe to be important financial performance measures (including adjusted EBITA) we used to link executive compensation for our PEO and Non-PEO NEOs to our performance in 2024:

•        Adjusted EBITA (also referred to in this Proxy Statement as Management EBITA);

•        Cash Conversion;

•        Revenue;

•        Adjusted Diluted EPS Growth; and

•        TSR.

The foregoing financial performance measures were utilized by the Remuneration Committee to assess Company performance and determine the cash incentives and equity awards paid to our PEO and Non-PEO NEOs in 2025.1

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1           Adjusted EBITA, Cash Conversion, Revenue (as calculated with respect to the business units), and adjusted diluted EPS Growth are non-GAAP measures. For a reconciliation of these non-GAAP measures, see Appendix A.

2026 PROXY STATEMENT
COMPENSATION-RELATED POLICIES AND ARRANGEMENTS
COMPENSATION-RELATED RISK

The Company’s executive and broad-based compensation programs are intended to promote decision-making that supports a pay for performance philosophy and utilize the following design features to mitigate risk:

•	Balance of fixed and variable or at-risk pay opportunities	•	Stock ownership guidelines and requirements
•	Oversight by Remuneration Committee comprised of independent Non-Executive Directors	•	Regular risk assessments, particularly when implementing any changes to compensation programs
•	Multiple performance measures and performance periods, as well as capped payouts	•	Enhanced clawback policy
•	Performance measures and targets set at a Company-wide or Business Unit level	•	Anti-hedging policy
•	Incentive Plan and Remuneration Policy limits on individual awards, pool size, and accelerated vesting	•	Institutional focus on ethical behavior through deployment of Luxfer Values and Code of Ethics and Business Conduct
•	Remuneration Committee oversight of equity burn rate and dilution

The Remuneration Committee, in consultation with management, conducts an annual review of the Company’s compensation plans and practices with respect to risk. To aid in this review, the Remuneration Committee consulted with Meridian, the Committee’s independent compensation consultant, to identify risk aggravators and mitigating factors, particularly in the incentive programs offered to executives, and opine whether such programs and practices are reasonably likely to have a material adverse effect on the Company. In considering Meridian’s analysis and its own discussions, with and without management present, the Remuneration Committee concluded that the Company’s compensation programs and practices are not reasonably likely to incentivize employees to take risks that could have a material adverse effect on the Company. The reasons for concluding that Luxfer’s executive and broad-based compensation programs do not create material risk for the Company include the fact that the Company (i) implements risk mitigation mechanisms; specifically, it utilizes a variety of short performance periods ranging from one to three years, measures performance at a Company-wide and Business Unit level, uses a formulaic approach, and utilizes the Remuneration Committee to oversee awards to executives and employees; (ii) sufficiently monitors the appropriateness of the compensation and benefit plans that are available to Luxfer’s executives and employees; and (iii) leverages the expertise of third party advisors, such as Meridian, where necessary to ensure that Luxfer’s compensation programs are appropriate when compared to market.

CLAWBACK POLICIES AND PROCEDURES

Luxfer has established policies and procedures for the recovery of incentive compensation, which apply to all Executive Officers, our Named Executive Officers, Executive Directors, and employees who receive performance-based incentive compensation. All recipients of incentive compensation are subject to the recovery or clawback policies set forth in the award agreement issued in conjunction with their receipt of incentive compensation or, if more restrictive, the rules and regulations of the SEC and NYSE and any policy adopted by the Company thereunder, including the Company’s Executive Compensation Clawback Policy detailed below. These award agreements provide for recovery of the annual cash incentive and equity awards granted with respect to any misstated financial results discovered by the Company. The Board of Directors, or the Remuneration Committee as delegated, has discretion in applying such policy to recover or recoup incentive compensation in situations involving a misstatement of financial results. Furthermore, the Board, or the Remuneration Committee as delegated, may consider any factors it deems reasonable in determining whether to seek recoupment of previously paid incentive compensation; how much incentive compensation to recoup from individual Executive Officers, Executive Directors, and other employees; and the form of such incentive compensation to be recouped.

2026 PROXY STATEMENT

Notably, our Named Executive Officers, including all of the Company’s current and former executive officers, are subject to the Company’s Executive Compensation Clawback Policy, established in accordance with section 10D of the Exchange Act and section 303A.14 of the New York Stock Exchange Listed Company Manual. Capitalized terms used but not defined herein shall have the meanings given to them in the Executive Compensation Clawback Policy. The following summary of the key provisions of this Policy does not purport to be complete and is qualified, in its entirety, by reference to the full text of the Policy.

Under the Executive Compensation Clawback Policy, in the event the Company is required to prepare an Accounting Restatement, the Company is required to recover any Incentive-Based Compensation received by a Covered Executive during the three (3) completed fiscal years immediately preceding the Restatement Date, provided that the Incentive-Based Compensation received by such Covered Executive is in excess of the amount of Incentive-Based Compensation that the Covered Executive would have otherwise received had it been determined on the restated amounts or after giving effect to the Accounting Restatement. In Luxfer’s case, this Policy generally applies, but is not limited, to annual cash incentives (or portions thereof that are based upon financial metrics, such as EBITA, Cash Conversion, and Revenue) and performance-based equity awards, such as awards related to earnings per share and total shareholder return performance. The Board of Directors, or the Remuneration Committee as delegated, retains discretion as to the recovery method to be used. Recovery methods may include, but are not limited to: (i) repayment of any Erroneously Awarded Compensation to the Company (or, if required by the Company, any other person specified by the Company) in the event the Erroneously Awarded Compensation is a cash incentive; (ii) payment of a cash equivalent to the Company (or, if required by the Company, any other person specified by the Company) in the event the Erroneously Awarded Compensation is an equity award; or (iii) transfer to the Company (or, if required by the Company, any other person specified by the Company) of all or some of the shares acquired by the Covered Executive pursuant to an equity award that constitutes Erroneously Awarded Compensation. There are limited exceptions to the recovery requirement established under this Policy. The recovery requirement shall not apply to the extent that both of the following factors are satisfied: (a) the independent directors of the Board and/or the Company’s Remuneration Committee (comprised solely of independent directors) has determined that recovery would be impracticable; and (b) either (i) the direct expense paid by the Company to a third party to assist in enforcing this Policy would exceed the Erroneously Awarded Compensation to be recovered, (ii) recovery would violate home country law where said law was adopted prior to November 28, 2022, or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C 411(a) and the regulations promulgated thereunder. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on the expense of enforcement, as detailed in (b)(i) above, the Company must make a reasonable attempt to recover such Erroneously Awarded Compensation, document its reasonable recovery attempt(s), and provide the documentation to the NYSE.
TERMINATION AND CHANGE IN CONTROL

Certain of the Named Executive Officers are party to employment agreements with Luxfer Holdings PLC or one of its subsidiaries. As per the Company’s normal practice, the CEO and CFO are subject to employment agreements, and U.K.-based executives are subject to employment agreements as required by local law. Accordingly, Andy Butcher, Stephen Webster, and Graham Wardlow are subject to employment agreements. Andy Butcher’s and Stephen Webster’s employment agreements contain provisions regarding the termination of such executive’s employment and the Company’s related severance obligations, including in the event of termination for reasons other than Cause, Disability, or death, and in connection with a Change in Control. Furthermore, the Company, on behalf of itself or one of its subsidiaries that employs the executive, entered into Executive Severance and Change in Control Agreements with Howard Mead, Jeffrey Moorefield, and Graham Wardlow, effective October 25, 2023. The Company’s severance obligations, as set forth in these agreements, are summarized below.1

Capitalized terms used but not defined herein shall have the meanings given to them in the referenced agreement. The following summary of the key terms of these agreements does not purport to be complete and is qualified, in its entirety, by reference to the full text of the relevant agreement; all of which are on file with the SEC.

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1           Health and welfare benefits and vacation entitlement are not included in this summary, as they are generally available on a non-discriminatory basis to all full-time employees.

2026 PROXY STATEMENT

Termination Arrangements

Compensation throughout the Notice Period and upon Separation. The agreements set forth a Notice Period, which both the Executive and the Company must comply with in the event the Executive intends to resign from employment, or the Company intends to terminate the Executive’s employment, without Cause.

The Executives will continue to receive their regular compensation and benefits through the end of their respective Notice Period, provided the Company does not exercise its right of payment in lieu of notice. Specifically, the Executives will continue to earn an annual cash incentive during the Notice Period, and any outstanding equity awards will continue to vest during the Notice Period, in accordance with the applicable vesting schedule. If, as of the Termination Date, the actual cash incentive earned has not been determined because the relevant performance period remains ongoing, the Executive’s cash incentive for the fiscal year in which the separation occurs will be paid at Target level and pro-rated to reflect actual dates of service, including the Notice Period, during said fiscal year. Upon separation, equity awards shall be managed as follows:

•     Andy Butcher. Upon separation, the Company shall immediately vest all outstanding time-based equity awards and any earned and outstanding performance-based equity awards that are scheduled to vest in the twelve (12) month period following the effective date of termination.

•     Stephen Webster, Howard Mead, Jeffrey Moorefield, and Graham Wardlow. In accordance with the rules of the LTIP, any time-based equity awards that have not become vested or exercisable as of the Termination Date shall immediately lapse and any performance-based equity awards shall vest in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period.

Except in the event of termination for Cause, Disability, or death or in the event of a Change in Control (or, in the case of Howard Mead, Jeffrey Moorefield, and Graham Wardlow, resignation with Good Reason), the Company reserves the right, in lieu of notice and without giving any reason, to (i) pay the Executive their base salary and other fixed compensation, such as perquisite allowances, for the Notice Period or outstanding balance thereof; (ii) pay the Executive an annual cash incentive for the fiscal year in which their employment terminates, which shall be the actual cash incentive earned for said fiscal year, or, if the actual cash incentive has not been determined because the relevant performance period remains ongoing, the cash incentive at Target level and prorated to reflect actual dates of service, including the Notice Period, during said fiscal year; and (iii) immediately vest any equity awards that would have vested during the Notice Period or balance thereof.

2026 PROXY STATEMENT

The following table summarizes the total payout to each of the Named Executive Officers in the event of termination by the Company for reasons other than Cause, Disability, or death.

	Termination for Reasons other than Cause, Disability, or Death
Name and Principal Position	Salary Payment (US$)	Cash Incentive Payment (1) (US$)	Outstanding or Unvested Equity Awards (US$)	Total Payout (US$)
Andy Butcher Chief Executive Officer	$660,600 (3)	$660,600	$3,776,103 (6)	$5,097,303
Stephen Webster Chief Financial Officer (2)	$301,393 (3)	$150,697	$500,326 (7)	$952,416
Howard Mead Vice President and General Manager, Luxfer Gas Cylinders - Composite	$58,050 (4)	$92,880	$253,556 (8)	$404,486
Jeffrey Moorefield Vice President and General Manager, Luxfer Magtech Solutions	$111,375 (5)	$89,100	$239,956 (9)	$440,431
Graham Wardlow Divisional Managing Director, Luxfer MEL Technologies (2)	$313,819 (3)	$125,528	$512,114 (10)	$951,461

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(1)   Using December 31, 2025, as the date of the triggering event, the above figure represents the cash incentive at Target level, as the actual cash incentive earned in the fiscal year is not typically finalized as of said date.

(2)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing figures have been translated into US dollars at the following average exchange rate for 2025: £1: US$1.3219.

(3)   Assumes that the Company exercises its right to payment in lieu of the full 12-month Notice Period.

(4)   Assumes that the Company exercises its right to payment in lieu of the full 3-month Notice Period.

(5)   Assumes that the Company exercises its right to payment in lieu of the full 6-month Notice Period.

(6)   In accordance with Mr. Butcher’s employment contract, this figure includes all outstanding time-based equity awards, which total 101,788, and any earned and outstanding performance-based equity awards that are scheduled to vest in the 12-month period following the effective date of termination (in this case, assumed to be December 31, 2025), which total 199,577.

(7)   Using December 31, 2025 as the date of the triggering event, this figure includes 5,868 time-based awards scheduled to vest in the 12-month Notice Period; and 34,063 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(8)   Using December 31, 2025 as the date of the triggering event, this figure includes 3,282 time-based awards scheduled to vest in the 3-month notice period; and 16,954 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(9)   Using December 31, 2025 as the date of the triggering event, this figure includes 2,784 time-based awards scheduled to vest in the 6-month notice period; and 16,367 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(10) Using December 31, 2025 as the date of the triggering event, this figure includes 6,038 time-based awards scheduled to vest in the 12-month Notice Period; and 34,833 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

2026 PROXY STATEMENT

Compensation in the event of the Executive’s Resignation with Good Reason. The Executive Severance and Change in Control Agreements applicable to Howard Mead, Jeffrey Moorefield, and Graham Wardlow provide for severance compensation in the event that the Executive’s employment is terminated by the Executive with Good Reason. In such event, the Executives will be eligible to receive the following compensation:

•     Severance Payment. A severance payment representing the Executive’s base salary for a period equal to their Notice Period, as follows: Howard Mead (3 months), Jeffrey Moorefield (6 months), and Graham Wardlow (12 months).

•     Annual Cash Incentive. The actual cash incentive earned for the fiscal year in which the separation occurs, or, if the actual cash incentive has not been determined because the relevant performance period remains ongoing, the cash incentive at Target level and prorated to reflect actual dates of service during said fiscal year.

•     Equity Awards. Time-based awards that are scheduled to vest in the twelve-month period following the Termination Date shall immediately vest, and any performance-based equity awards shall vest in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period.

The table below summarizes the total payout to each of the applicable Named Executive Officers in the event of resignation by the Executive with Good Reason.

	Resignation by the Executive with Good Reason
Name and Principal Position	Salary Payment (US$)	Cash Incentive Payment (1) (US$)	Outstanding or Unvested Equity Awards (US$)	Total Payout (US$)
Howard Mead Vice President and General Manager, Luxfer Gas Cylinders - Composite	$58,050	$92,880	$253,556 (3)	$404,486
Jeffrey Moorefield Vice President and General Manager, Luxfer Magtech Solutions	$111,375	$89,100	$239,956 (4)	$440,431
Graham Wardlow Divisional Managing Director, Luxfer MEL Technologies (2)	$313,819	$125,528	$512,114 (5)	$951,461

____________

(1)   Using December 31, 2025, as the date of the triggering event, the above figure represents the cash incentive at Target level, as the actual cash incentive earned in the fiscal year is not typically finalized as of said date.

(2)   Graham Wardlow is employed in the United Kingdom and paid in GBP sterling. The foregoing figures have been translated into US dollars at the following average exchange rate for 2025: £1: US$1.3219.

(3)   Using December 31, 2025 as the date of the triggering event, this figure includes 3,282 time-based awards scheduled to vest in the 3-month notice period; and 16,954 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(4)   Using December 31, 2025 as the date of the triggering event, this figure includes 2,784 time-based awards scheduled to vest in the 6-month notice period; and 16,367 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(5)   Using December 31, 2025 as the date of the triggering event, this figure includes 6,038 time-based awards scheduled to vest in the 12-month Notice Period; and 34,833 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

2026 PROXY STATEMENT

Change in Control Arrangements

In the event that the Named Executive Officers’ employment is terminated by the Company in connection with a Change in Control (other than for Cause, Disability, or death) and the Named Executive Officer does not receive an offer of employment for an Equivalent Position with a Successor, the Named Executive Officers are eligible to receive the following severance compensation:

Named Executive Officer	Severance Payment	Annual Cash Incentive	Equity Awards
Andy Butcher	Twenty-four (24) months’ base salary

Annual cash incentive earned for the fiscal year during which the separation occurs. If the actual cash incentive earned has not been determined because the relevant performance period remains ongoing, the annual cash incentive will be paid at Target level.

Immediate vesting of all outstanding, unvested time-based equity awards; and immediate vesting of any performance-based equity awards, which amount shall be calculated in accordance with the “change in control” rules of the LTIP.

Stephen Webster	Twenty-four (24) months’ base salary
Howard Mead	Nine (9) months’ base salary
Jeffrey Moorefield	Twelve (12) months’ base salary
Graham Wardlow	Eighteen (18) months’ base salary

The table below summarizes the total payout to each of the Named Executive Officers in the event of termination by the Company in connection with a Change in Control.

	Termination in connection with Change in Control
Name and Principal Position	Salary Payment (US$)	Cash Incentive Payment (US$) (1)	Outstanding or Unvested Equity Awards (US$)	Total Payout (US$)
Andy Butcher Chief Executive Officer	$1,331,200	$660,600	$4,006,518 (3)	$5,988,318
Stephen Webster Chief Financial Officer (2)	$602,786	$150,697	$626,612 (4)	$1,380,095
Howard Mead Vice President and General Manager, Luxfer Gas Cylinders - Composite	$174,150	$92,880	$315,869 (5)	$582,899
Jeffrey Moorefield Vice President and General Manager, Luxfer Magtech Solutions	$222,750	$89,100	$299,969 (6)	$611,819
Graham Wardlow Divisional Managing Director, Luxfer MEL Technologies (2)	$470,729	$125,528	$642,488 (7)	$1,238,744

____________

(1)   Using December 31, 2025, as the date of the triggering event, the above figure represents the cash incentive at Target level, as the actual cash incentive earned in the fiscal year is not typically finalized as of said date.

(2)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing figures have been translated into US dollars at the following average exchange rate for 2025: £1: US$1.3219.

(3)   Using December 31, 2025, as the date of the triggering event, this figure includes 101,788 unvested time-based awards; and 217,966 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(4)   Using December 31, 2025, as the date of the triggering event, this figure includes 15,946 unvested time-based awards; and 34,063 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(5)   Using December 31, 2025, as the date of the triggering event, this figure includes 8,255 unvested time-based awards; and 16,954 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(6)   Using December 31, 2025, as the date of the triggering event, this figure includes 7,573 unvested time-based awards; and 16,367 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(7)   Using December 31, 2025, as the date of the triggering event, this figure includes 16,443 unvested time-based awards; and 34,833 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
TABLES

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2025, 2024, and 2023.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary (US$)	Annual Cash Incentive (US$) (1)	Annual Equity Awards (US$) (2)	Option Awards (US$)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$) (3)	Total Compensation (US$)
Andy Butcher Chief Executive Officer	2025	660,600	795,362	1,144,077	—	—	62,928	2,662,967
	2024	644,500	1,176,857	1,358,073	—	—	63,196	3,242,626
	2023	628,800	—	1,134,137	—	—	60,815	1,823,752
Stephen Webster (4) Chief Financial Officer	2025	301,393	181,439	181,378	—	—	56,611	720,821
	2024	284,489	259,738	215,318	—	—	53,557	813,102
	2023	263,339	—	166,693	—	—	49,470	479,502
Howard Mead Vice President & General Manager, Luxfer Gas Cylinders – Composite	2025	232,200	13,932	89,526	—	—	38,629	374,287
	2024	226,500	79,230	105,855	—	—	40,391	451,976
	2023	220,288	78,365	88,799	—	—	33,762	421,214
Jeffrey Moorefield Vice President & General Manager, Luxfer Magtech	2025	222,750	116,721	86,039	—	—	40,420	465,930
	2024	217,300	111,605	102,246	—	—	33,053	464,204
	2023	212,000	—	85,683	—	—	28,317	326,000
Graham Wardlow (4) Divisional Managing Director, Luxfer MEL Technologies	2025	313,819	209,882	188,353	—	—	104,097	816,151
	2024	289,091	106,848	217,725	—	—	96,926	710,590
	2023	274,545	—	179,156	—	—	90,634	544,335

___________

(1)   The amounts in column (d) with respect to 2025 reflect cash incentives awarded to and earned by the Named Executive Officers under the annual cash incentive program, with final payouts approved by the Remuneration Committee at its March 3, 2026 meeting and paid shortly thereafter.

(2)   The amounts in column (e) represent the aggregate grant date fair value, calculated in accordance with Accounting Standards Codification (ASC) 718, of Restricted Stock Units or Options awarded during each year under the Long-Term Umbrella Incentive Plan (the “LTIP”).

2026 PROXY STATEMENT

(3)   The table below shows the components of column (h) for 2025, which includes perquisites; auto allowances; other personal benefits; and Luxfer contributions under the 401(k) Savings Plan, the U.S. Employee Stock Purchase Plan (the “ESPP”), and the U.K. Share Incentive Plan (the “SIP”):

	(A)	(B)	(C)	(D)	(E)	(F)
Name	Executive Perquisites Package (US$)	Auto Allowance (US$)	Other Perquisites and Personal Benefits (US$)	Contributions Under Defined Contribution Plan (US$) (c)	Contributions Under the ESPP or SIP (US$)	Total All Other Compensation (US$)
Andy Butcher	40,000	—	—	21,000	1,928	62,928
Stephen Webster	26,438	—	29,118 (a)	—	1,055	56,611
Howard Mead	20,000	—	—	16,944	1,685	38,629
Jeffrey Moorefield	20,000	—	—	20,420	—	40,420
Graham Wardlow	26,438	—	76,604 (b)	—	1,055	104,097

___________

(a)    Stephen Webster is eligible for a monthly compensation adjustment, paid as a fixed percentage of base salary, in lieu of contributions to a U.K. pension plan. For 2025, this compensation adjustment was valued at the equivalent of US$24,111 at an average exchange rate of £1: US$1.3219. This amount, along with other perquisites and personal benefits, are included within column (C).

(b)    Graham Wardlow is eligible for a monthly compensation adjustment, paid as a fixed percentage of base salary, in lieu of contributions to a U.K. pension scheme. For 2025, this compensation adjustment was valued at the equivalent of US$70,609 at an average exchange rate of £1: US$1.3219. This amount, along with other perquisites and personal benefits, are included within column (C).

(c)    The amounts shown in column (D) for each Named Executive Officer reflect amounts contributed by Luxfer into individual 401(k) accounts with respect to U.S.-based executives.

(4)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. Their compensation has been translated into US dollars at the following average exchange rates for each of the years: 2025: £1:US$1.3219, 2024: £1:US$1.2786, and 2023: £1:US$1.2451.

2026 PROXY STATEMENT
GRANTS OF PLAN-BASED AWARDS IN 2025 (1)
			Estimated Future Payouts Under Non-Equity Incentive Plan (Cash)(2)			Estimated Future Awards Under Equity Incentive Plan Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Remuneration Committee Approval Date	Threshold (US$)	Target (US$)	Maximum (US$)	Threshold (#)	Target (#)	Maximum (#)	All Other Equity Awards: Number of Shares or Units (#) (4)	All Other Equity Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Equity Awards (US$/Share)	Grant Date Fair Value of Equity Awards (US$) (6)
Andy Butcher	March 17	March 4				—	23,616	47,232			1.00	262,846
	March 17	March 4				—	35,424	70,848			1.00	443,154
	March 17	March 4							39,360		1.00	438,077
			330,300	660,600	1,321,200
Stephen Webster	March 17	March 4				—	3,744	7,488			1.00	41,671
	March 17	March 4				—	5,616	11,232			1.00	70,256
	March 17	March 4								6,240	1.00	69,451
			75,348	150,697	301,394
Howard Mead	March 17	March 4				—	1,848	3,696			1.00	20,568
	March 17	March 4				—	2,772	5,544			1.00	34,678
	March 17	March 4							3,080		1.00	34,280
			46,440	92,880	185,760
Jeffrey Moorefield	March 17	March 4				—	1,776	3,552			1.00	19,767
	March 17	March 4				—	2,664	5,328			1.00	33,327
	March 17	March 4							2,960		1.00	32,945
			44,550	89,100	178,200
Graham Wardlow	March 17	March 4				—	3,888	7,776			1.00	43,273
	March 17	March 4				—	5,832	11,664			1.00	72,958
	March 17	March 4								6,480	1.00	72,122
			62,764	125,528	251,056

____________

(1)   The Remuneration Committee’s practices for awarding Restricted Stock Units and Options, including the timing of grants and approvals thereof, are described in the section entitled “2025 Compensation Components - Equity Awards.” The Remuneration Committee’s practices for awarding annual cash incentives, including setting performance measures and targets and determining cash incentive opportunities, are described in the section entitled “2025 Compensation Components - Annual Cash Incentive.”

(2)   The amounts shown in column (d) reflect the Threshold payment for each Named Executive Officer under our non-equity incentive program. This amount is 50% of the Target amounts shown in column (e). The amounts shown in column (f) are 200% of the Target amounts shown in column (e). These amounts are based on the individual’s base salary as in effect on December 1, 2025.

(3)   The amounts shown in column (g), (h) and (i) reflect the Threshold, Target, and Maximum award levels for performance-based Restricted Stock Units and Options awarded to each Named Executive Officer in 2025. Performance-based Restricted Stock Units and Options were granted for two performance measures: adjusted diluted EPS Growth and relative TSR, as described in the section entitled “2025 Compensation Components - Equity Awards.” Of the performance-based awards communicated on March 17, 2025 (representing 60% of the total equity award at Target), 40% of this award is related to certain adjusted diluted EPS Growth targets and 60% is related to certain TSR performance targets. The amounts shown in column (g) reflect the total number of awards at the Threshold level with respect to each performance measure for each of the Named Executive Officers. These amounts are 0% of the total number of awards at the Target level shown in column (h). The amounts shown in column (i) reflect the total number of awards at the Maximum level, being 200% of the Target level. The award amounts were calculated with reference to the individual’s annual base salary at the time of the Remuneration Committee’s approval in March 2025.

2026 PROXY STATEMENT

(4)   The amounts shown in column (j) represent the time-based Restricted Stock Units awarded to U.S.-based Named Executive Officers in 2025, which represent 40% of the total equity award at Target. These awards vest in four equal annual installments, beginning on March 17, 2026. The awards are subject to a US$1.00 per ordinary share issue cost. Further information regarding these awards is provided in the section entitled “2025 Compensation Components - Equity Awards.”

(5)   Stephen Webster and Graham Wardlow are employed in the U.K. and received time-based Options with respect to their 40% time-based award entitlement for 2025, as shown in column (k). These awards vest in four equal annual installments, beginning on March 17, 2026. The Options have an exercise price equivalent to the nominal value of an ordinary share, or US$1.00 per ordinary share. Further information regarding these awards is provided in the section entitled “2025 Compensation Components - Equity Awards.”

(6)   The amounts shown in column (m) reflect the grant date fair value of the equity awards, calculated in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025
	Options					Other Equity Awards
	Number of securities underlying unexercised options (#): Exercisable	Number of securities underlying unexercised options (#): Not Exercisable	Equity Incentive Plan Awards: Number of securities underlying unearned options (#) (1)	Option Exercise (US$)	Option Expiration Date	Number of earned, unvested shares or units (#) (2)	Market value of earned, unvested shares or units (US$) (3)	Equity Incentive Plan Awards: Number of unearned awards (#) (1)	Equity Incentive Plan Awards: Market value of unearned awards (#) (3)
Andy Butcher						101,788	1,275,404
2023								33,546	420,334
2024								166,031	2,080,365
2025								55,168	691,255
Stephen Webster
2022	—	1,176	—	1.00	March 14, 2028
2023	—	2,436	4,931	1.00	March 20, 2029
2024	—	5,833	24,971	1.00	March 18, 2030
2025	—	6,501	8,424	1.00	March 17, 2031
Howard Mead						8,255	103,435
2023								2,627	32,911
2024								12,941	162,154
2025								4,158	52,100
Jeffrey Moorefield						7,573	94,890
2023								2,534	31,756
2024								12,500	156,626
2025								3,996	50,070
Graham Wardlow
2022	—	1,178	—	1.00	March 14, 2028
2023	—	2,617	5,299	1.00	March 20, 2029
2024	—	5,896	26,618	1.00	March 18, 2030
2025	—	6,752	8,748	1.00	March 17, 2031

____________

(1)   The figures in these columns were calculated with reference to performance as of December 31, 2025, in accordance with SEC regulations.

•     For 2025, these figures represent (i) 2025 EPS Growth awards, between Threshold and Target; and at Target with respect to the 2025 TSR awards. The performance period with respect to both measures continues through December 31, 2026.

•     For 2024, these figures represent (i) 2024 EPS Growth awards, between Maximum and Enhanced Maximum; and (ii) between Target and Maximum with respect to 2024 TSR awards. The performance period with respect to the 2024 EPS Growth and TSR measures ended December 31, 2025, although it still requires a time element until March 18, 2026.

2026 PROXY STATEMENT

•     For 2023, these figures represent (i) 2023 EPS Growth awards at between Target and Maximum; and (ii) between Threshold and Target with respect to 2023 TSR awards. The performance period with respect to the 2023 EPS Growth and TSR measures ended December 31, 2025, although it still requires a time element until March 20, 2026.

•    The following table shows the number of unearned performance-based awards and their respective vesting dates, calculated as described above, for each of the Named Executive Officers:

Name	Vesting Date	Number of Performance-Based Equity Awards
Andy Butcher	March 18, 2026	166,031
	March 20, 2026	33,546
	March 17, 2027	55,168
Stephen Webster (a)	March 18, 2026	24,971
	March 20, 2026	4,931
	March 17, 2027	8,424
Howard Mead	March 18, 2026	12,941
	March 20, 2026	2,627
	March 17, 2027	4,158
Jeffrey Moorefield	March 18, 2026	12,500
	March 20, 2026	2,534
	March 17, 2027	3,996
Graham Wardlow (a)	March 18, 2026	26,618
	March 20, 2026	5,299
	March 17, 2027	8,748

___________

(a)    As Stephen Webster and Graham Wardlow are UK-based employees, they receive awards in the form of Options, which expire two years following the final vesting date of a specific Option award.

(2)   The grant dates and number of Restricted Stock Units remaining from these awards which have not yet vested are as follows:

Name	Grant Date	Number of Restricted Stock Units Remaining
Andy Butcher	March 14, 2022	1,767 (a)
	May 6, 2022	5,611 (b)
	March 20, 2023	16,587 (c)
	March 18, 2024	36,808 (d)
	March 17, 2025	41,015 (e)
Howard Mead	March 14, 2022	884 (a)
	March 20, 2023	1,297 (c)
	March 18, 2024	2,866 (d)
	March 17, 2025	3,208 (e)
Jeffrey Moorefield	March 14, 2022	471 (a)
	March 20, 2023	1,251 (c)
	March 18, 2024	2,769 (d)
	March 17, 2025	3,082 (e)

___________

(a)    These awards were granted on March 14, 2022 and are subject to “holding period” and “clawback” conditions. These awards represent the time-based portion (40%) of the total target equity for 2022. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The foregoing figure includes dividend equivalents accumulated on the award through December 31, 2025. The award vests in four equal annual installments, beginning on March 14, 2023.

(b)    These awards were granted on May 6, 2022 upon Mr. Butcher’s appointment as CEO and are subject to “holding period” and “clawback” conditions. These awards, together with those granted on March 14, 2022, represent the time-based portion (40%) of Mr. Butcher’s total target equity award for 2022, in his role as CEO. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The foregoing figure includes dividend equivalents accumulated on the award through December 31, 2025. The award vests in four equal annual installments, beginning on March 14, 2023.

2026 PROXY STATEMENT

(c)    These awards were granted on March 20, 2023 and are subject to “holding period” and “clawback” conditions. These awards represent the time-based portion (40%) of the total target equity award for 2023. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The foregoing figure includes dividend equivalents accumulated on the award through December 31, 2025. The award vests in four equal annual installments, beginning on March 20, 2024.

(d)    These awards were granted on March 18, 2024 and are subject to “holding period” and “clawback” conditions. These awards represent the time-based portion (40%) of the total target equity award for 2024. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The foregoing figure includes dividend equivalents accumulated on the award through December 31, 2025. The award vests in four equal annual installments, beginning on March 18, 2025.

(e)    These awards were granted on March 17, 2025 and are subject to “holding period” and “clawback” conditions. These awards represent the time-based portion (40%) of the total target equity award for 2025. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The foregoing figure includes dividend equivalents accumulated on the award through December 31, 2025. The award vests in four equal annual installments, beginning on March 17, 2026.

(3)   The amounts in this column were calculated by multiplying the closing market price of our ordinary share on the last trading day of our most recently completed fiscal year, which was US$13.53, less the issue cost of $1.00 per ordinary share, by the number of unvested Restricted Stock Units.

2025 OPTION EXERCISES AND SHARES VESTED TABLE

The following table shows a summary of the Options exercised by the Named Executive Officers in 2025 and the Restricted Stock or Restricted Stock Units vested for the Named Executive Officers during 2025.

	Options		Other Equity Awards
Name	Number of shares acquired on exercise (#) (1)	Value realized on exercise (US$) (1)	Number of shares acquired on vesting (2)	Value realized on vesting (US$) (2)
Andy Butcher	—	—	22,143	268,083
Stephen Webster	4,040	47,793	—	—
Howard Mead	—	—	1,749	21,150
Jeffrey Moorefield	—	—	1,914	23,174
Graham Wardlow	4,801	57,372	—	—

____________

(1)   Reflects the amount of shares acquired on exercise at the share price on the date of exercise. The number of shares acquired is after the forfeiture of shares to cover the exercise price, being US$1.00 per ordinary share, and taxes due.

(2)   Reflects the amount of shares acquired on vesting of the Restricted Stock Units at the share price on the date of vesting. The number of shares acquired is after the forfeiture of shares to cover the issue cost, being US$1.00 per ordinary share, and taxes due. In addition, Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the award period. The dividend equivalents are not credited until the award vests. The value realized on vesting includes the vesting of these dividend equivalents.

2026 PROXY STATEMENT
2025 PENSION BENEFITS

Luxfer’s pension plans, the Luxfer Group Pension Plan and the Luxfer Group Supplementary Pension Plan (“Salaried Pension Plans”), were closed to new participants in 1998 but remained open for accrual of future benefits based on career-average salary until April 5, 2016. The Salaried Pension Plans are now frozen. Participants in the Salaried Pension Plans no longer earn additional credited service, and changes in salary for a participant are not considered in determining pension benefits. The Salaried Pension Plans were frozen consistent with contemporary benefit practices.

The Named Executive Officers who were employed by Luxfer on or before 1998 participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plans. Stephen Webster, Howard Mead, and Jeffrey Moorefield do not participate in the Salaried Pension Plans because they joined Luxfer following the Salaried Pension Plans’ closure to new participants in 1998.

The table below lists the number of years of credited service and present value of accumulated pension benefits as of December 31, 2025, for each of the Named Executive Officers who participate in the Salaried Pension Plans. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time they become eligible for payment.

Name	Name of Plan	Length of Credited Service	Present value of accumulated benefit (US$) (1)	Payments during last fiscal year (US$)
Graham Wardlow	Luxfer Group Pension Plan	31 years, 7 months	1,148,565	—
	Luxfer Group Supplementary Pension Plan	4 years	32,316	—
Andy Butcher	Luxfer Group Pension Plan	21 years, 6 months	1,032,766	—
	Luxfer Group Supplementary Pension Plan	1 year, 4 months	16,158	—

____________

(1)   The present value of accumulated benefit is a U.K. benefit and is paid in GBP sterling. The amounts have been translated into US dollars at the December 31, 2025 exchange rate of £1: US$1.3465.

2026 PROXY STATEMENT

CEO

PAY RATIO

In accordance with Item 402(u) of Regulation S-K, we are required to provide certain information concerning the ratio between the annual total compensation of Luxfer’s CEO, Andy Butcher, and the annual total compensation of the Company’s median compensated employee (“MCE”), in each case generally calculated in the manner that annual total compensation is calculated for purposes of the Summary Compensation Table.

Methodology

Item 402(u) of Regulation S-K requires the identification of a median compensated employee at least once every three years. We identified a different MCE during and for fiscal year 2025 for the purposes of calculating the CEO Pay Ratio. As of December 31, 2025, Luxfer had approximately 1,400 employees worldwide. Pursuant to the 5% de minimus exception established by the SEC, we excluded a total of 52 employees from this analysis, given the number of employees working at these facilities. The countries and applicable number of employees that were excluded from this analysis were as follows:

Country	Headcount
Australia	1
Canada	36
China	15

From the remaining 1,348 employees, we identified the MCE via payroll data, calculating annual total compensation for these 1,348 employees using the same methodology that we use to determine the annual total compensation of our Named Executive Officers, as reported in the Summary Compensation Table. This calculation included adding the employee’s actual fiscal 2025 hourly pay; overtime pay; fiscal 2025 bonus or cash incentive, if any; perquisites, such as mobile phone allowance, if any; amounts contributed by Luxfer to the employee’s individual defined contribution account in fiscal year 2025; Company contributions to the employee’s ESPP or SIP account, if applicable; and any equity awards granted to the employee in 2025 (valued as of the grant date).

The MCE identified and used for purposes of determining our CEO Pay Ratio for fiscal year 2025 was a manufacturing employee at one of the Company’s U.S. facilities.

Conclusion

The MCE’s total compensation for fiscal year 2025 was US$60,178. Mr. Butcher’s compensation for purposes of the ratio totaled US$2,662,967, being the same as that reported in the Summary Compensation Table on page 79 of this Proxy Statement. Based on the foregoing information, the ratio between our CEO’s total 2025 compensation and the median total compensation of our workforce is estimated to be 44 to 1.

SEC rules and guidance for identifying the median annual total compensation of employees and calculating the pay ratio based on the MCE’s annual total compensation allow companies to adopt a variety of methodologies; to apply certain exclusions; and to make reasonable estimates and assumptions that reflect employee populations and compensation practices. Accordingly, the pay ratios reported by other companies may not be comparable to Luxfer’s pay ratio, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2026 PROXY STATEMENT

2025

AUDIT COMMITTEE
REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, internal control over financial reporting, and compliance with legal and regulatory requirements. The Company’s internal audit function is responsible for, among other things, assisting with the evaluation and improvement of the effectiveness of risk management, control and change practices, and governance processes related to each of the foregoing areas. The Independent Auditor is responsible for expressing opinions on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of the Company’s financial statement schedules, and the effectiveness of internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards. The role of the Audit Committee is to oversee the foregoing activities.

Management completed its evaluation of the Company’s internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept appraised of the progress of the evaluation and provided oversight during the process. In connection with this oversight, the Committee received periodic updates provided by management and the internal audit function at each regularly scheduled Committee meeting. At the conclusion of the process, management concluded that the Company’s internal controls over financial reporting were effective as of December 31, 2025, and reported its conclusion to the Audit Committee. The Committee reviewed Management’s Assessment of the Effectiveness of Internal Controls over Financial Reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, as well as the Independent Auditor’s Report of Independent Registered Public Accounting Firm.

Furthermore, the Audit Committee met with the Company’s accounting and financial management team, the internal audit function, and the Independent Auditor to review the Company’s annual and quarterly periodic reports containing consolidated financial statements prior to the Company’s filing of such reports with the SEC. The Audit Committee discussed with the Company’s internal auditors and the Independent Auditor the overall scope and plans for their respective audits. The Committee meets with the Company’s internal auditors and the Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Additionally, in conformance with PCAOB rules, the Committee reviewed and discussed with the Independent Auditor one critical audit matter arising from the current period audit of the Company’s financial statements. A critical audit matter (“CAM”) is defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the Audit Committee and that (i) relates to accounts or disclosures that are material to the financial statements and (ii) involves especially challenging, subjective, or complex audit judgment. The Committee concurred with the Independent Auditor’s assessment and identification of the CAM contained in the Report of Independent Registered Public Accounting Firm included as Item 8 of the Form 10-K.

In connection with the financial statements for the year ended December 31, 2025, the Audit Committee has:

•        reviewed and discussed the Company’s audited U.S. GAAP consolidated financial statements and U.K. statutory financial statements for the year ended December 31, 2025, with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm;

•        discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301 and Rule 2-07 of SEC Regulation S-X, which addresses communication between audit committees and independent registered public accounting firms; and

•      received the written disclosures and the letter from PricewaterhouseCoopers LLP, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed PricewaterhouseCoopers LLP’s independence with representatives of the firm.

2026 PROXY STATEMENT

In reliance of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 24, 2026. The Board approved these inclusions.

THE AUDIT COMMITTEE

Lisa Trimberger Committee Chair	Richard Hipple Committee Member	Clive Snowdon Committee Member

Sylvia A. Stein Committee Member	Stewart Watson Committee Member

2026 PROXY STATEMENT
AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee reviews and approves the external Independent Auditor’s engagement and audit plan, including fees, scope, staffing, and timing of work. In addition, the Audit Committee Charter and Pre-Approval Policy on Audit and Non-Audit Services to be provided by the Independent Auditor limits the types of non-audit services that may be provided by the Independent Auditor. Any permitted non-audit services to be performed by the Independent Auditor must be pre-approved by the Audit Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Audit Committee pre-approved audit fees and all permitted non-audit services of the Independent Auditor in 2025. Responsibility for this pre-approval cannot be delegated to one or more members of the Audit Committee, and the Audit Committee may not delegate authority for pre-approvals to Luxfer management.

FEES PAID TO THE INDEPENDENT AUDITOR

We engaged PricewaterhouseCoopers LLP (“PwC”) to provide various audit and other authorized audit-related and non-audit services to the Company during fiscal years 2025, 2024, and 2023.

The Audit Committee approved all fees paid to PwC and the underlying services provided by the Independent Auditor. PwC’s fees for these services were as follows:

	2025 (US$)	2024 (US$)	2023 (US$)
Audit Fees (1)	1,738,959	1,692,866	1,674,660
Audit-Related Fees (2)	101,786 (3)	98,452 (3)	95,873 (3)
TOTAL	1,840,745	1,791,318	1,770,533

____________

(1)   Audit Fees consist of fees for audits of our consolidated annual financial statements and the effectiveness of internal control over financial reporting; reviews of our quarterly financial statements; review of SEC filings; comfort letters in connection with securities offerings; and consultation and review work necessary to comply with the standards of the PCAOB.

(2)   Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, or services that are traditionally and more effectively performed by the Company’s independent auditor. Audit-Related Services include, among other things, (i) accounting consultations related to accounting, financial reporting, or disclosure matters not classified as Audit Services; (ii) assistance with understanding and implementing new accounting and financial reporting guidance from applicable regulatory bodies; (iii) financial audits of employee benefit plans; (iv) assistance with internal reporting control requirements and internal control reviews that are not required by statute and regulation; (v) agreed upon or expanded audit procedures related to accounting records required for the purpose of responding to or complying with financial, accounting, or regulatory reporting matters; (vi) issuance of reports under recognized auditing, attestation, or review standards; and (vii) accounting consultations and audits in connection with mergers and acquisitions.

(3)   Audit-Related Fees in 2025, 20024 and 2023 consist of fees related to the statutory audit for Luxfer Shanghai, as well as the review and consent issued with respect to the Company’s Quarterly Reports on Form 10-Q.

2026 PROXY STATEMENT

EQUITY COMPENSATION

PLAN INFORMATION

The following table provides aggregate information under all current equity compensation plans of the Company as of December 31, 2025.

	Number of securities to be issued upon vesting and exercise of outstanding share awards	Weighted-average vesting and exercise price of outstanding share awards	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)(3)(4)	1,035,111	$0.94 (5)	1,644,257
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,035,111		1,644,257

____________

(1)   As of December 31, 2025, 125,596 shares were available for issuance under the Employee Stock Purchase Plan (“ESPP”), which became effective in May 2014. The number of £0.50 ordinary shares registered includes an indeterminate number of ordinary shares that may be issuable under the ESPP as a result of variations in share capital, share splits, dividends, or similar transactions in accordance with Rule 416 of the Securities Act.

(2)   As of December 31, 2025, 104,304 shares were available for issuance under the Share Incentive Plan (“SIP”), which became effective in May 2014. The number of £0.50 ordinary shares registered under this Plan is currently 500,000. The number of £0.50 ordinary shares registered includes an indeterminate number of ordinary shares that may be issuable under the SIP as a result of variations in share capital, share splits, dividends, or similar transactions in accordance with Rule 416 of the Securities Act.

(3)   As of December 31, 2025, 1,119,357 shares remained available for issuance under the Long-Term Umbrella Incentive Plan (the “LTIP”) and 295,000 under the Non-Executive Directors Equity Incentive Plan (the “EIP”). Both Plans were established as part of the IPO arrangements in 2012 and amended and restated on June 8, 2022. The amended and restated LTIP and EIP were approved by the Company’s shareholders at the 2022 Annual General Meeting. Awards granted pursuant to the LTIP carry a US$1.00 exercise or issue price and the EIP carry a nil exercise or issue price.

The LTIP is used to grant awards to the Executive Leadership Team, as well as senior and junior managers in Luxfer. A variety of different awards can be granted under the LTIP. The maximum value of awards that can be granted to the Chief Executive Officer, the Company’s only Executive Director, under the LTIP is defined in the Directors’ Remuneration Policy.

The EIP is used to grant awards to Non-Executive Directors as part of their annual compensation. The value of said award is currently equal to 100% of the annual retainer fee of the Non-Executive Director, plus $20,000. These awards are made on the day of or immediately after the Company’s Annual General Meeting each year and vest the day of or the day immediately preceding the following year’s AGM. Annual awards are usually made in the form of Restricted Stock Units. They are settled immediately on vesting, together with dividend equivalents accumulated during the vesting period. New Non-Executive Directors cannot participate in the annual awards until they have served six (6) months; however, the awards they would have earned from the date of appointment are added to the next annual award, provided they are elected or re-elected at the AGM.

(4)   Shares awarded under the ESPP and SIP are allocated based on payroll contributions made by employees of the Company. The nominal value of the Company’s shares is £0.50 per share (c. $0.67 per share at December 31, 2025, exchange rate). No exercise or issue price is associated with employees receiving shares under these Plans.

(5)

2026 PROXY STATEMENT

SECURITY

BENEFICIAL OWNERSHIP AND REPORTING

SECURITY OWNERSHIP TABLE

The following table contains information concerning the beneficial ownership of our ordinary shares as of April 1, 2026, by each Director, by each Named Executive Officer listed in the Summary Compensation Table, and by all Directors and Executive Officers as a group. Our ordinary shares subject to equity awards that are currently exercisable or exercisable within 60 days of April 1, 2026, are considered outstanding and beneficially owned by the person holding the awards for the purpose of calculating the ownership percentage of that person but not for the purpose of calculating the ownership percentage of any other person. Based on a review of filings with the SEC, the following table also contains information concerning each person who we know beneficially owned more than 5% of our ordinary shares as of December 31, 2025.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Andy Butcher (1)	264,590	*%
Patrick Mullen (2)	35,617	*%
Richard Hipple (3)	27,977	*%
Clive Snowdon (4)	21,903	*%
Sylvia A. Stein (5)	9,901	*%
Lisa Trimberger (6)	25,858	*%
Stewart Watson (7)	—	*%
Stephen Webster (8)	44,979	*%
Howard Mead (9)	20,165	*%
Jeffrey Moorefield (10)	20,759	*%
Graham Wardlow (11)	52,984	*%
Aggregate Director and Executive Officer Group (12 individuals) (12)	539,039	2.0%
5% Shareholders
BlackRock, Inc. (13)	3,204,000	12.0%
FMR LLC (14)	2,089,000	7.8%
Royce & Associates LP. (15)	1,802,000	6.7%
Artisan Partners LP. (16)	1,701,000	6.4%
Managed Account Advisors LLC (17)	1,634,000	6.1%
American Century Investment Management, Inc. (18)	1,576,000	5.9%
The Vanguard Group, Inc. (19)	1,354,000	5.1%

____________

*        Representing 1% or less ownership

(1)     Represents a shareholding of 264,590 ordinary shares, including 104,462 ordinary shares acquired upon the vesting of Restricted Stock Units on March 14, March 17, March 18 and March 20, 2026 (after the forfeiture of shares to cover issue cost and taxes due). Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the period. These dividend equivalents are credited when the award vests. These amounts have been reflected in the table above.

(2)     Represents a shareholding of 35,617 ordinary shares, including 498 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units, which were credited in 2025.

(3)     Represents a shareholding of 27,977 ordinary shares, including 376 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units, which were credited in 2025.

2026 PROXY STATEMENT

(4)     Represents a shareholding of 21,903 ordinary shares, including 376 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units, which were credited in 2024. These ordinary shares are held in an account owned solely by the Director’s spouse.

(5)     Represents a shareholding of 9,901 ordinary shares, including 376 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units, which were credited in 2024.

(6)     Represents an aggregate shareholding of 25,858 ordinary shares, comprised of (i) 5,000 ordinary shares held as Joint Tenants in Common by trusts of which the Director and the Director’s spouse are the trustee and sole beneficiary; (ii) 5,000 ordinary shares held by a trust of which the Director is the sole beneficiary and the Director’s spouse is the trustee; and (iii) 15,858 ordinary shares, including 376 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units that were credited in 2025, held in a trust of which the Director’s spouse is the sole beneficiary and the Director is the trustee.

(7)     Mr. Watson joined the Board of Directors in September 2025, as of December 31, 2025, he owned no ordinary shares, restricted stock options or Options.

(8)     Consists of (i) 27,160 ordinary shares; and (ii) 17,819 ordinary shares issuable upon exercise of Options within 60 days of April 1, 2026. The 17,819 ordinary shares issuable upon exercise of Options is net of shares forfeited to cover exercise cost and taxes due. The number of shares withheld to cover exercise cost and taxes due was calculated with reference to the Company’s closing share price on April 1, 2026. As of April 1, 2026, the Named Executive Officer had a total of 37,122 exercisable Options. Options carry with them the right to receive dividends (in shares) accumulated during the period. These dividends are credited when the Option is exercised and have been reflected in the table above.

(9)     Represents a shareholding of 20,165 ordinary shares, including 10,693 ordinary shares acquired upon the vesting of Restricted Stock Units on March 14, March 17, March 18 and March 20, 2026 (after the forfeiture of shares to cover issue cost and taxes due). Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the period. These dividend equivalents are credited when the award vests. These amounts have been reflected in the table above.

(10)   Represents a shareholding of 20,759 ordinary shares, including 10,599 ordinary shares acquired upon the vesting of Restricted Stock Units on March 14, March 17, March 18 and March 20, 2026 (after the forfeiture of shares to cover issue cost and taxes due). Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the period. These dividend equivalents are credited when the award vests. These amounts have been reflected in the table above.

(11)   Consists of (i) 34,766 ordinary shares, including 7,520 ordinary shares held by the Named Executive Officer’s spouse; and (ii) 18,218 ordinary shares issuable upon exercise of Options within 60 days of April 1, 2026. The 18,218 ordinary shares issuable upon exercise of Options is net of shares forfeited to cover exercise cost and taxes due. The number of shares withheld to cover exercise cost and taxes due was calculated with reference to the Company’s closing share price on April 1, 2026. As of April 1, 2026, the Named Executive Officer had a total of 37,955 exercisable Options. Options carry with them the right to receive dividends (in shares) accumulated during the period. These dividends are credited when the Option is exercised and have been reflected in the table above.

(12)   Represents ordinary shares beneficially owned by those individuals listed as Named Executive Officers and Directors in the table above, plus ordinary shares beneficially owned by the remaining Executive Officers of the Company as of April 1, 2026 (one individual). This Executive Officer, together, beneficially owns 14,306 ordinary shares. The foregoing figure consists of (i) 5,017 ordinary shares and (ii) 9,289 ordinary shares issuable upon exercise of Options within 60 days of April 1, 2026. The 9,289 ordinary shares issuable upon exercise of Options is net of shares forfeited to cover exercise cost and taxes due. The number of shares withheld to cover exercise cost and taxes due was calculated with reference to the Company’s closing share price on April 1, 2026. As of April 1, 2026, the referenced Executive Officer had a total of 19,353 exercisable Options. Options carry with them the right to receive dividends (in shares) accumulated during the period. These dividends are credited when the Option is exercised and have been reflected in the table above.

(13)   Based solely on a Schedule 13G/A filed by BlackRock, Inc. for the period ended December 31, 2025, BlackRock, Inc. reported the sole voting power with respect to 3,307,272 ordinary shares and sole dispositive power of 3,333,423 ordinary shares. The principal business address of Blackrock, Inc. is 50 Hudson Yards, New York, New York 10001.

(14)   Based solely on a Form 13F-HR filed by FMR LLC for the period ended December 31, 2025, FMR LLC has sole voting power with respect to 2,672,136 ordinary shares and sole dispositive power of 2,672,136 shares. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(15)   Based solely on Form 13F-HR filed by Royce & Associates LP for the period ended December 31, 2025, Royce & Associates LP has the sole voting power with respect to 1,802,435 ordinary shares and sole dispositive power of 1,802,435 ordinary shares. The principal business address of Royce & Associates LP is One Madison Avenue, New York, New York, 10010.

(16)   Based solely on a Schedule 13G/A filed by Artisan Partners Limited Partnership dated November 11, 2025, Artisan Partners Limited Partnership reported the shared voting power with respect to 1,662,442 ordinary shares and sole dispositive power of 1,662,442 ordinary shares. The principal business address of Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

2026 PROXY STATEMENT

(17)   Based solely on a Form 13F-HR filed by Managed Account Advisors, LLC for the period ended December 31, 2025, Managed Account Advisors, LLC has the sole dispositive power with respect to 1,633,550 ordinary shares and shared dispositive power of 1,633,550 ordinary shares. The principal business address of Managed Account Advisors, LLC is 101 Hudson Street, 9th Floor, Jersey City, New Jersey, 07302.

(18)   Based solely on a Schedule 13G/A filed by American Century dated August 14, 2025, American Century reported the sole voting power with respect to 1,398,652 ordinary shares and sole dispositive power of 1,409,329 ordinary shares. The principal business address of American Century Companies, Inc. is 4500 Main Street, Kansas City, Missouri 64111.

(19)   Based solely on a Form 13F-HR filed by The Vanguard Group, Inc for the period ended December 31, 2025, The Vanguard Group, Inc has sole voting power with respect to 1,534,387 ordinary shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd, Malvern, Pennsylvania, 19355.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and Officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership relating to the Company’s ordinary shares. Such persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4, and 5 in which they file. Based solely upon a review of the copies of such forms and written representations from the Directors and Officers furnished to the Company, the Company believes that each of said persons timely complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2025.

2026 PROXY STATEMENT

ADDITIONAL INFORMATION

2027 ANNUAL GENERAL MEETING: SHAREHOLDER PROPOSALS AND NOMINATIONS

The deadline for submitting a shareholder proposal for inclusion in our proxy materials for our 2027 Annual General Meeting pursuant to SEC Rule 14a-8 is December 21, 2026. Any such proposal must meet the rules and regulations of the SEC, including Rule 14a-8, for such proposals to be eligible for inclusion in our proxy statement and form of proxy for our 2027 Annual General Meeting.

In addition, our Articles of Association establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present nominations for the election of Directors at an annual general meeting. Any such nominations must be submitted in accordance with the requirements of our Articles, which provide that no person, other than a Director retiring at the general meeting, shall be appointed or re-appointed as a Director at any general meeting unless he or she is recommended by the Board of Directors, or, not less than 7 nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting has been given to the Company Secretary with the intention to propose the person for appointment, together with confirmation in writing by that person of their willingness to be appointed.

Shareholder and interested party proposals or nominations pursuant to any of the foregoing should be sent to us at our principal executive office: c/o Company Secretary, Luxfer Holdings PLC, Lumns Lane, Manchester, M27 8LN, United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

Luxfer files annual, quarterly, and special reports; proxy statements; and other information with the SEC. You may read and copy any document that Luxfer files with the SEC on their website at www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.

Any shareholder or interested party wishing to review, without charge, a copy of our 2025 Annual Report on Form 10-K (without exhibits) filed with the SEC or any other documents incorporated by reference in this Proxy Statement should visit our website at www.luxfer.com. Shareholders or interested parties may also write to us at our principal executive office: c/o Company Secretary, Luxfer Holdings PLC, Lumns Lane, Manchester, M27 8LN, United Kingdom. We can also be reached by telephone at +1-414-269-2419.

FORWARD-LOOKING STATEMENTS AND OTHER DISCLAIMERS

In this Proxy Statement, the Company has disclosed information that may be forward-looking in nature, including, but not limited to, certain information and opinions regarding financial and operational goals, its ESG and compliance programs and metrics, targets or aspirations for those programs, as well as financial and operational goals for certain variable or at-risk, performance-based compensation programs. These statements may be identified by words such as “estimate,” “forecast,” “target,” “project,” “plan,” “intend,” “believe,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are estimates only, based on management’s current expectations, currently available information and current strategy, plans, or forecasts, and involve certain known and unknown risks, uncertainties, and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Such risks and uncertainties could cause actual results to differ materially from those expressed in the statements. Forward-looking statements are not guarantees or promises that goals or targets will be met.

2026 PROXY STATEMENT

In addition, historical, current, and forward-looking information about the Company’s ESG and compliance programs, including targets or goals, may not be considered material for SEC reporting purposes and may be based on standards for measuring progress that are still developing, on internal controls, diligence, or processes that are evolving, and on assumptions that are subject to change in the future. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from those expressed in these forward-looking statements, please refer to the Company’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the “Risk Factors” and “Legal Proceedings” sections of the 2025 Annual Report on Form 10-K, filed with the SEC on February 24, 2026. The Company undertakes no obligation to update information in this Proxy Statement, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so.

Except as expressly set forth by specific reference in any such filing, the governance policies, reports, documents, and other information summarized, referenced, or linked herein is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

2026 PROXY STATEMENT

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this Proxy Statement is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

The following table of non-GAAP summary financial data presents a reconciliation of adjusted earnings per share, adjusted diluted earnings per share, adjusted EBITA (also referred to as Management EBITA), adjusted EBITDA, adjusted net debt, adjusted net income, adjusted net sales, adjusted operating cash flow, free cash flow from continuing operations, net cash from continuing operations, and revenue (as calculated with respect to the business units) for the periods presented, being the most comparable GAAP measure.

Discontinued Operations

As a result of our decision to exit non-strategic aluminum product lines, such as our Superform aluminum superplastic forming business operating from sites in the U.K. and U.S. and our U.S. aluminum gas cylinders business, we have reflected the results of operations of these businesses as discontinued operations in the tables below. Certain amounts in prior-year financial statements were reclassified to conform to the current-year presentation primarily due to the classification of these businesses as discontinued operations.

	Years ended December 31,
In millions except earnings per share data	2025	2024	2023	2022	2021
Net income/(loss) from continuing operations	13.1	18.3	(2.6)	32.0	30.0
Accounting charges/(credits) related to acquisitions and disposals of businesses
Amortization on acquired intangibles	0.8	0.8	0.8	0.7	0.9
Acquisitions and disposals	2.0	12.2	—	0.3	1.5
Defined benefit pension credit	(1.3)	(1.6)	7.6	(0.1)	(2.3)
Restructuring charges	9.0	4.7	6.4	1.9	6.2
Gain on disposal of assets held-for-sale	—	(6.1)	—	—	—
Impairment charges	—	—	12.7	—	—
Other charges (1)(2)	0.8	—	—	—	1.1
Share-based compensation charges	3.6	3.5	2.8	2.5	2.8
Tax impact of defined pension settlement	—	—	(4.9)	—	—
Other non-recurring tax items	—	—	—	—	(1.9)
Income tax on adjusted items	0.4	(0.9)	(6.4)	0.1	(2.1)
Adjusted net income from continuing operations	28.4	30.9	16.4	37.4	36.2
Adjusted net loss from Graphic Arts Segment (3)	(1.8)	(1.8)	—(3)	—(3)	—(3)
Adjusted net income from continuing operations excluding Graphic Arts in 2025 and 2024	30.2	32.7	16.4	37.4	36.2
A-1

2026 PROXY STATEMENT
	Years ended December 31,
In millions except earnings per share data	2025	2024	2023	2022	2021
Adjusted earnings/(loss) per ordinary share
Diluted earnings/(loss) per ordinary share	0.48	0.68	(0.10)	1.16	1.07
Impact of adjusted items	0.56	0.46	0.70	0.20	0.22
Impact of Graphic Arts in 2025 and 2024	0.07	0.07	—(3)	—(3)	—(3)
Adjusted diluted earnings per ordinary share (4)	1.11	1.21	0.61	1.36	1.29

______________________

(1)   Other charges of $0.8 million in 2025 relate to fees incurred in relation to the Company’s strategic review.

(2)   Other charges of $1.1 million in 2021 relate to the settlement of a class action lawsuit in the Gas Cylinders segment in relation to an alleged historic violation of the California Labor Code, concerning a Human Resources administration matter. The Company paid the settlement during the year, with no additional charge to the income statement expected. In 2019, the Company commenced a project to remove low-level naturally occurring radioactive material from a redundant building at Elektron’s Manchester, U.K. site. The work represented remediation of a legacy environmental issue and was completed in 2021. In 2020 and 2019, the Company recognized a US$0.4 million and US$2.5 million respectively, in other charges on the Statements of Income in Form10-K related to this remediation.

(3)   A reconciliation for Graphic Arts’ adjusted net loss for 2025 and 2024 is reconciled as follows:

	Year ended December 31,	Year ended December 31,
In millions	2025	2024
Net loss from Graphic Arts Segment	(4.7)	(13.9)
Disposal related costs	2.0	12.2
Share-based compensation charges	0.2	0.5
Income Tax charge/(credit) on adjusted items	0.7	(0.6)
Adjusted net loss from Graphic Arts Segment	(1.8)	(1.8)

(4)   Graphic Arts loss/income has not been adjusted out when calculating adjusted net income from continuing operations in 2023, 2022 and 2021 as a portion of CEO and NEO compensation, attributable to non-equity incentive plan compensation and stock awards with EPS performance conditions, was based on the Group performance, including Graphic Arts. In 2025 and 2024 compensation was based on Company performance excluding Graphic Arts.

(5)   For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and options granted to employees.

	Years ended December 31,
In millions	2025	2024	2023	2022	2021
Adjusted net income from continuing operations	28.4	30.9	16.4	37.4	36.2
Add back/(deduct):
Tax impact of defined benefit pension settlement	—	—	4.9	—	—
Other non-recurring tax items	—	—	—	—	1.9
Income tax on adjusted items	(0.4)	0.9	6.4	(0.1)	2.1
Income tax expense/(credit)	9.1	8.2	(7.1)	9.0	5.4
Net finance costs	3.1	5.2	6.3	3.9	3.1
Adjusted EBITA from continuing operations	40.2	45.2	26.9	50.2	48.7
Adjusted EBITA from Graphic Arts Segment (2)	(2.6)	(2.9)	—(3)	—(3)	—(3)
A-2

2026 PROXY STATEMENT
	Years ended December 31,
In millions	2025	2024	2023	2022	2021
Adjusted EBITA from continuing operations excluding Graphic Arts Segment (1)	42.8	48.1	26.9	50.2	48.7
Loss on disposal of PPE	—	0.1	—	—	—
Depreciation	9.1	9.3	11.9	12.9	14.7
Changes in assets and liabilities, net effects of business acquisition	(5.9)	(2.4)	4.3	(31.6)	17.3
Non-restructuring capital expenditures	(7.8)	(10.7)	(9.4)	(8.3)	(9.2)
Proceeds from disposal of assets held-for-sale	—	7.3	—	—	—
U.K. pension deficit funding contributions	—	—	(0.1)	(0.4)	(18.2)
U.S. pension settlement	—	—	(2.1)	—	—
Adjusted operating cash flow	38.2	51.7	31.5	22.8	53.3

______________________

(1)   Also referred to in this Proxy Statement as Management EBITA.

(2)   A reconciliation for Graphic Arts’ adjusted EBITA for 2025 and 2024 is reconciled as follows:

	Year ended December 31,	Year ended December 31,
In millions	2025	2024
Adjusted net loss from Graphic Arts Segment	(1.8)	(1.8)
(Deduct)/add back):
Income tax on adjusted items	(0.7)	0.6
Income tax expense/(credit)	0.1	(1.3)
Net finance costs	(0.2)	(0.4)
Adjusted EBITA from Graphic Arts Segment	(2.6)	(2.9)

(3)   Graphic Arts adjusted EBITA has not been adjusted out when calculating adjusted EBITA from continuing operations in 2023, 2022 and 2021 as a portion of CEO and NEO compensation, attributable to non-equity incentive plan compensation and stock awards with EPS performance conditions, was based on the Group performance, including Graphic Arts. In 2025 and 2024 compensation was based on Company performance excluding Graphic Arts.

	Years ended December 31,
In millions	2025	2024	2023	2022	2021
Group revenue	384.6	391.9	405.0	423.4	374.1
Deduct:
Graphic Arts Segment	(13.4)	(29.6)	—(1)	—(1)	—(1)
SCI acquisition	—	—	—	(7.1)	(24.9)
Organic revenue	371.2	362.3	405.0	416.3	349.2
Organic revenue growth/(decline)	2.5%	(3.0%)(2)	(2.7%)	19.2%	7.5%

______________________

(1)   Graphic Arts revenue has not been adjusted out when calculating organic revenue in 2023, 2022 and 2021 as a portion of CEO and NEO compensation, attributable to non-equity incentive plan compensation and stock awards with EPS performance conditions, was based on the Group performance, including Graphic Arts. In 2025 and 2024 compensation was based on Company performance excluding Graphic Arts.

(2)   Organic revenue decline for 2024 compared to 2023 is based on 2023 organic revenue of $373.5 million, which excludes revenue from the Graphic Arts Segment.

A-3

2026

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

Luxfer is a global industrial company innovating niche applications in materials engineering. Luxfer's high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications.

LUXFER HOLDINGS PLC

Lumns Lane
Manchester, M27 8LN
United Kingdom

+1 (414) 269-2419

investor.relations@luxfer.com
www.luxfer.com

Luxfer Holdings PLC (the ”Company”) Your vote matters – here’s how to vote! You may vote online instead of mailing this card Votes submitted electronically must be received by 6:00 p.m. Eastern Daylight Time on June 10, 2026 (11:00 p.m. BST on June 10, 2026) or, if you are voting by mail, your printed proxy card must be received at the address stated on the card by June 10, 2026. Online Go to www.envisionreports.com/LXFR or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LXFR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual General Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors unanimously recommends that you vote FOR Resolutions 1-9 and 11-14, and EVERY 1 YEAR for Resolution 10 on the Shareholding Meeting Notice. ORDINARY RESOLUTIONS For Against Abstain 1. To re-elect Andy Butcher as a Director of the Company. 2. To re-elect Patrick Mullen as a Director of the Company. 3. To re-elect Clive Snowdon as a Director of the Company. 4. To re-elect Lisa Trimberger as a Director of the Company. 6. To elect Stewart Watson as a Director of the Company. 5. To re-elect Richard Hipple as a Director of the Company. 7. To re-elect Sylvia A. Stein as a Director of the Company. 8. To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2025. 9. To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2025. For Against Abstain 1 Year 2 Years 3 Years Abstain 10. To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes. 11. To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the “Independent Auditor”) until conclusion of the 2027 Annual General Meeting. 12. To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration. 13. To authorize the Board of Directors to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the U.K. Companies Act 2006 (the “Companies Act”). SPECIAL RESOLUTION For Against Abstain 14. Subject to Resolution 13 being duly passed as an ordinary resolution, to authorize the Board of Directors to issue equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemptive rights does not apply to such issuance or sale, pursuant to sections 570 and 573 of the Companies Act. To view the Proxy Statement, Form 10-K and UK Report and Accounts online, please go to www.envisionreports.com/LXFR 1 U P X

Luxfer Holdings PLC 2026 Annual General Meeting of Shareholders Thursday, June 11, 2026, at 8:30 a.m., BST Luxfer MEL Technologies Lumns Lane, Manchester, M27 8LN, United Kingdom (with entrance on Rake Lane) THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice of Annual General Meeting is available at www.envisionreports.com/LXFR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LXFR IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Luxfer Holdings PLC Appointment of Proxyholder l/We, being a member of the Company, hereby appoint the Chair of the Meeting, or the following person (see Note 1) Please leave this box blank if you have selected the Chair. Do not insert your own name(s). Please indicate the number of shares this proxy is appointed over (if less than your full voting entitlement). as my/our proxy to exercise all or any of my/our rights to attend, speak and vote in respect of my/our voting entitlement on my/our behalf at the Company’s Annual General Meeting of Shareholders to be held at the Luxfer MEL Technologies site, which is located at Lumns Lane, Manchester M27 8LN, United Kingdom (with entrance on Rake Lane), on June 11, 2026 and at any adjournment thereof. My/our proxy is to vote on the resolutions as indicated on the reverse side of this card. * For the appointment of more than one proxy, see Note 3. If you fail to select any of the given options, the proxy is authorised to vote (or abstain from voting) at his or her discretion on the specified resolutions. The proxy is also authorised to vote (or abstain from voting) on any other business which may properly come before the meeting. This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy: 1. A member may appoint a proxy or proxies (who need not be a member of the Company) to exercise all or any of their rights to attend, speak and vote at the meeting. If you wish to appoint a proxy other than the Chair of the Meeting, delete the words ”the Chair of the Meeting” and insert the name and address of your proxy in the space provided. Please initial the amendment (unless you are completing an e-mail or online version). 2. If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxyholder’s name the number of shares in relation to which they are authorised to act as your proxy. If left blank, your proxy will be deemed to be authorised in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account). 3. A member can appoint more than one proxy in relation to the meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by them. To appoint more than one proxy you must complete a separate form of proxy for each proxy. Additional proxy forms may be obtained by contacting the Company’s registrars or you may photocopy this form. Please indicate in the box next to the proxyholder’s name the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and, if returned by post, should be included in the same envelope. 4. The proxy must attend the meeting in person to represent you. The completion of a form of proxy does not preclude the member from attending or voting in person. 5. Please indicate how you wish your proxy to vote on the resolutions by inserting ‘X’ in the appropriate space on the reverse side of this card. Any alteration made to this form of proxy should be initialled by the person signing it. 6. In the case of a corporation, the proxy must be under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or in such other manner as may be approved by the directors. In the case of an individual, the proxy must be signed by the appointor or the appointor’s power of attorney. Where an appointment of a proxy is signed or authenticated in accordance with the above on behalf of the appointor by an attorney, the Company may treat the appointment as invalid unless the power of attorney or a notarially certified copy of the power of attorney is submitted to the Company. 7. In the case of joint holders, the signature of only one of the joint holders is required but, if more than one votes, the vote of the first named on the register of members will be accepted to the exclusion of other joint holders. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.